As filed with the Securities and Exchange Commission on September 21, 1998
                                                      Registration No. 333-62009

================================================================================
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                SUMMIT BANCORP.
             (Exact name of registrant as specified in its charter)

                                ---------------

               NEW JERSEY                          6711                      22-1903313
  (State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
  incorporation or organization)      Classification Code Number)      Identification Number)

                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3200

   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                ---------------

                           RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                    COPY TO:
                          WILLIAM W. BOUTON III, ESQ.
                           TYLER COOPER & ALCORN, LLP
                            CITY PLACE - 35TH FLOOR
                            HARTFORD, CT 06103-3488
                                 (860) 725-6200

                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of NSS Bancorp, Inc. into Registrant as described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
================================================================================

                                                             September 21, 1998



Dear Fellow Shareholder:

     We are pleased to enclose information relating to a Special Meeting of Shareholders of NSS Bancorp, Inc. ("NSS") to be held at the Norwalk Inn and Conference Center, 99 East Avenue, Norwalk, Connecticut, at 10:00 a.m. local time on November 5, 1998.

     At the Special Meeting, you will be asked to approve a Reorganization Agreement dated June 17, 1998 (the "Reorganization Agreement") by and between NSS and Summit Bancorp., a New Jersey-based bank holding company ("Summit"). The Reorganization Agreement provides for the acquisition of NSS by Summit and the conversion of NSS common stock into the right to receive whole shares of Summit common stock based upon an exchange ratio of 1.232 shares of Summit common stock for each share of NSS common stock (and cash, without interest, in lieu of fractional shares) (the "Reorganization"). You are also being asked to vote on a proposal to adjourn the Special Meeting if required to solicit additional votes.


     You will have the opportunity to participate as a shareholder in Summit if NSS shareholders approve the Reorganization. We believe that NSS, upon completion of the strategic alliance with Summit, will be able to offer a broader variety of products and services. We likewise believe that, after the Reorganization, Summit will be well positioned to achieve NSS's goals for community service, continued revenue growth and improved profitability, customer service, and shareholder returns.


     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY. The enclosed Proxy Statement-Prospectus explains in detail the terms of the proposed Reorganization and related matters. Please carefully review and consider all of this information.

     Consummation of the Reorganization is subject to certain conditions, including the approval of the Reorganization by the requisite vote of NSS Shareholders and approval of the Reorganization by various bank regulatory authorities.

     It is very important that your shares are represented at the Special Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of the holders of the outstanding shares of NSS common stock entitled to vote is required for approval of the Reorganization. Your failure to vote for approval of the Reorganization will have the same effect as a vote against the Reorganization. The approval of any proposed adjournment requires the affirmative vote of a majority of the votes cast by holders of NSS common stock, provided that at least 50% of the outstanding shares are represented in person or by proxy. IN ORDER TO ENSURE THAT YOUR VOTE IS REPRESENTED AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE. You are, of course, welcome to attend the meeting and to vote your shares in person.


                                             /s/ Donald St. John
                                             ----------------------------------
                                             Donald St. John
                                             Chairman
                                             NSS Bancorp, Inc.


                                             /s/ Robert T. Judson
                                             ----------------------------------
                                             Robert T. Judson
                                             President & Chief Executive
                                             Officer
                                             NSS Bancorp, Inc.

                               NSS BANCORP, INC.

                     NOTICE SPECIAL MEETING OF SHAREHOLDERS

                                  TO BE HELD
                               NOVEMBER 5, 1998


TO OUR SHAREHOLDERS:


     A Special Meeting of Shareholders (the "Special Meeting") of NSS Bancorp, Inc. ("NSS") will be held on Thursday, November 5, 1998, at 10:00 a.m. local time at The Norwalk Inn and Conference Center, 99 East Avenue, Norwalk, Connecticut, for the following purposes:

        1.To consider and vote upon a proposal to approve and adopt the Reorganization Agreement dated June 17, 1998 (the "Reorganization Agreement") between NSS and Summit Bancorp. ("Summit") and the transactions contemplated thereby (the "Reorganization") including (1) the acquisition of NSS by Summit, pursuant to which shares of NSS Common Stock will be converted into the right to receive whole shares of Summit Common Stock and cash in lieu of fractional shares based upon an exchange ratio of Summit Common Stock to NSS Common Stock of
          1.232 and (2) the NSS Bancorp Inc. Stock Option Agreement.


        2.A  proposal  to  approve in  advance  an  adjournment  of the  Special
          Meeting in the event there are not sufficient votes to constitute a quorum or approve the Reorganization Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.

        3. To transact such other business as may properly come before the Special Meeting.


     Shareholders of record as of the close of business on September 17, 1998 are entitled to notice of and to vote at the Special Meeting. NSS cordially invites all shareholders to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign and date the enclosed proxy and return it in the envelope provided.

     Holders of NSS Common Stock have dissenters' rights in connection with the Reorganization. See "Dissenters Rights" in, and Appendix D to, the accompanying Proxy Statement-Prospectus for a description of the manner in which such rights may be exercised.

     THE NSS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY




                                      By order of the Board of Directors



                                      /s/ Jeremiah T. Dorney
                                      --------------------------------------
                                      Jeremiah T. Dorney,
                                      Secretary


Norwalk, Connecticut

September 21, 1998

[NSS LOGO]                                      [SUMMIT LOGO]


PROXY STATEMENT                PROSPECTUS
NSS BANCORP, INC.              SUMMIT BANCORP.
48 WALL STREET                 301 CARNEGIE CENTER
NORWALK, CONNECTICUT 06852     PRINCETON, NEW JERSEY 08543-2066
(203) 838-4545                 (609) 987-3200

         3,278,272 SHARES OF COMMON STOCK (PAR VALUE $ .80 PER SHARE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, $.01 par value (including associated preferred stock purchase rights, "NSS Common"), of NSS Bancorp, Inc., a Connecticut corporation and registered bank holding company ("NSS"), in connection with the solicitation of proxies by the Board of Directors of NSS ("NSS Board") for use at the Special Meeting of Shareholders of NSS to be held at the Norwalk Inn and Conference Center, 99 East Avenue, Norwalk, Connecticut at 10:00 a.m., Eastern Time, on November 5, 1998 and at any adjournments thereof ("Special Meeting").


     This Proxy Statement-Prospectus relates to up to 3,278,272 shares of common stock, par value $.80 per share, (including associated preferred stock purchase rights attached thereto, "Summit Common"), of Summit Bancorp., a New Jersey corporation and registered bank holding company ("Summit"), to be issued upon the reorganization ("Reorganization") of NSS with and into Summit pursuant to a Reorganization Agreement, dated June 17, 1998 ("Reorganization Agreement"). In the Reorganization, shares of NSS Common outstanding at the Effective Time (as defined herein) will be converted into the right to receive whole shares of Summit Common and cash in lieu of any fractional shares of Summit Common resulting from the conversion ("Cash In Lieu Amount"), based on an exchange ratio of Summit Common to NSS Common of 1.232 (the "Exchange Ratio"), adjusted, if necessary, in accordance with certain anti-dilution provisions (whole shares of Summit Common and any Cash In Lieu Amount determined in accordance with the Exchange Ratio, as adjusted, if necessary, in accordance with the anti-dilution provisions, are referred to collectively herein as the "Reorganization Consideration").

     This Proxy Statement-Prospectus constitutes (1) the Proxy Statement of NSS relating to the solicitation of proxies by the NSS Board for use at the Special Meeting to be held for the purpose of considering and voting upon (a) a proposal to approve the Reorganization Agreement and the transactions contemplated thereby, including the NSS Bancorp, Inc. Stock Option Agreement dated as of June 18, 1998 (the "Reorganization Option Agreement"), and (b) a proposal to approve in advance an adjournment of the Special Meeting in order to permit further solicitation of proxies by NSS if insufficient shares are present at the Special Meeting to constitute a quorum or to approve the Reorganization Agreement (the "Adjournment Proposal"), and (2) the Prospectus of Summit with respect to the Summit Common to be issued in the Reorganization. Consummation of the
Reorganization is subject to various conditions, including the approvals (collectively, the "Required Approvals") of the shareholders of NSS, the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Commissioner of Banking of the State of Connecticut ("Connecticut Commissioner of Banking").


     Summit Common is traded on the New York Stock Exchange ("NYSE") and NSS Common is traded on the Nasdaq Stock Market ("Nasdaq"). The closing sale prices of Summit Common and NSS Common were $47.75 and $45.88, respectively, on June 17, 1998 (the last trading day prior to the public announcement of the Reorganization), and were $38.06 and $45.25, respectively, on September 17, 1998.

     All information contained in this Proxy Statement-Prospectus with respect to Summit has been supplied by Summit and all information with respect to NSS has been supplied by NSS.


     The Proxy Statement-Prospectus is first being mailed to NSS shareholders on or about September 23, 1998.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------
   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
      OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY
             THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.


      THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS SEPTEMBER 21, 1998.

                               TABLE OF CONTENTS


                                                                                     PAGE
                                                                                   ------
INDEX OF DEFINED TERMS .........................................................    (iii)
AVAILABLE INFORMATION  .........................................................     (iv)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE   ..............................      (v)
SUMMARY ........................................................................        1
   The Companies ...............................................................        1
   NSS Special Meeting .........................................................        1
   Stock Held by NSS Affiliates ................................................        2
   The Reorganization  .........................................................        2
   Recent Developments .........................................................        6
 Market Prices and Dividends  ..................................................        6
   Summary of Comparative and Pro Forma Per Share Financial Information   ......        7
INTRODUCTION  ..................................................................        8
SPECIAL MEETING  ...............................................................        8
   Record Date; Vote Required; Revocability of Proxies  ........................        8
SELECTED FINANCIAL DATA   ......................................................       10
MARKET PRICE AND DIVIDEND MATTERS  .............................................       12
   Market Price and Dividend History  ..........................................       12
   Coordination and Determination of Dividends Under Reorganization Agreement          13
   Dividend Limitations   ......................................................       13
PROPOSAL I - APPROVAL OF THE REORGANIZATION AGREEMENT   ........................       13
   THE REORGANIZATION  .........................................................       13
   General .....................................................................       13
   Closing and Effective Time   ................................................       13
   Conversion of NSS Common  ...................................................       14
   Exchange of NSS Certificates ................................................       14
   Conversion of NSS Stock Options .............................................       15
   Recommendation of NSS Board  ................................................       15
   Background ..................................................................       16
   Reasons for the Reorganization  .............................................       17
   Opinion of NSS's Financial Advisor ..........................................       18
   Reorganization Option Agreement .............................................       22
   Regulatory Approvals   ......................................................       24
   Interests of Certain Persons in the Reorganization   ........................       25
   The Reorganization Agreement ................................................       28
   Charter and By-Laws of Surviving Corporation   ..............................       30
   Board of Directors and Officers of Surviving Corporation   ..................       30
   Dissenters Rights   .........................................................       30
   New York Stock Exchange Listing .............................................       32
   Accounting Treatment   ......................................................       32
   Certain Federal Income Tax Consequences of the Reorganization ...............       32
   Resale of Summit Common   ...................................................       33
   Differences in Shareholder Rights  ..........................................       34
SUMMIT BANCORP.  ...............................................................       45
   Description of Business   ...................................................       45
   Recent Developments .........................................................       46


                                      (i)

                                                                                      PAGE
                                                                                      ----
DESCRIPTION OF SUMMIT CAPITAL STOCK  ...........................................       47
   Common Stock ................................................................       47
   Trust Preferred Securities  .................................................       47
   Shareholder Rights Plan  ....................................................       47
NSS BANCORP, INC.  .............................................................       48
   Description of Business  ....................................................       48
DESCRIPTION OF NSS CAPITAL STOCK  ..............................................       49
PROPOSAL II - ADJOURNMENT OF SPECIAL MEETING  ..................................       50
SHAREHOLDER PROPOSALS ..........................................................       50
LEGAL MATTERS   ................................................................       51
EXPERTS   ......................................................................       51
REORGANIZATION AGREEMENT (w/o exhibits)......................................  Appendix A
OPINION OF SANDLER O'NEILL & PARTNERS, L.P...................................  Appendix B
NSS BANCORP, INC. STOCK OPTION AGREEMENT.....................................  Appendix C
SECTIONS 33-555 TO 33-872, INCLUSIVE, OF THE CONNECTICUT GENERAL
 STATUTES....................................................................  Appendix D

                                      (ii)

                            INDEX OF DEFINED TERMS
    (INDEX OF CAPITALIZED TERMS DEFINED IN THIS PROXY STATEMENT-PROSPECTUS)





                                                              PAGE IN
DEFINED TERM                                                PROSPECTUS
------------                                                ----------
Acquiring Person .................................................. 48
Acquisition Proposal .............................................. 28
Acquisition Transaction                                             23
Adjournment Proposal ........................................... Cover
Annual Incentive Plans ............................................  5
Bank Index ........................................................ 19
BHC Act ........................................................... 24
BLC ............................................................... 25
Capital Securities ................................................ 47
Cash in Lieu Amount ............................................ Cover
CBCA ..............................................................  2
Closing ........................................................... 13
Closing Date ...................................................... 14
Closing Notice .................................................... 13
Code ..............................................................  3
Commercial Highly Valued Group .................................... 20
Commission .......................................................(iv)
Common Securities ................................................. 48
Comparable Coverage ............................................... 26
Connecticut Certificate ...........................................  2
Connecticut Commissioner of Banking ............................ Cover
Counsel ........................................................... 32
Coverage Amount ................................................... 26
Director Annual Incentive Plan ....................................  5
Director Plan .....................................................  3
Distribution Date ................................................. 48
Effective Time ....................................................  2
Employee Annual Incentive Plan ....................................  5
Employee Plan .....................................................  3
Exchange Act .....................................................(iv)
Exchange Agent ....................................................  2
Exchange Ratio ................................................. Cover
Executive Incentive Plan ..........................................  5
Extension Event ................................................... 23
FDIC .............................................................. 49
FRB Approval Date .................................................  4
Federal Reserve Board .......................................... Cover
Highly Valued Group ............................................... 20
Index Group .......................................................  4
Nasdaq ......................................................... Cover
Nationwide Transactions ........................................... 20
New Canaan ........................................................  6
New England Transactions .......................................... 20
New Jersey Certificate ............................................  2
New Option ........................................................  3
NSS ............................................................ Cover
NSS Acquiring Person .............................................. 36
NSS Board ...................................................... Cover
NSS Common ..................................................... Cover
NSS Certificates ..................................................  2
NSS Distribution  Date ............................................ 36
NSS ESOP ..........................................................  9
NSS Option ........................................................  5
NSS Option Plan ...................................................  3
NSS Right ......................................................... 36
NSS Rights Agreement .............................................. 36
NSS Thrift Incentive Plan .........................................  9
NYSE Cover Original Option ........................................  3
Peer Group ........................................................ 20
Purchase  Event ................................................... 23
Record Date .......................................................  1
Regional  Group ................................................... 19
Registration Rights ............................................... 24
Registration Statement ...........................................(iv)
Reorganization ................................................. Cover
Reorganization Agreement ....................................... Cover
Reorganization Consideration ................................... Cover
Reorganization Option Agreement ................................ Cover
Repurchase ........................................................ 24
Required  Approvals ............................................ Cover
Rights ............................................................ 48
Rights Plan ....................................................... 48
Sandler O'Neill ...................................................  3
Sandler O'Neill Agreement ......................................... 18
Sandler O'Neill Fairness Opinion .................................. 18
S&P Index ......................................................... 19
Securities  Act ..................................................(iv)
Serial Preferred .................................................. 38
Series A Preferred ................................................ 38
Service ........................................................... 33
Special Meeting ................................................ Cover
Subordinated Debentures ........................................... 47
Substitute Option ................................................. 24
Summit ......................................................... Cover
Summit Common .................................................. Cover
Summit Certificate ................................................  2
Summit Preferred .................................................. 47
Summit Price ......................................................  4
Summit Series R Preferred ......................................... 48
Surviving  Corporation ............................................ 30
Trust ............................................................. 47
Trust Securities .................................................. 47


                                     (iii)

                             AVAILABLE INFORMATION

     Summit and NSS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") relating to their businesses, financial statements and other matters. The Registration Statement discussed below and the exhibits thereto as well as such reports, proxy statements and other information filed by Summit and NSS may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by Summit and NSS with the Commission. The address of the World Wide Web site maintained by the Commission is: http://www.sec.gov. In addition, Summit Common is listed on the NYSE and reports, proxy statements and other information concerning Summit are available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. NSS Common is listed on Nasdaq and reports, proxy statements and other information concerning NSS are available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

     Summit has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), in respect of the Summit Common to be issued in the Reorganization ("Registration Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement-Prospectus does not constitute an offer to sell, or solicitation of an offer to purchase, the securities offered by this Proxy Statement-Prospectus or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it would be unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities to which this Proxy Statement-Prospectus relates shall, under any circumstances, create an implication that there has been no change in the affairs of Summit or NSS or in the information set forth herein since the date of this Proxy Statement- Prospectus.


                                      (iv)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Summit (File No. 1-6451) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, and June 30, 1998 and (3) the description of Summit Common contained in Summit's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, dated August 31, 1970, and the description of the preferred stock purchase rights appurtenant to the Summit Common contained in Summit's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, dated August 28, 1989, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by NSS (File No. 000-22937) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed April 30, 1998; (3) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; (4) the Current Report on Form 8-K dated July 2, 1998; (5) the description of NSS Common contained in NSS's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, dated August 4, 1997 and the description of the preferred stock purchase rights appurtenant to the NSS Common contained in NSS's Registration Statement on Form 8-A dated August 4, 1997, including all amendments thereto and all reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by Summit and NSS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.


     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREIN. SUMMIT AND NSS EACH HEREBY UNDERTAKES, WITH RESPECT TO THE DOCUMENTS LISTED ABOVE FILED BY IT WITH THE COMMISSION, TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS AND DEEMED TO BE PART HEREOF, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. REQUESTS FOR DOCUMENTS FILED BY SUMMIT SHOULD BE DIRECTED TO RICHARD F. OBER, JR., SECRETARY, SUMMIT BANCORP., 301 CARNEGIE CENTER, P.O. BOX 2066, PRINCETON, NEW JERSEY 08543-2066, (TELEPHONE (609) 987-3442). REQUESTS FOR DOCUMENTS FILED BY NSS SHOULD BE DIRECTED TO JEREMIAH T. DORNEY, SECRETARY, NSS BANCORP, INC., 48 WALL STREET, NORWALK, CONNECTICUT 06852, (TELEPHONE (203) 838-4545). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY OCTOBER 29, 1998.



                                      (v)

--------------------------------------------------------------------------------
                                    SUMMARY

     THE FOLLOWING CONSTITUTES A BRIEF SUMMARY FOR THE CONVENIENCE OF THE SHAREHOLDERS OF NSS OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO, RELATING TO THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT. THE SUMMARY IS NECESSARILY SELECTIVE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE EXTENSIVE DISCUSSION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN RELATING TO THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT. NSS SHAREHOLDERS ARE ENCOURAGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES.


                                 THE COMPANIES

SUMMIT BANCORP.

     Summit Bancorp., a New Jersey corporation and registered bank holding company with its principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly-owned subsidiary banks, Summit Bank (Hackensack,
NJ) and Summit Bank (Bethlehem, PA), operated 450 banking offices (including 53 supermarket branches) located in New Jersey and eastern Pennsylvania as of June 30, 1998. Its telephone number is (609) 987-3200. The subsidiary banks of Summit are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing, fiduciary, investment management, investment advisory, custodial, correspondent and treasury services and insurance and nondeposit investment products and services. In addition, Summit owns subsidiaries that are engaged in securities brokerage, insurance brokerage, venture capital investment, commercial finance lending, lease financing, asset based lending production, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.


NSS BANCORP, INC.

     NSS Bancorp, Inc., a Connecticut corporation and registered bank holding company with its principal executive offices at 48 Wall Street, Norwalk, Connecticut, through its wholly-owned subsidiary bank, NSS Bank, operated eight banking offices in Fairfield County, Connecticut as of June 30, 1998. Its telephone number is (203) 838-4545. NSS Bank is principally engaged in the business of attracting deposits from the general public and using these deposits to extend loans for the purchase or construction of residential or commercial properties, as well as consumer and commercial loans.


                              NSS SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE


     The Special  Meeting  will be held on  November  5, 1998 at 10 a.m.  (local time), at the Norwalk Inn and Conference Center, 99 East Avenue, Norwalk, Connecticut, to consider and vote upon (1) a proposal to approve the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization Option Agreement and (2) a proposal to approve the Adjournment Proposal. A copy of the Reorganization Agreement is attached hereto as Appendix A and a copy of the Reorganization Option Agreement is attached hereto to Appendix C.


RECORD DATE, VOTE REQUIRED


     The record date ("Record Date") for determining NSS shareholders entitled to notice of and to vote at the Special Meeting is September 17, 1998. The presence, in person or by proxy, of at least a majority of the 2,464,003 shares of NSS Common outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Assuming a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by the holders of shares entitled to vote at the Special Meeting is necessary to approve the Reorganization Agreement, and approval of the Adjournment Proposal requires that more votes must be cast in favor of such

--------------------------------------------------------------------------------
                                       1

--------------------------------------------------------------------------------

proposal than against. In the event a quorum is not present or there are insufficient votes to approve any proposal, the Special Meeting may be adjourned from time to time by a majority of those present in person or by proxy in order to permit, as appropriate, further solicitation of proxies by the NSS Board.

                          STOCK HELD BY NSS AFFILIATES

     The  directors  and  executive   officers  of  NSS  and  their   affiliates
beneficially owned, as of the Record Date, 344,971 shares of NSS Common (assuming the exercise of all options to purchase NSS Common held by such persons and outstanding on such date), representing approximately 12.9% of the outstanding shares of NSS Common. The directors and executive officers of NSS have entered into agreements with Summit to vote their shares of NSS Common in favor of the proposal to approve the Reorganization Agreement.

     Summit beneficially owns 105,500 shares of NSS Common, which represents approximately 4.3% of the outstanding shares of NSS Common, and intends to vote these shares in favor of the proposal to approve the Reorganization Agreement.

     Also, by virtue of holding the NSS Option (as defined herein), Summit could be deemed to be the beneficial owner of an additional 494,629 shares of NSS Common. Combined, the 105,500 shares beneficially owned and the 494,629 shares deemed beneficially owned by Summit represent approximately 20.3% of NSS Common outstanding on the Record Date (assuming, for purposes of calculating this percentage, that the shares represented by the NSS Option were issued and outstanding on such date). However, the NSS Option is not presently exercisable and the NSS Common represented thereby has not been issued, is not outstanding and cannot be voted.

                               THE REORGANIZATION

EFFECTIVE TIME


     The Reorganization will become effective at the time and on the date ("Effective Time") specified in the Certificate of Merger to be filed pursuant to the New Jersey Business Corporation Act with the Secretary of State of the State of New Jersey ("New Jersey Certificate") following the closing of the merger, or, if filed later then the effective time and date set forth in the New Jersey Certificate, the date the Certificate of Merger to be filed pursuant to the Connecticut Business Corporation Act ("CBCA"), is filed with the Secretary of State of the State of Connecticut ("Connecticut Certificate"). If the Reorganization is approved by NSS shareholders, subject to the satisfaction or waiver of certain other conditions set forth in the Reorganization Agreement, it is currently contemplated that the Effective Time will occur during the fourth calendar quarter of 1998. See "THE REORGANIZATION-Closing and Effective Time."

CONVERSION OF NSS COMMON

     At the Effective Time, outstanding shares of NSS Common, other than shares of NSS Common beneficially owned by Summit or a subsidiary of Summit (other than shares of NSS Common held as a result of foreclosures or debts previously contracted), if any, shares of NSS Common beneficially owned by NSS or a subsidiary of NSS (other than shares of NSS Common held as a result of foreclosures or debts previously contracted), if any, and shares held in the treasury of NSS, if any, will be converted into and represent the right to receive the Reorganization Consideration. Within 10 days of the receipt of an accurate and complete list of all holders of record of NSS Common as of the Effective Time by First Chicago Trust Company of New York, or another entity reasonably satisfactory to NSS, acting as the exchange agent for the Reorganization ("Exchange Agent"), from NSS, each holder of record of NSS Common will be sent by the Exchange Agent information regarding, and materials to be used in, the exchange of NSS Common for Summit Common. Within 10 days of the later to occur of the receipt of a final shareholder list from NSS by the Exchange Agent or the receipt by the Exchange Agent of complete exchange materials from a NSS shareholder, the NSS shareholder will be sent, in exchange for all certificates representing their NSS Common ("NSS Certificates"), one certificate representing the whole shares of Summit Common into which their NSS Common has been converted ("Summit Certificate") and, to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the extent entitled thereto, a check representing the Cash In Lieu Amount. Such exchange period may be extended 5 business days by the Exchange Agent to permit it to satisfy its obligations under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to reporting the dividend income.


CONVERSION OF NSS STOCK OPTIONS


     Each stock option relating to NSS Common ("Original Option") outstanding at the Effective Time and granted to a director or employee pursuant to the NSS 1994 Director Stock Option Plan (the "Director Plan") or the NSS 1994 Employee Stock Option Plan (the "Employee Plan") (collectively, the "NSS Option Plans") will be converted automatically at the Effective Time into an option to purchase Summit Common ("New Option"). All Original Options granted under the Employee Plan, whether or not exercisable immediately prior to the Effective Time, will be converted pursuant to the terms of the Employee Plan into a New Option that is immediately exercisable after the Effective Time and for a thirty day period holders of such options may elect to receive a cash payment equal to the difference between the adjusted exercise price and the value of the Summit Common that could be obtained upon the exercise of the option. Subject to the adjustment in exercise price and the number of shares described below, the New Options will continue to be governed by the terms of the NSS Option Plan and the stock option agreement pursuant to which the corresponding Original Option was granted, including terms and provisions governing exercises. The number of shares of Summit Common subject to the New Options and the exercise price of the New Options will be adjusted as provided in the Reorganization Agreement based on the Exchange Ratio. See "THE REORGANIZATION-Conversion of NSS Stock Options."



RECOMMENDATION OF NSS BOARD

     The NSS Board unanimously  recommends that NSS shareholders vote to approve
the   Reorganization   Agreement  and  the   Adjournment   Proposal.   See  "THE
REORGANIZATION-Recommendation of NSS Board."


OPINION OF NSS'S FINANCIAL ADVISOR

     NSS engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to act as financial advisor in connection with any acquisition of or by NSS and to render its opinion to the NSS Board as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of NSS. Sandler O'Neill has delivered to NSS an opinion dated as of the date of this Proxy Statement-Prospectus stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the Exchange Ratio is fair, from a financial point of view, to NSS's shareholders. A copy of Sandler O'Neill's opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety. See "THE REORGANIZATION-Opinion of NSS's Financial Advisor."


DISSENTERS' RIGHTS

     By complying with the specific procedures required by the CBCA described herein and attached hereto as Appendix D, holders of NSS Common will have the right to dissent from the Reorganization, in which event they may be entitled to receive the "fair value" of their shares of NSS Common. See "THE REORGANIZATION
- Dissenters' Rights."


ACCOUNTING TREATMENT

     It is anticipated that the Reorganization, when consummated, will be accounted for as a purchase. See "THE REORGANIZATION-Accounting Treatment."


FEDERAL INCOME TAX CONSEQUENCES


     Thompson Coburn, Summit's special counsel, has delivered its opinion to the effect that, assuming the Reorganization occurs as a merger of NSS with and into Summit and occurs in accordance with the Reorganization Agreement and conditioned on the accuracy of certain representations made by Summit and NSS, the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reorganization will constitute a "reorganization" within the meaning of Section 368 of the Code for federal income tax purposes and that, accordingly, no gain or loss will be recognized by NSS shareholders who exchange their shares of NSS Common solely for shares of Summit Common in the Reorganization, except with respect to any Cash In Lieu Amount received, if any. Each NSS shareholder is urged to consult his or her tax advisor to determine the specific tax consequences of the Reorganization to such shareholder, including the applicability of various state, local, and foreign tax laws. See "THE REORGANIZATION- Certain Federal Income Tax Consequences of the Reorganization."




REGULATORY APPROVALS


     Consummation of the Reorganization requires, and is conditioned upon receipt of, approvals by the Federal Reserve Board and the Connecticut Commissioner of Banking. Federal Reserve Board approval was received on September 2, 1998 and the approval of the Connecticut Commissioner of Banking was received on September 17, 1998. See "THE REORGANIZATION-Regulatory Approvals."


CONDITIONS OF THE REORGANIZATION


     Consummation of the Reorganization is additionally subject, among other things, to (i) the approval of the Reorganization Agreement by a majority of
NSS's shareholders entitled to vote on the matter; (ii) the expiration of any waiting period required in connection with a regulatory approval; (iii) continued effectiveness of the registration statement; (iv) receipt by Summit and NSS of the opinion of Thompson Coburn as to certain federal income tax consequences of the Reorganization; (v) the NYSE having indicated that the shares of Summit Common to be issued in the Reorganization are to be listed on the NYSE subject to official notice of issuance; (vi) the absence of any material litigation; (vii) the absence of regulatory agreements relating to the respective parties; and (viii) the delivery of officers' certificates by NSS and Summit. Certain of the foregoing conditions may be waived by the party for whose benefit the condition was included. However, the Reorganization will not be consummated without the receipt of all Required Approvals. See "THE REORGANIZATION-The Reorganization Agreement-Conditions to the Reorganization-Termination."


TERMINATION


     The Reorganization Agreement may be terminated by mutual consent of the Summit Board and the NSS Board. The Reorganization Agreement may also be terminated by either the Summit Board or the NSS Board if the conditions precedent to, respectively, Summit's or NSS's obligations to close under the Reorganization Agreement have not been met. Further, the Reorganization Agreement may be terminated by either the Summit Board or the NSS Board if (i) the shareholders of NSS have failed to approve the Reorganization; (ii) a material breach by the other party of a warranty or representation or covenant has occurred and has not been cured or is not capable of being cured (after 30 days notice thereof has been given and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement); or (iii) the Closing is not consummated on or before March 1, 1999. In addition, the Reorganization Agreement provides that the NSS Board may terminate the Reorganization Agreement if the average of the closing prices of a share of Summit Common on the NYSE Composite Transactions List for the 10 consecutive full trading days ending on the date (the "FRB Approval Date") of the Required Approval given by the Federal Reserve Board (the "Summit Price") is less than $39.11 and the number obtained by dividing the Summit Price by $47.125 is more than .17 less than the number obtained by dividing the average closing price per share of the common stocks of 18 bank holding companies (the "Index Group") for the 10 consecutive full trading days ending on the FRB Approval Date by the average closing price per share of the common stocks of the Index Group on June 16, 1998. Federal Reserve Board approval was received on September 2, 1998 and the foregoing termination right did not become exercisable. The Summit Board may terminate the Reorganization Agreement if the NSS Board fails to recommend approval of the Reorganization Agreement or withdraws such approval or if the cost of certain environmental matters exceeds thresholds set forth in the Reorganization Agreement. See "THE REORGANIZATION-The Reorganization Agreement-Termination."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION


     Directors and executive officers of NSS have interests in the Reorganization that are in addition to their interests as shareholders of NSS. These interests include: (1) the indemnification of directors and executive officers of NSS against certain claims that may arise after the Effective Time based on services provided to NSS or any subsidiary of NSS prior to the Effective Time; (2) Summit's covenant to use its best efforts to purchase insurance for six years after the Effective Time, subject to a maximum premium limitation, protecting NSS directors and executive officers against such claims;
(3) the conversion of all Original Options held by directors and executive officers of NSS into New Options, with adjustments to the exercise price and number of shares subject thereto based on the Exchange Ratio, and the immediate exercisability, pursuant to the terms of the Employee Plan and stock option agreements, of all New Options granted under the Employee Plan, whether or not the related Original Option is exercisable immediately prior to the Effective Time; (4) for Robert T. Judson, Charles F. Howell, Jeremiah T. Dorney and Marcus
I.  Braverman,  payments  of  $1,140,383,   $779,348,  $609,509,  and  $609,117,
respectively, pursuant to their change of control agreements with NSS; (5) for Messrs. Judson, Howell, Dorney and Braverman, estimated payments of $135,041, $92,001, $72,000 and $72,000, respectively, as pro-rated awards under the NSS 1995 Executive Incentive Plan (the "Executive Incentive Plan") and estimated payments of $92,840, $63,250, $49,500 and $49,500, respectively, under the NSS Annual Incentive Plan (the "Employee Annual Incentive Plan") and (6) for Donald St. John, Brian Fitzgerald, Herbert Jay, Edward Kelley, John Segall and Alan Stack, the non-employee directors of NSS, estimated payments of $25,300 to Mr. St. John and $16,400 to each other non-employee director as pro-rated awards under the NSS Directors Annual Incentive Plan (the "Director Annual Incentive Plan", and together with the Employee Annual Incentive Plan the "Annual Incentive Plans"). These interests and the underlying assumptions are described in more detail below under "THE REORGANIZATION-Interests of Certain Persons in the Reorganization."


DIFFERENCE IN SHAREHOLDERS' RIGHTS

     The rights of NSS shareholders, which are determined by Connecticut corporation law and the Certificate of Incorporation and By-Laws of NSS, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in shareholders' rights are attributable to differences between the corporation law of Connecticut, the state of NSS's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders rights are attributable to differences between the Certificate of Incorporation and By-Laws of NSS and the Restated Certificate of Incorporation and By-Laws of Summit. Certain of the rights of NSS shareholders which are provided by Connecticut corporation law or contained in the Certificate of Incorporation or By-Laws of NSS and which are not provided by New Jersey corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to NSS shareholders as Summit shareholders; however, certain rights provided for by New Jersey corporation law or the Restated Certificate of Incorporation or By-laws of Summit are also deemed to have an anti-takeover effect and will be available to NSS stockholders only after becoming Summit shareholders. See "THE REORGANIZATION - Differences in Shareholders' Rights."


REORGANIZATION OPTION AGREEMENT

     As an inducement and condition to Summit's willingness to enter into the Reorganization Agreement, NSS (as issuer) entered into the Reorganization Option Agreement with Summit (as grantee), dated as of June 18, 1998. The
Reorganization Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus.

     Pursuant to the Reorganization Option Agreement, NSS granted to Summit an irrevocable option (the "NSS Option"), exercisable under certain limited and specifically defined circumstances, none of which, to the best of Summit's and NSS's knowledge, has occurred as of the date hereof to purchase, (a) prior to the date the NSS shareholders have approved the Reorganization Option Agreement, up to 248,308 shares of NSS Common, at a price of $45.00 per share or (b) after the date the NSS shareholders have approved the Reorganization Option

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                                       5

--------------------------------------------------------------------------------

Agreement, up to 494,629 shares of NSS Common also at a price of $45.00 per share. In addition, NSS agreed to pay Summit a "breakup fee" of $3.5 million in the event the NSS Option becomes exercisable pursuant to the conditions set forth in (a) above.

     The Reorganization Option Agreement is intended to increase the likelihood that the Reorganization will be consummated according to the terms set forth in the Reorganization Agreement, and may be expected to discourage offers by third parties to acquire NSS prior to the Reorganization. See "THE REORGANIZATION Reorganization Option Agreement."


                              RECENT DEVELOPMENTS

     On August 24, 1998 Summit entered into an Agreement and Plan of Merger with New Canaan Bank and Trust Company ("New Canaan"), a commercial bank headquartered in New Canaan, Connecticut, providing for the merger of New Canaan with and into a bank subsidiary of Summit, or the merger of a bank subsidiary of Summit into New Canaan, and for the issuance of whole shares of Summit Common to shareholders of New Canaan at an exchange ratio of between 2.9450 and 3.7858 shares of Summit Common for each share of New Canaan common stock. At June 30, 1998, New Canaan had assets of approximately $173 million and approximately 334,317 shares of common stock outstanding. This transaction is expected to be accounted for as a purchase.


                          MARKET PRICES AND DIVIDENDS

     Summit Common is listed and traded on the NYSE under the symbol "SUB". NSS Common is listed and traded on Nasdaq under the symbol "NSSY" (prior to the October 1, 1997 formation of NSS, the common stock of NSS Bank traded on Nasdaq under the same symbol). The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of Summit Common and of a share of NSS Common and dividends declared per share on Summit Common and NSS Common.



                                                       SUMMIT COMMON                          NSS COMMON
                                            -----------------------------------   ----------------------------------
                                                 SALE PRICE                            SALE PRICE
                                            ---------------------                 ---------------------
                                                                    DIVIDENDS                             DIVIDENDS
CALENDAR YEAR                                HIGH         LOW       PER SHARE      HIGH         LOW       PER SHARE
-----------------------------------------   ---------   ---------   ---------     ---------   ---------   ----------
1996 ....................................   $30.08      $21.75        $0.90       $24.88       $17.94        $.15
1997 ....................................    53.38       28.50         1.02        40.25        22.94         .35
1998 (through September 17, 1998)  ......    53.88       32.75          .87        59.63        36.63         .36



     The following table presents (rounded to the nearest cent) for June 17, 1998, (the last full trading day prior to the public announcement of the execution of the Reorganization Agreement), and as of September 17, 1998 the last sale price of a share of Summit Common, the last sale price of a share of NSS Common and the pro forma equivalent in Summit Common of a share of NSS Common computed by multiplying the last sale price of Summit Common on each of the dates specified in the table by the Exchange Ratio of 1.232.



                                                   PRO FORMA NSS
                             SUMMIT       NSS       EQUIVALENT
                             --------   --------   -------------
June 17, 1998 ............    $47.75     $45.88       $58.83
September 17, 1998  ......    $38.06     $45.25       $46.89


     NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF SUMMIT COMMON WILL BE IF AND WHEN THE REORGANIZATION IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF SUMMIT COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF SUMMIT COMMON THAT HOLDERS OF NSS COMMON WILL RECEIVE IN THE REORGANIZATION MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE REORGANIZATION. NSS SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND NSS COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND NSS COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS THAT MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND NSS COMMON BEFORE OR AFTER THE EFFECTIVE TIME. SEE "MARKET PRICE AND DIVIDEND MATTERS."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The following table presents, as of September 17, 1998, the current annualized dividend rate for a share of Summit Common, for a share of NSS Common, and (rounded to the nearest cent) for the pro forma equivalent in Summit Common of a share of NSS Common computed by multiplying the annualized dividend rate of a share of Summit Common by the Exchange Ratio of 1.232.





                                                  PRO FORMA NSS
                             SUMMIT      NSS       EQUIVALENT
                             --------   -------   -------------
September 17, 1998  ......   $1.20      $.52         $1.48


      SUMMARY OF COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

     The following summary presents, for the periods indicated, selected comparative and pro forma per share financial information: (i) on a historical basis for both Summit and NSS; (ii) on a pro forma combined basis for Summit, giving effect to the Reorganization; and (iii) on a pro forma equivalent basis per common share for NSS. Such financial information is computed on a pro forma equivalent basis with respect to a share of NSS Common by multiplying the pro forma combined amount (giving effect to the Reorganization) by the Exchange Ratio of 1.232. The pro forma information does not reflect anticipated cost savings expected to be realized from the Reorganization. The purchase accounting adjustments used for the purpose of calculating the pro forma combined results are subject to final determination, based upon estimates and other evaluation of fair value, as of the close of the transaction. Therefore, the pro forma amounts reflected in the pro forma per share financial information may differ from the amounts ultimately determined. The unaudited pro forma information does not purport to be indicative of the combined financial position or results of operations of future periods.
                                     SIX MONTHS ENDED        YEAR ENDED
                                      JUNE 30, 1998       DECEMBER 31, 1997
                                     ------------------   -------------------
NET INCOME PER DILUTED SHARE
Historical:
   Summit ........................   $ 1.29                  $ 2.09
   NSS ...........................     1.02                    2.20
Pro Forma:
   Summit and NSS combined  ......     1.28                    2.06
   NSS Equivalent  ...............     1.57                    2.54
DIVIDENDS PER SHARE
Historical:
   Summit ........................   $ 0.57                  $ 1.02
   NSS ...........................     0.23                    0.35
Pro Forma:
   Summit and NSS combined  ......     0.57                    1.02
   NSS Equivalent  ...............     0.70                    1.26

                                    JUNE 30, 1998        DECEMBER 31, 1997
                                    -------------        -----------------
BOOK VALUE PER SHARE
Historical:
   Summit ........................   $14.85                  $14.79
   NSS ...........................    23.19                   23.06
Pro Forma:
   Summit and NSS combined  ......    15.38                   14.79
   NSS Equivalent  ...............    18.95                   18.22

--------------------------------------------------------------------------------

                                  INTRODUCTION


     This Proxy Statement-Prospectus is being furnished to NSS shareholders as of the Record Date in connection with the solicitation of proxies by the NSS Board for use at the Special Meeting to be held on November 5, 1998 and any adjournments and postponements thereof, at the Norwalk Inn and Conference Center, 99 East Street, Norwalk, Connecticut, at 10 a.m., (local time). The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Reorganization Agreement and the transactions contemplated thereby, and (ii) a proposal to approve the Adjournment Proposal.


     THE NSS BOARD HAS APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT NSS SHAREHOLDERS VOTE FOR ITS APPROVAL. THE NSS BOARD ALSO RECOMMENDS THAT NSS SHAREHOLDERS VOTE FOR APPROVAL OF THE ADJOURNMENT PROPOSAL.



                                SPECIAL MEETING

RECORD DATE; VOTE REQUIRED; REVOCABILITY OF PROXIES


     The securities to be voted at the Special Meeting consist of shares of NSS Common, with each share entitling its owner to one vote on each proposal and on all other matters properly brought before the Special Meeting. NSS had no other class of outstanding voting securities entitled to vote on the Reorganization Agreement or the Adjournment Proposal at the close of business on the Record Date. There were approximately 700 holders of record of NSS Common and 2,464,003 shares of NSS Common outstanding and eligible to be voted at the Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the enclosed proxy card, will be mailed to shareholders on or about September 23, 1998.

     The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the shares of NSS Common outstanding on the Record Date will constitute a quorum for the transaction of business. By checking the appropriate box on the proxy card provided by the NSS Board, a shareholder may vote "FOR" approval of the Reorganization Agreement, vote "AGAINST" approval of the Reorganization Agreement or "ABSTAIN". Under the CBCA and NSS's Certificate of Incorporation and By-Laws, the approval of the proposal to approve the Reorganization Agreement requires the affirmative vote of a majority of the votes entitled to be cast by the holders of shares entitled to vote thereon at the Special Meeting, and the approval of the Adjournment Proposal requires that more votes be cast in favor of the proposal than against the proposal. Accordingly, "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power under the applicable NYSE rule) will have the effect of a vote against the Reorganization Agreement but have no effect on whether the Adjournment Proposal is adopted. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the number of votes necessary to adopt any proposal and therefore will also have the effect of a vote against the Reorganization Agreement. Under NSS's Certificate of Incorporation the approval of the Reorganization Agreement requires only the vote of the majority of votes entitled to be cast because the Reorganization Agreement meets certain conditions set forth in NSS's Certificate of Incorporation which render inapplicable the super majority voting requirements for certain business combinations set forth therein. See "THE REORGANIZATION -Differences in Shareholders Rights". Proxies voting against the Reorganization Agreement will not be used by the proxy holders to vote in favor of the Adjournment Proposal unless the shareholder has voted FOR approval of the Adjournment Proposal on the proxy card. The Special Meeting may be adjourned from time to time if necessary to obtain a quorum or to obtain the votes necessary to approve the Reorganization Agreement. The approval of the Reorganization Agreement by NSS shareholders is a condition to the consummation of the Reorganization. See "THE REORGANIZATION-The Reorganization Agreement-Conditions to the Reorganization; Termination".

     If a quorum is not obtained, or if fewer shares of NSS Common are voted in favor of approval of the Reorganization Agreement than the number required for approval, it is expected that, if a majority of the proxies voted with respect to the Adjournment Proposal have been voted in favor of the Adjournment Proposal, the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). As to other matters that may properly come before the Special Meeting, unless otherwise provided in the Certificate of Incorporation or By-laws of NSS or by statute, the matter will be approved if more votes are cast in favor of the matter than are cast against.

     If the enclosed form of proxy is properly executed and returned to NSS in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Reorganization Agreement and FOR the approval of the Adjournment Proposal, except that if a proxy is voted against the Reorganization Agreement and no instruction is given in connection with the Adjournment
Proposal, the proxy will not be voted in favor of the Adjournment Proposal. Should any other matter properly come before the Special Meeting, the persons named as proxies in the accompanying proxy, acting by a plurality of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, the NSS Board does not know of any matters other than those referred to in the Notice of Special Meeting of Shareholders to be presented for action at the Special Meeting.


     Shareholders who execute a proxy retain the right to revoke it at any time prior to its use. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments and postponement thereof. Prior to the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of NSS, Jeremiah T. Dorney. During the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Special Meeting prior to the close of voting. A proxy will not be voted if a shareholder attends the Special Meeting and votes in person.


     If a shareholder holds NSS Common through participation in NSS's Employee Stock Ownership Plan (the "NSS ESOP"), the shareholder will receive a separate card for use in providing voting instructions to the ESOP Trustee. The ESOP Trustee will vote all allocated shares held by the ESOP in accordance with the instructions received from participants and will vote all unallocated shares and allocated shares with respect to which voting instructions have not been received in its fiduciary discretion.


     Employees who hold NSS Common through participation in NSS's Thrift Incentive Plan ("NSS Thrift Incentive Plan") will receive a separate card for use in providing voting instructions to the Trustee of the NSS Thrift Incentive Plan. Full shares held by the NSS Thrift Incentive Plan will be voted by the Trustee in accordance with the instructions received from participants. The Trustee will vote any participants' shares with respect to which instructions have not been received in its fiduciary discretion.

     If a person holding NSS Common in street name wishes to vote such NSS Common at the Special Meeting, the person must obtain from the nominee holding the NSS Common in street name a properly executed "legal proxy" identifying the individual as a NSS shareholder, authorizing the NSS shareholder to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.

     The cost of soliciting proxies will be borne by NSS. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of NSS, who will not be specially compensated for such solicitation activities. Arrangements will also be made by NSS to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. NSS has retained Morrow & Co., a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $6,000 plus fees for direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

                            SELECTED FINANCIAL DATA

     The tables below set forth selected historical financial information for Summit and NSS for each of the five years in the period ended December 31, 1997 and the six month periods ended June 30, 1998 and June 30, 1997. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Summit and NSS, including the respective notes thereto, and management's discussions and analysis of financial condition and results of operations contained in the respective Form 10-K's and Form 10-Q's of Summit and NSS, which are incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for Summit and NSS for the six month periods ended June 30, 1998 and June 30, 1997 reflect, in the opinion of the managements of Summit and NSS, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Summit and NSS for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.


SUMMIT BANCORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               SIX MONTHS ENDED
                                                   JUNE 30,
                                          ---------------------------
                                             1998          1997
                                          ------------- -------------
SUMMARY OF OPERATIONS:
Interest income  ........................  $ 1,067,717   $ 1,018,145
Interest expense ........................      483,666       451,315
Net interest income .....................      584,051       566,830
Provision for loan losses ...............       33,000        30,600
Securities gains ........................        4,498         2,206
Net income ..............................      230,894       187,540
Net income per share:
 Basic  .................................         1.31          1.07
 Diluted   ..............................         1.29          1.06
Cash dividends declared per share  ......         0.57          0.48
Average common shares outstanding:
 Basic  .................................      176,528       174,642
 Diluted   ..............................      178,739       176,916

BALANCE SHEET DATA (AT PERIOD END):
Total assets  ...........................  $31,142,043   $29,224,687
Securities ..............................    9,390,357     8,695,024
Loans   .................................   19,704,103    18,597,663
Total deposits   ........................   22,106,450    22,167,140
Borrowed funds, including long-term
 debt   .................................    6,034,250     4,243,000
Shareholders' equity   ..................    2,582,582     2,484,062
Book value per common share  ............        14.85         14.17



                                                                YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------------------------
                                             1997          1996          1995          1994          1993
                                          ------------- ------------- ------------- ------------- ------------
SUMMARY OF OPERATIONS:
Interest income  ........................  $ 2,064,706   $ 1,906,996   $ 1,831,934   $ 1,572,370  $ 1,452,643
Interest expense ........................      919,617       853,707       822,232       599,732      558,889
Net interest income .....................    1,145,089     1,053,289     1,009,702       972,638      893,754
Provision for loan losses ...............       59,100        64,034        72,090        94,347      115,902
Securities gains ........................        5,637         3,862         8,595         4,954       12,681
Net income ..............................      370,965       283,675       300,412       213,917      182,683
Net income per share:
 Basic  .................................         2.12          1.69          1.89          1.37         1.19
 Diluted   ..............................         2.09          1.67          1.87          1.36         1.17
Cash dividends declared per share  ......         1.02          0.90          0.79          0.63         0.46
Average common shares outstanding:
 Basic  .................................      175,128       166,673       157,244       153,698      151,080
 Diluted   ..............................      177,459       168,788       159,249       155,520      153,323

BALANCE SHEET DATA (AT PERIOD END):
Total assets  ...........................  $29,964,172   $27,767,271   $26,647,452   $25,484,073  $22,605,545
Securities ..............................    9,267,655     8,320,520     8,026,968     8,445,936    7,035,110
Loans   .................................   18,888,366    17,386,059    16,413,222    15,048,579   13,552,381
Total deposits   ........................   22,329,436    21,629,531    21,232,926    19,981,071   18,956,204
Borrowed funds, including long-term
 debt   .................................    4,644,703     3,502,160     2,483,584     2,816,154    1,087,698
Shareholders' equity   ..................    2,612,420     2,290,838     2,130,108     1,813,445    1,691,108
Book value per common share  ............        14.79         13.61         13.04         11.40        10.80

NSS BANCORP, INC.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                            SIX MONTHS ENDED
                                                JUNE 30,                       YEAR ENDED DECEMBER 31,
                                          --------------------- ------------------------------------------------------
                                            1998       1997       1997       1996       1995      1994 (1)   1993 (1)
                                          ---------- ---------- ---------- ---------- ---------- ----------- ---------
SUMMARY OF OPERATIONS:
Interest income  ........................  $ 23,323   $ 22,024   $ 45,869   $ 41,255   $ 33,015   $ 25,045    $ 24,520
Interest expense ........................    13,261     12,786     26,496     23,640     18,398     13,112      13,719
Net interest income .....................    10,062      9,238     19,373     17,615     14,617     11,933      10,801
Provision for loan losses ...............       150         --         --      4,415      1,005      3,790       1,000
Securities gains (losses) ...............       360        363      1,115        661        798        (64)      1,939
Net income (loss)   .....................     2,596      2,194      5,565      5,702      4,778     (3,487)        781
Net income (loss) per share:
 Basic  .................................      1.08        .91       2.31       2.39       2.04      (1.51)        N/A
 Diluted   ..............................      1.02        .88       2.20       2.34       2.03      (1.51)        N/A
Cash dividends declared per share  ......       .23        .15       0.35       0.15         --         --          --
Average common shares outstanding:
 Basic  .................................     2,398      2,404      2,414      2,381      2,346      2,306         N/A
 Diluted   ..............................     2,553      2,499      2,533      2,440      2,351      2,306         N/A

BALANCE SHEET DATA (AT PERIOD END):
Total assets  ...........................  $651,825   $663,668   $654,222   $589,589   $515,267   $464,901    $427,950
Securities ..............................   189,822    184,965    180,497    140,101    123,865    148,431     116,357
Loans   .................................   418,885    450,041    432,269    418,818    360,475    290,416     269,300
Total deposits   ........................   458,450    435,031    444,211    423,290    402,797    363,071     359,063
Borrowed funds, including long-term
 debt   .................................   136,260    174,986    151,671    114,043     67,123     63,510      48,765
Shareholders' equity   ..................    55,141     51,910     56,138     49,353     43,595     37,513      19,712
Book value per common share  ............     23.19      21.54      23.06      20.59      18.44      16.10         N/A

--------
(1) NSS Bank's initial public offering of common stock was completed June 15, 1994 upon the conversion of NSS Bank from a mutual savings bank into a stock savings bank.

                       MARKET PRICE AND DIVIDEND MATTERS


MARKET PRICE AND DIVIDEND HISTORY

     Summit Common is listed and traded on the NYSE and is quoted under the symbol "SUB" and NSS Common is listed and traded on the Nasdaq under the symbol "NSSY" (NSS became a bank holding company on October 1, 1997; prior to that date NSS Common consisted of common stock of NSS Bank (formerly known as Norwalk Savings Society, which also traded on Nasdaq under the symbol "NSSY"). The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common and NSS Common, as reported in published financial sources, and quarterly dividends declared per share of Summit Common and NSS Common.

     Where necessary, sale prices shown in the table below have been rounded to the nearest cent. All sale prices and dividends shown below with respect to Summit Common have been adjusted for stock splits.


                                         SUMMIT COMMON                        NSS COMMON
                               ---------------------------------   --------------------------------
                                  SALES PRICES                        SALES PRICES
                               -------------------                 -------------------
                                HIGH        LOW      DIVIDENDS      HIGH        LOW      DIVIDENDS
                               --------   --------   -----------   --------   --------   ----------
1996
First Quarter   ............    $26.75     $22.92       $.21        $22.00     $18.75       $  -
Second Quarter  ............    $26.33     $22.67       $.21        $22.25     $17.94       $.05
Third Quarter   ............    $27.42     $21.75       $.24        $23.13     $20.88       $.05
Fourth Quarter  ............    $30.08     $26.33       $.24        $24.88     $22.75       $.05
1997
First Quarter   ............    $33.33     $28.50       $.24        $26.25     $22.94       $.05
Second Quarter  ............    $35.08     $28.58       $.24        $31.00     $23.00       $.10
Third Quarter   ............    $45.31     $33.58       $.27        $37.50     $28.25       $.10
Fourth Quarter  ............    $53.38     $38.38       $.27        $40.25     $31.75       $.10
1998
First Quarter   ............    $53.88     $45.88       $.27        $48.50     $36.63       $.10
Second Quarter  ............    $53.50     $44.75       $.30        $57.13     $41.75       $.13
Third Quarter (through
 September 17, 1998)  ......    $49.94     $32.75       $.30        $59.63     $40.00       $.13



     On June 17, 1998, the last full trading day prior to the public announcement of the execution of the Reorganization Agreement, the last sale price of a share of Summit Common was $47.75 and the last sale price of a share of NSS Common was $45.88. On September 17, 1998, the last sale price of Summit Common was $38.06 and the last sale price of NSS Common was $45.25. NSS shareholders are urged to obtain current market quotations.


     NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF SUMMIT COMMON WILL BE IF AND WHEN THE REORGANIZATION IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF SUMMIT COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF SUMMIT COMMON THAT HOLDERS OF NSS COMMON WILL RECEIVE IN THE REORGANIZATION MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE REORGANIZATION. NSS SHARE HOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND NSS COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND NSS COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND NSS COMMON BEFORE OR AFTER THE EFFECTIVE TIME.

COORDINATION AND DETERMINATION OF DIVIDENDS UNDER REORGANIZATION AGREEMENT

     In order to ensure that NSS shareholders would be paid at least one, but no more than one, regular dividend in the calendar quarter in which the
Reorganization is consummated, NSS agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the Reorganization Agreement, NSS may declare a quarterly dividend up to $.13 per share; provided, however, that if Summit declares a dividend between the date of the Reorganization Agreement and the Effective Time which represents an increase over the most recent dividend declared by Summit prior to the date of the Reorganization Agreement, NSS may pay a dividend per quarter equal to $.13 plus the percentage increase in the Summit dividend.


DIVIDEND LIMITATIONS

     Summit's primary source of funds to pay dividends to its shareholders is provided by dividends from its subsidiary banks. The bank subsidiaries of Summit are restricted by law in the amount of dividends they may pay to Summit. In addition, Summit is restricted by certain debt agreements in the amount of dividends it may pay to its shareholders. At June 30, 1998, the amount that would have been available on that date for dividend payments to holders of Summit Common was approximately $106.7 million.


              PROPOSAL I-APPROVAL OF THE REORGANIZATION AGREEMENT

                               THE REORGANIZATION

     The following information concerning the Reorganization, insofar as it relates to matters contained in the Reorganization Agreement, is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.


GENERAL

     The Reorganization Agreement provides for the reorganization of NSS with and into Summit, pursuant to one of the following methods, as determined by
Summit: (1) The merger of NSS into Summit; (2) the merger of NSS into a newly formed, wholly-owned subsidiary of Summit; (3) the merger of a newly formed, wholly-owned subsidiary of Summit into NSS or (4) the exchange of shares of Summit Common for shares of NSS Common pursuant to the share exchange provisions of the CBCA. Summit has elected to effectuate the Reorganization through the method provided by clause (1), the merger of NSS into Summit. A vote in favor of the proposal to approve the Reorganization Agreement also constitutes approval of the Reorganization Option Agreement which is a part of the Reorganization Agreement. Upon consummation of the Reorganization, each outstanding share of NSS Common other than (i) shares of NSS Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of foreclosures or debts previously contracted), if any, (ii) shares of NSS Common beneficially owned by NSS or a subsidiary of NSS (other than shares of NSS Common held as a result of foreclosure or debts previously contracted), if any, and (iii) shares of NSS Common held in the treasury of NSS, if any, will be converted into and represent the right to receive the Reorganization Consideration.


CLOSING AND EFFECTIVE TIME

     The Reorganization Agreement provides that, unless otherwise agreed and assuming all conditions to closing have been satisfied or waived, the closing of the Reorganization ("Closing") will be held on the date designated by Summit on at least five business days notice ("Closing Notice") given to NSS. The date for the Closing designated by Summit may not be later than 32 days after the last to occur of the following: (1) if the transactions contemplated by the Reorganization Agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgment of Summit and NSS, to the consummation of the transactions contemplated by the Reorganization Agreement or such prior date as Summit and NSS shall elect, whether or not such proceedings have been brought to a conclusion; or (2) the date on which all Required Approvals are received and any required waiting periods have expired.

     If the Reorganization Agreement is approved by the requisite vote of NSS shareholders, all other conditions of the Reorganization are satisfied or waived and the Closing is held, the Reorganization will become effective at the date and time specified in the New Jersey Certificate or if filed later than the effective hour and date set forth in the New Jersey Certificate, the date of filing of the Connecticut Certificate. The New Jersey Certificate and Connecticut Certificate are required by the Reorganization Agreement to be filed no later than one business day following the date on which the closing of the Reorganization occurs. ("Closing Date"). If the Reorganization Agreement is approved by NSS shareholders on the scheduled date of the Special Meeting, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the fourth calendar quarter of 1998. The Reorganization Agreement may be terminated by either party if, among other things, the Closing fails to occur on or before March 1, 1999, but a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the Reorganization Agreement to be performed or observed by it on or before the Closing Date. See "THE REORGANIZATION-The Reorganization Agreement-Conditions to the Reorganization; Termination".



CONVERSION OF NSS COMMON


     Upon consummation of the Reorganization, the outstanding shares of NSS Common held at the Effective Time by each shareholder of NSS at the Effective Time, other than (i) shares of NSS Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of foreclosures or debts previously contracted), if any, (ii) shares of NSS Common beneficially owned by NSS or a subsidiary of NSS (other than shares of NSS Common held as a result of foreclosure or debts previously contracted), if any, and (iii) shares of NSS Common held in the treasury of NSS, if any, will be converted into Summit Common at Exchange Ratio of 1.232 and represent the right of the particular shareholder to receive the whole shares of Summit Common resulting from the conversion and, in lieu of any fractional share of Summit Common resulting from the conversion, a Cash in Lieu Amount equal to the fraction of a whole share represented by the fractional share multiplied by the closing price of a share of Summit Common on the NYSE-Composite Transactions List on the last trading day prior to the Effective Time. The Exchange Ratio is subject to appropriate adjustments in the event that, from the date of the Reorganization Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.


EXCHANGE OF NSS CERTIFICATES

     Prior to the Effective Time, Summit will appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to NSS as the Exchange Agent. As promptly as practicable after the Effective Time, but in no event more than 10 days after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding NSS Common as of the Effective Time, Summit will cause the Exchange Agent to send to each NSS shareholder a letter of transmittal and instructions for exchanging their NSS Certificates for a Summit Certificate and, if entitled thereto, a check representing a Cash In Lieu Amount.

     To effect a proper  surrender  and  exchange of NSS  Certificates,  all NSS
Certificates held by a particular NSS shareholder must be surrendered to the Exchange Agent by such shareholder with properly executed and completed letters of transmittal. Until a NSS shareholder has properly surrendered NSS Certificates, Summit may, at its option, refuse to pay to such holder dividends or other distributions, if any, payable to holders of Summit Common; provided, however, that, upon proper surrender and exchange of NSS Certificates, there will be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of NSS Common will be effected on the stock transfer books of NSS at and after the Effective Time.

     The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

     Neither certificates for fractions of shares of Summit Common nor scrip certificates for such fractions will be issued, and holders of NSS Certificates who would otherwise be entitled to receive fractions of shares of Summit Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of Summit Common would possess in respect of such full share, and will receive, in lieu thereof, the Cash In Lieu Amount.

     If more than one NSS Certificate is surrendered for the same NSS shareholder account, the number of whole shares of Summit Common for which a Summit Certificate will be issued to the owner of such account pursuant to the Reorganization Agreement will be computed on the basis of the aggregate number of shares of NSS Common represented by the NSS Certificates so surrendered.

     NSS SHAREHOLDERS SHOULD NOT SURRENDER THEIR NSS CERTIFICATES FOR EXCHANGE UNTIL A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOWEVER, NSS SHAREHOLDERS ARE URGED TO NOTIFY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. NOW, AT (800) 851-9677 IF THEIR NSS CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF ISSUING REPLACEMENT NSS CERTIFICATES.


CONVERSION OF NSS STOCK OPTIONS

     Each Original Option granted pursuant to the NSS Option Plans which is outstanding and unexercised at the Effective Time, will be converted automatically at the Effective Time into a New Option. All Original Options granted under the Employee Plan, whether or not exercisable immediately prior to the Effective Time, will be converted pursuant to the terms of the Employee Plan into a New Option that is immediately exercisable after the Effective Time. In addition, for a thirty day period holders of New Options which were originally granted under the Employee Plan have the right to elect to receive, in lieu of Summit Common, a cash payment equal to the difference between the adjusted exercise price of the New Option and the value of the Summit Common which could be acquired pursuant to the exercise of the New Option. Subject to the adjustment in exercise price and number of shares, described below, each New Option will continue to be governed by the terms of the NSS Option Plan under which the corresponding Original Option was granted and the stock option agreement by which it was evidenced, including terms and provisions governing exercises. In each case, (i) the number of shares of Summit Common subject to the New Option will be equal to the number of shares of Summit Common which would have been issued in the Reorganization if the shares of NSS Common subject to that option were issued and outstanding immediately prior to the Effective Time, rounded down to the next lower full share, and (ii) the exercise price per share of Summit Common subject to the New Option will be equal to the exercise price per share of NSS Common subject to the Original Option so converted divided by the Exchange Ratio.

     Within 45 days after the receipt by Summit of an accurate and complete list of all holders of NSS options, Summit will issue to each holder of New Options, upon receipt and cancellation of all agreements under which Original Options were issued to such holder, appropriate instruments confirming the conversion described above; provided, however, that Summit will not be obligated to issue such confirming instruments or any shares of Summit Common issuable upon exercise of a New Option until the shares of Summit Common issuable upon exercise of the New Options have been registered with the Commission and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which Summit will use its best efforts to effect within 30 days after NSS shall have delivered to Summit the above mentioned option-holder list.


RECOMMENDATION OF NSS BOARD

     THE REORGANIZATION AGREEMENT HAS BEEN APPROVED BY THE NSS BOARD. THE NSS BOARD BELIEVES THAT THE REORGANIZATION IS IN THE BEST INTERESTS OF NSS SHAREHOLDERS. THE NSS BOARD UNANIMOUSLY RECOMMENDS THAT NSS SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT.

BACKGROUND

     NSS Bank completed its conversion from a mutual savings bank to a capital stock savings bank in June, 1994. The Certificate of Incorporation of NSS Bank and Connecticut Banking Department regulations placed certain restrictions on the ability of a person to offer to acquire, or acquire, NSS Bank for a period of three years following the conversion (until June, 1997). Shortly after the expiration of the three year period, NSS Bank and its management began to receive, on occasion, informal acquisition proposals and other inquiries as to NSS Bank's interest in forming a strategic alliance with another entity. The NSS Bank Board determined that none of these informal proposals and inquiries warranted entering into formal negotiations with the party making them.

     Accordingly, NSS Bank concentrated most of its efforts in 1997 on improving shareholder value as an independent institution. NSS Bank formed NSS in 1997 to provide the organization with a greater corporate flexibility to effect acquisitions, stock repurchases and business and product expansion. However, in considering both the short-term and long-term objectives of NSS, the NSS Board recognized that changes in government regulation of interstate banking and industry consolidation had significantly increased competition in NSS's market area. The NSS Board determined that, in order to compete in this changed environment, NSS would have to expand the products and services offered to customers.

     During late 1997, the NSS Board interviewed several investment banking firms specifically to assist NSS with its evaluation of various strategic options to maximize shareholder value. Upon completion of the interview process, NSS engaged Sandler O'Neill as its financial advisor. Sandler O'Neill reviewed with NSS a variety of strategic options, including a possible sale of NSS. At that time, the NSS Board determined that it could enhance shareholder value by remaining independent, improving operational performance and repurchasing its stock.

     Several events beginning in late 1997 and carrying over into 1998 subsequently caused NSS to review its remaining independent strategy. First, a significant shareholder of NSS publicly took the position that NSS should be sold. Second, the stock price of NSS appreciated significantly due in part, presumably, to the increased possibility that NSS might be sold in the short term. Third, a number of banking institutions announced acquisitions at historically high sales prices. Finally, it became apparent through acquisition announcements such as that between Citicorp and Travelers Insurance that cross-industry barriers were rapidly coming down, thereby creating the promise of a new and powerful competitive force for community banks such as NSS to contend with. After deliberate consideration of these developments and NSS's options, the NSS Board decided to further explore the possibility of a strategic alliance with another financial institution.

     At the instruction of NSS, Sandler O'Neill identified and contacted numerous financial institutions to determine their initial interest in acquiring NSS. In May 1998, Sandler O'Neill prepared a confidential offering memorandum containing financial data and other information relating to NSS and sent it to seven companies that had executed confidentiality agreements. The seven companies were initially instructed to provide their preliminary indications of interest to Sandler O'Neill by May 28, 1998. Three of the seven companies that received the offering memorandum provided preliminary indications of interest, which were presented to the NSS Board on June 3, 1998. All three proposals contemplated a stock- for- stock exchange. The NSS Board questioned Sandler O'Neill about the financial aspects of each of the proposals, specifically inquiring into the key financial components of comparable transactions. The NSS Board dismissed one of the indications of interest because the Board believed that the price submitted by that bidder was not competitive. The NSS Board extensively discussed the remaining two proposals, and based upon the strength of Summit's historic and expected results of operations, financial condition and common stock value and the other factors described below under "Reasons for the Reorganzation", NSS's Board determined Summit to have the preferred proposal. The NSS Board then authorized Summit to perform additional due diligence on NSS, asked Summit to prepare a definitive agreement for review, and authorized its representatives to perform certain due diligence activities relative to Summit. The NSS Board further instructed Sandler O'Neill to advise the other interested party that based upon the NSS Board's review of the other proposals submitted, NSS had determined to pursue discussions with another party.

     In response to Sandler O'Neill's notification the other interested party submitted a revised proposal, increasing its price. Sandler O'Neill then advised Summit that NSS had received a revised proposal from the other finalist that would be considered by the NSS Board and suggested to Summit that it should consider revising its proposal if it intended to continue to pursue the transaction. In response, Summit submitted to NSS a revised proposal that included an increase in the Exchange Ratio to 1.232 and reflected the completion of Summit's due diligence process. NSS management, its financial advisor and legal counsel proceeded to review and revise several drafts of the proposed agreement with Summit, arriving at a draft that was presentable to the NSS Board for its consideration. The proposed definitive agreement, together with a memorandum from NSS's legal counsel summarizing the material terms of the definitive agreement, were then delivered to each of NSS's directors for their review and consideration at the June 17, 1998 NSS Board meeting.


     At the June 17, 1998 NSS Board meeting, Sandler O'Neill reviewed the financial terms of the two revised proposals. Management of NSS and Sandler O'Neill also reviewed with the NSS Board the results of their due diligence review of Summit. Legal counsel for NSS reviewed at length with NSS's Board the proposed definitive agreement and the stock option agreement. Based on substantially the same factors that led to its prior decision, plus the fact that Summit's proposal was not conditional on due diligence review and was embodied in a definitive agreement, NSS's Board again determined that Summit's proposal, with its increased price, continued to be the preferred proposal. In reaching its determination the NSS Board considered the strengths of Summit referenced above, as well as other relevant interests, including those of the shareholders, employees, customers, suppliers and community as required pursuant to Connecticut corporation law, and Sandler O'Neill's opinion that the Exchange Ratio is fair to NSS's shareholders from a financial point of view. The NSS Board determined that the Reorganization is in the best interests of NSS, its shareholders and other constituents, and for the reasons set forth below, the NSS Board unanimously approved the Reorganization. The NSS Board authorized management and NSS's representatives to finalize the definitive agreement. Once final revisions were made to the definitive agreement, it was executed by NSS and Summit on the evening of June 17, 1998. Summit and NSS publicly announced the Reorganization prior to the beginning of business on June 18, 1998.


REASONS FOR THE REORGANIZATION


NSS

     The NSS Board unanimously recommends the approval of the Reorganization to shareholders. The terms of the transaction, including the Exchange Ratio, were the result of arm's-length negotiations between NSS and Summit. The NSS Board believes that the Reorganization will enable holders of NSS Common to immediately realize increased value on their investment in NSS and to participate in opportunities for appreciation of Summit Common. In reaching its determination that the Reorganization is in the best interests of the NSS shareholders, and recommending that the NSS shareholders approve the Reorganization, the NSS Board consulted with NSS management, as well as Sandler O'Neill and its legal advisors, and considered a number of factors. Without assigning any relative or specific weights thereto, the following material factors were considered by the NSS Board in reaching its determination:

   (a) the amount and form of the consideration offered by Summit in relation to the market value, book value, earnings per share, and dividend rates of NSS Common and the NSS Board's belief that of the alternatives available, the Reorganization offered the greatest opportunity for long-term value to the NSS shareholders;

   (b) the expectation that the Reorganization will be a tax-free transaction to NSS and its shareholders to the extent that they receive Summit Common in exchange for their shares;

   (c) Summit's  business,  results  of  operations,   prospects  and  financial
       condition and the historical and potential future value of the Summit Common and dividends paid thereon;

   (d) the potential operating efficiencies and financial strength that the Reorganization would provide to the combined NSS-Summit organization, its customers, depositors, employees and the communities it serves, and the immediate and long-term effect that it would have on such organization's ability to compete for new business;

   (e) that the combined organization would be well situated to offer an expanded range of financial services and the benefits to customers as a result thereof;

   (f) the favorable conditions to the Reorganization, including the absence of a condition requiring pooling-of-interests accounting treatment;


   (g) the fact that the Reorganization Agreement is structured in such a manner to empower the shareholders as a group to decide whether or not to accept Summit's proposal to acquire NSS;



   (h) Sandler O'Neill's opinion that the Exchange Ratio is fair, from a financial point of view, to NSS shareholders, and the fact that Sandler O'Neill has confirmed in writing its opinion, as of the date of this Proxy Statement-Prospectus;



   (i) the NSS Board's familiarity with, and review of, the business, financial condition, results of operations and prospects of NSS, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;


   (j) the current and prospective environment in which NSS operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;


   (k) the advantages and disadvantages of NSS remaining as an independent institution or affiliating with a larger institution; and


   (l) the general structure of the Reorganization and the compatibility of management and business philosophy of Summit and NSS.


     THE NSS BOARD UNANIMOUSLY RECOMMENDS THAT NSS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.


     SUMMIT. The Summit Board believes the Reorganization will enhance Summit's retail franchise and competitive position in key market areas.


OPINION OF NSS'S FINANCIAL ADVISOR


     Pursuant to an engagement letter dated as of April 20, 1998 (the "Sandler O'Neill Agreement"), NSS retained Sandler O'Neill as an independent financial advisor in connection with NSS's consideration of a possible business combination with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.


     Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to NSS in connection with the Reorganization. In connection therewith, the NSS Board requested Sandler O'Neill to render its opinion as to the fairness of the Exchange Ratio to the shareholders of NSS from a financial point of view. On June 17, 1998, Sandler O'Neill delivered to the NSS Board its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to the holders of shares of NSS Common from a financial point of view. Sandler O'Neill has also delivered to the NSS Board a written opinion dated the date of this Proxy Statement-Prospectus (the "Sandler O'Neill Fairness Opinion") which is substantially identical to the June 17, 1998 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH RENDERING SUCH OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT- PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. HOLDERS OF SHARES OF NSS COMMON ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED REORGANIZATION.

     THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO THE NSS BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO HOLDERS OF SHARES OF NSS COMMON. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF NSS TO ENGAGE IN THE REORGANIZATION OR ANY OTHER ASPECT OF THE REORGANIZATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF NSS COMMON AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE REORGANIZATION OR ANY OTHER MATTER RELATED THERETO.

     In connection with rendering its June 17, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of NSS, Summit and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Summit, NSS nor Sandler O'Neill assumes responsibility for their accuracy.


SUMMARY OF PROPOSAL

     Sandler O'Neill reviewed the financial terms of the proposed transaction. Based on the closing price of Summit Common on June 17, 1998 of $47.75 and an Exchange Ratio of 1.232, Sandler O'Neill calculated an implied transaction value per share of NSS of $58.83. Based upon such implied transaction value and NSS's March 31, 1998 financial information, Sandler O'Neill calculated the price to tangible book value and price to last twelve months' normalized earnings. This analysis yielded a price to tangible book value multiple of 2.64x and a price to last twelve months' earnings multiple of 26.74x.


STOCK TRADING HISTORY

     Sandler O'Neill reviewed the history of the reported trading prices and volume of NSS Common and Summit Common, and the relationship between the movements in the prices of NSS Common and Summit Common, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index (the "S&P Index"), the NASDAQ Banking Index (the "Bank Index") and a selected composite group of publicly traded savings institutions (in the case of NSS) and publicly traded commercial banks (in the case of Summit) in geographic proximity and of similar asset size to NSS and Summit, respectively. During the one-year period ended June 12, 1998, NSS Common outperformed each of the indices to which it was compared, and Summit Common outperformed each of the S&P Index and the Bank Index and slightly under performed the peer group index.



COMPARABLE COMPANY ANALYSIS

     Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for NSS and two groups of savings institutions. The first group consisted of NSS and the following 12 publicly traded regional savings institutions (the "Regional Group"): Medford Bancorp Inc., BostonFed Bancorp Inc., First Federal of East Hartford, MECH Financial Inc., MASSBANK Corp., People's Bancshares Inc., American Bank of Connecticut, MetroWest Bank, Abington Bancorp Inc., Bancorp Connecticut Inc., Warren Bancorp Inc., and NewMil Bancorp Inc. Sandler O'Neill also compared NSS to a group of 10 publicly traded savings institutions which had a return on average equity (based on last twelve months' earnings) of greater than 16% and a price to tangible book value of greater than 230% (the

"Highly Valued Group"). The Highly Valued Group included the following institutions: Metropolitan Financial Corp., People's Bancshares Inc., CFSB Bancorp Inc., Great Southern Bancorp Inc., Home Federal Bancorp, MetroWest Bank, Coastal Financial Corp., PVF CapitalCorp., Warren Bancorp Inc. and First Citizens Corp. The analysis compared publicly available financial information for NSS and the median data for each of the Regional Group and the Highly Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended March 31, 1998.

     Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Summit and two different groups of commercial banks. The first group consisted of Summit and the following five publicly traded commercial banks (the "Peer Group"): Bank of New York Co., Republic New York Corp., HSBC Americas Inc., First Maryland Bancorp and M&T Bank Corporation. Sandler O'Neill also compared Summit to a group of eight publicly traded commercial banks which had a return on average equity (based on last twelve months' earnings) of greater than 18% and a price to tangible book value of greater than 320% (the "Commercial Highly Valued Group"). The Commercial Highly Valued Group was comprised of State Street Corp., Comerica Inc., Northern Trust Corp., Fifth Third Bancorp, Firstar Corp., First Tennessee National Corp., First Empire State Corp. and Old Kent Financial Corp. The analysis compared publicly available financial information for Summit and the median data for each of the Peer Group and the Commercial Highly Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended March 31, 1998.


ANALYSIS OF SELECTED MERGER TRANSACTIONS

     Sandler O'Neill reviewed 28 transactions announced from January 1, 1998 to June 16, 1998 involving publicly traded savings institutions nationwide as acquired institutions with transaction values greater than $15 million ("Nationwide Transactions"), and 9 transactions announced from July 25, 1997 to June 16, 1998 involving public savings institutions in the New England Region (Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) as acquired institutions with transaction values greater than $15 million ("New England Transactions"). Sandler O'Neill reviewed the ratios of transaction values to last four quarters' earnings, transaction value to book value, transaction value to tangible book value, tangible book premium to core deposits, transaction value to total deposits and transaction value to total assets and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. These multiples were applied to NSS's financial information as of and for the twelve months ended March 31, 1998. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of NSS Common of $51.07 to $67.37. Based upon the median multiples for New England Transactions, Sandler O'Neill derived an imputed range of values per share of NSS Common of $47.10 to $57.15.


     No company involved in the transactions included in the above analysis is identical to NSS or Summit and no transaction included in the above analysis is identical to the Reorganization. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of NSS and Summit and the companies to which they are being compared.


DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS

     Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of NSS through the year 2002 under various circumstances, assuming NSS performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of NSS Common at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 8x to 26x and applied multiples of tangible book value ranging from 140% to 320%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of NSS Common. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of NSS Common of between $13.91 and $51.60 when applying the price to earnings multiples, and an imputed range of values per share of NSS Common of between $24.62 and

$67.10 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio) would have on the resulting present value and discussed these effects with the NSS Board. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.


PRO FORMA MERGER ANALYSIS

     Sandler O'Neill analyzed certain potential pro forma effects of the Reorganization, based upon an Exchange Ratio of 1.232, NSS's and Summit's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the
Reorganization, charges associated with the Reorganization, and other adjustments discussed with senior managements of NSS and Summit. This analysis indicated that the Reorganization would be slightly dilutive to Summit's earnings per share and tangible book value per share in 1999. This analysis also indicated that, from an NSS shareholder's perspective, as compared to the projected stand-alone performance of NSS, the Reorganization would be accretive to NSS's earnings per share, dilutive to tangible book value per share of NSS Common and accretive to dividends per share for all periods analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.


     In connection with rendering its June 17, 1998 opinion, Sandler O'Neill reviewed, among other things: (i) the Reorganization Agreement and exhibits thereto; (ii) the Reorganization Option Agreement; (iii) certain publicly available financial statements of NSS and other historical financial information provided by NSS that Sandler O'Neill deemed relevant; (iv) certain publicly available financial statements of Summit and other historical financial information provided by Summit that Sandler O'Neill deemed relevant; (v) certain financial analyses and forecasts of NSS prepared by and reviewed with management of NSS and the views of senior management of NSS regarding NSS's past and current business, operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Summit prepared by and reviewed with management of Summit and the views of senior management of Summit regarding Summit's past and current business, operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Reorganization; (viii) the publicly reported historical price and trading activity for NSS Common and Summit Common, including a comparison of certain financial and stock market information for NSS and Summit with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.


     In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its June 17, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NSS or Summit or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of NSS or Summit, nor has it reviewed any individual credit files relating to NSS or Summit. With NSS's consent,

Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both NSS and Summit are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of NSS or Summit. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of NSS and Summit and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Reorganization Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Reorganization Agreement are not waived. Sandler O'Neill also assumed, with NSS's consent, that there has been no material change in NSS's and Summit's assets, financial condition, results of operations, business, or prospects since the date of the last publicly filed financial statements available to them, that NSS and Summit will remain as going concerns for all periods relevant to its analyses, and that the Reorganization will be accounted for as a purchase and will qualify as a tax-free reorganization for federal income tax purposes.


     Under the Sandler O'Neill Agreement, NSS will pay Sandler O'Neill a transaction fee in connection with the Reorganization, a substantial portion of which is contingent upon the consummation of the Reorganization. Under the terms of the Sandler O'Neill Agreement, NSS will pay Sandler O'Neill a transaction fee equal to 1.0% of the aggregate purchase price paid in the transaction, which price will be determined as of the day before the Closing Date. Based on the closing price of Summit Common on September 18, 1998 (the business day preceding the date of this Proxy Statement-Prospectus), assuming for purposes of such calculation that the Reorganization was consummated as of the date of this Proxy-Statement-Prospectus, NSS would pay Sandler O'Neill a transaction fee of approximately $1,275,000 million, of which approximately $400,000 has been paid and the balance will be paid when the Reorganization is consummated. Sandler O'Neill has also received a fee of $75,000 for rendering its fairness opinion. NSS has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.


     Sandler O'Neill has in the past provided certain other financial advisory services to NSS and has received compensation for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the debt or equity securities of NSS and Summit and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


REORGANIZATION OPTION AGREEMENT

     As an inducement and condition to Summit's willingness to enter into the Reorganization Agreement, NSS (as issuer) entered into the Reorganization Option Agreement with Summit (as grantee). Pursuant to the Reorganization Option Agreement, NSS granted the NSS Option to Summit. The NSS Option is an option to purchase (a) prior to the time and date the shareholders have approved the Reorganization Option Agreement in accordance with the first paragraph of Article Thirteen of the Certificate of Incorporation of NSS, up to 248,308 shares of NSS Common at a price of $45.00 per share or (b) after the date of such shareholder approval, up to 494,629 shares of NSS Common at a price of $45.00 per share, exercisable as described below. In addition, NSS agreed to pay Summit a "break up" fee of $3.5 million in the event the NSS Option becomes exercisable pursuant to the conditions set forth in (a) above. The purchase of any shares of NSS Common pursuant to the NSS Option is subject to compliance with applicable law.

     Unless Summit is in breach of any material covenant or obligation contained in the Reorganization Agreement and, if the Reorganization Agreement has not terminated prior thereto, such breach would entitle NSS to terminate the Reorganization Agreement, Summit may exercise the NSS Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the NSS Option will terminate upon the earliest to occur of certain events, including:

     (1) the time immediately prior to the Effective Time;

   (2) termination of the Reorganization Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Summit resulting from (i) a breach thereof by NSS which has not been cured or is not capable of being cured within the time allotted (ii) nonsatisfaction of a condition to Summit's obligation to close the Reorganization, or
       (iii) the failure of the NSS shareholders to approve the Reorganization); or

   (3) 15 months after the termination of the Reorganization Agreement following the occurrence of an Extension Event (as defined below) or the termination of the Reorganization Agreement by Summit upon (i) a breach by NSS which has not been cured or is not capable of being cured within the time allotted, (ii) nonsatisfaction of a condition to Summit's obligation to close the Reorganization, or (iii) the failure of NSS shareholders to approve the Reorganization.

     The term "Extension Event" shall mean the occurrence of certain events without Summit's prior written consent, including:

   (1) NSS, the NSS Board or any of its subsidiaries taking certain actions (each an "Acquisition Transaction"), including recommending or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving NSS or any of its banking subsidiaries, (b) the purchase, lease, or other acquisition of 10 percent or more of the aggregate value of the assets or deposits of NSS or any of its banking subsidiaries, (c) the purchase or other acquisition of securities representing 10 percent or more of the voting power of NSS or any of its banking subsidiaries or (d) any substantially similar transaction, in each case except as otherwise permitted by the Reorganization Option Agreement;

   (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the aggregate voting power of NSS or any of its banking subsidiaries;

   (3) any third party making a bona fide proposal to NSS or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase 10 percent or more of the aggregate voting power of NSS or any of its banking subsidiaries);

   (4) after a proposal by a third party to NSS or its shareholders to engage in an Acquisition Transaction, NSS breaches (without cure) any representation or covenant in the Reorganization Agreement which would entitle Summit to terminate the Reorganization Agreement;

   (5) any third  party  filing an  application  with any  federal or state bank
       regulatory   authority   for   approval  to  engage  in  an   Acquisition
       Transaction; or

     (6) any Purchase Event (as defined below).

     The term "Purchase Event" shall mean any of the following events or transactions:

   (1) any person other than Summit or a subsidiary of Summit acquiring beneficial ownership of 25 percent or more of the aggregate voting power of NSS or any of its banking subsidiaries, except as otherwise permitted by the Reorganization Option Agreement; or

   (2) failure of the shareholders of NSS to approve the Reorganization Agreement, failure of the NSS Board to call a meeting for consideration of the Reorganization or cancellation of such a meeting, or if the NSS Board shall have withdrawn or modified in a manner adverse to the consummation of the Reorganization its recommendation with respect to the Reorganization Agreement, in each case after an Extension Event; or

   (3) the occurrence of an Extension Event described in subparagraph (1) of the definition of "Extension Event" above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

     Upon the occurrence of certain events set forth in the Reorganization Option Agreement, at the election of Summit, the NSS Option (or shares issued pursuant to the exercise thereof) must be repurchased by NSS (the "Repurchase") or converted into, or exchanged for, an option of another corporation or NSS (the "Substitute Option"). In addition, the Reorganization Option Agreement grants certain registration rights ("Registration Rights") to Summit with respect to the shares represented by the NSS Option. The terms of such Repurchase, Substitute Option and Registration Rights are set forth in the Reorganization Option Agreement.

     The Reorganization Option Agreement and the NSS Option are intended to increase the likelihood that the Reorganization will be consummated according to the terms set forth in the Reorganization Agreement and may be expected to discourage offers by third parties to acquire NSS prior to the Reorganization.

     To the  knowledge  of Summit and NSS, no event  giving rise to the right to
exercise   the  NSS  Option  has   occurred   as  of  the  date  of  this  Proxy
Statement-Prospectus.

     A copy of the Reorganization Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms of the Reorganization Option Agreement and the NSS Option. The foregoing discussion is qualified in its entirety by reference to the Reorganization Option Agreement.


REGULATORY APPROVALS

     The Reorganization is subject to approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The BHC Act provides that the Federal Reserve Board may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the communities to be served. Under the BHC Act, as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of 5% or more of NSS's voting stock is subject to the same requirement for approval. The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after such approval or, if certain conditions are met, a shorter period, but, in the absence of an emergency, not less than 15 calendar days after the date of approval. During such period, the Justice Department may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "outstanding" or better under the Community Reinvestment Act.

     An application with respect to the Reorganization was filed by Summit with the Federal Reserve Bank of New York on July 24, 1998. Regulations of the Federal Reserve Board under the BHC Act require notice of an application for approval of the Reorganization to be published in a newspaper of general circulation and in the Federal Register and that the public have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the Federal Reserve Board within the time period provided for in the respective notices, the Federal Reserve Board's regulations permit the Federal Reserve Bank having jurisdiction over the applicant, acting on delegated authority from the Federal Reserve Board, to arrange a private meeting between the applicant and the protesters if the Federal Reserve Bank decides such a meeting would be appropriate. In addition, if an applicant or a protestor requests a hearing or if the Federal Reserve Board determines such to be appropriate, the Federal Reserve Board may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Federal Reserve Board or its designated representative be conducted. Due to the possibility that a private meeting, public hearing or proceeding providing for oral presentation will be scheduled by the Federal Reserve Board following receipt of a protest, and due additionally to the procedures relating thereto, Federal Reserve Board processing of reorganization applications receiving one or more protests will generally take longer than the processing of reorganization applications not receiving such protests. The comment period relating to Summit's application for approval of the Reorganization expired on or about August 28, 1998 and the application was approved by the Federal Reserve Board on September 2, 1998.

     The acquisition of NSS and NSS Bank by Summit is also subject to the approval by the Connecticut Commissioner of Banking under the Banking Law of Connecticut (the "BLC"). Under the BLC, the Connecticut Commissioner of Banking, in considering such acquisition, is to consider whether the acquisition is reasonably expected to produce benefits to the public and whether such benefits clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The Connecticut Commissioner of Banking may not approve the acquisition without considering whether: (i) The investment and lending policies of NSS Bank after the Reorganization will be consistent with safe and sound banking practices and will benefit the state; (ii) the services or proposed services of NSS Bank after the Reorganization will be consistent with safe and sound banking practices and will benefit the economy of the state; (iii) the acquisition of NSS by Summit will not substantially lessen competition in the banking industry in the state and (iv) Summit and NSS Bank will have sufficient capital to ensure and will ensure that NSS Bank will comply with applicable minimum capital requirements and will have sufficient managerial resources to operate NSS Bank in a safe and sound manner. In addition, the Connecticut Commissioner of Banking may not approve the acquisition of NSS Bank by Summit unless he finds that Summit and NSS Bank have a record of compliance with the Community Reinvestment Act of 1977 and Connecticut community reinvestment and consumer protection banking laws and that following the acquisition of NSS Bank by Summit, NSS Bank will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents. An application for approval of the acquisition of NSS and NSS Bank by Summit was filed with the Connecticut Commissioner of Banking on July 24, 1998. The application was approved by the Connecticut Commissioner of Banking on September 17, 1998.


     NSS shareholders should be aware that regulatory approvals of the Reorganization may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Reorganization. Any such approvals should in no event be construed by a NSS shareholder as a recommendation by any regulatory agency with respect to the Reorganization.


INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     Directors   and   executive   officers  of  NSS  have   interests   in  the
Reorganization that are in addition to their interests as NSS shareholders. These interests are described in more detail below.

INDEMNIFICATION

     In the Reorganization Agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of NSS or any subsidiary of NSS on or before the Effective Time with respect to liabilities and claims (and related expenses including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Summit Restated Certificate of Incorporation and By-Laws in effect on the date the Reorganization Agreement was executed and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service to Summit. During such time as NSS or its subsidiaries remains a separate entity organized under Connecticut law, the directors and officers thereof will be entitled to indemnification and advancement of expenses as provided by NSS's or such subsidiary's Certificate of Incorporation and by-laws and Connecticut law.

     In the Reorganization Agreement, Summit also agreed that, subject to NSS's covenant to take all requisite action to preserve its rights under its directors and officers liability insurance policies with respect to matters occurring prior to the Effective Time (other than matters arising in connection with the Reorganization Agreement and the transaction contemplated thereby), for a period of six (6) years after the Effective Time, Summit would use its best efforts to provide to the persons who served as directors or officers of NSS or any subsidiary of NSS on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of the Reorganization Agreement ("Comparable Coverage"); provided that in no event is Summit required to expend in the aggregate for the six years of post-Reorganization coverage more than 200% of the amount expended by NSS prior to the execution of the Reorganization Agreement for one year of coverage ("Coverage Amount"). Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the Coverage Amount if it is unable to maintain or obtain Comparable Coverage. NSS must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     NSS has employment agreements and change of control agreements with Messrs. Judson, Howell, Dorney and Braverman. The employment agreements, which extend through March 1, 2001, provide for, among other items, base salaries for Messrs, Judson, Howell, Dorney and Braverman of $185,680, $126,500, $99,000, and
$99,000, respectively, and incentive compensation as determined by the NSS Board. The employment agreements also provide that if the executive's employment is terminated without cause, the executive is entitled to receive a lump-sum payment equal to the greater of (i) the balance of salary that would have been paid for the remainder of term of the agreement calculated at current base salary or (ii) an amount equal to the number of the executive's full years of service to NSS Bank at the time of termination multiplied by a fraction determined by dividing current annual base salary by twenty-six. The change of control agreements provide that in the event a change of control of NSS or NSS Bank occurs while the executive is a full-time officer of NSS or NSS Bank, the executive is entitled to receive a lump-sum payment equal to three times the greater of (1) the executive's compensation for the last calendar year preceding the change of control or (2) the executive's average annual compensation during the three most recent taxable years. Under the change of control agreements, compensation includes salary and incentive compensation (including deferred compensation) as well as a cash and non-cash long-term compensation on an accelerated basis assuming the maximum award is earned. The change of control agreements also provide for reimbursement of excise taxes payable as a result of the change of control payments. Payments under the change of control agreements are in lieu of severance payments under the employment agreements and the change of control agreements expressly supersede provisions contained in the employment agreements relating to payments in the event of a change of control. The Reorganization will constitute a "change of control" for purposes of such change of control agreements. The amount of payments to Messrs. Judson, Howell, Dorney, and Braverman, pursuant to the foregoing change of control agreements would be $1,140,383, $779,348, $609,509, and $609,117, respectively.

EXECUTIVE LONG-TERM INCENTIVE PLAN PAYMENTS

     The NSS 1995 Executive Incentive Plan provides that in the event of a change in control, each grantee of performance stock will receive a cash payment based upon the maximum award payable under the plan, pro-rated for the length of time elapsed during the uncompleted performance period. Upon consummation of the Reorganization, the estimated payments under this plan to Messrs. Judson, Howell, Dorney and Braverman, respectively, would be $135,041, $92,001, $72,000, and $72,000.

ANNUAL INCENTIVE PLANS PAYMENTS

     Pursuant to the Annual Incentive Plans, cash awards are made to executive officers and directors of NSS upon satisfaction of pre-established performance targets of NSS for the fiscal year. The Annual Incentive Plans provide that in the event of a change of control, each participant will receive a cash payment based upon the maximum award payable under the plan, pro-rated for the length of time elapsed during the uncompleted fiscal year. Upon consummation of the Reorganization, the estimated payments under these plans to Messrs. Judson, Howell, Dorney and Braverman, respectively, would be $92,840, $63,250, $49,500, and $49,500 and an estimated payment to Mr. St. John of $25,300 and to each of Messrs. Fitzgerald, Jay, Kelley, Segall and Stack of $16,400.

SEVERANCE POLICY

     Pursuant to NSS's severance policy, all full-time and regular part-time employees with at least one year of service who do not have employment agreements with NSS are entitled to severance payments in the event that their employment is terminated within one-year of a change of control. Severance payments for full-time employees are calculated at the rate of two weeks base pay for each full year of service up to 26 years.


NSS EMPLOYEE STOCK OWNERSHIP PLAN


     Upon consummation of the Reorganization, the NSS ESOP will be discontinued and all accrued benefits, including benefits accelerated as result of the Reorganization, will be distributed to participants.


BOARD OF DIRECTORS

     Under the Reorganization Agreement, members of the Board of Directors of NSS Bank on the date of the Reorganization Agreement are entitled to continue their service as Directors of NSS Bank after the Effective Time until the earlier of (i) one year following the Effective Time or (ii) the merger of NSS Bank into a wholly-owned bank subsidiary of Summit not organized under the laws of the State of Connecticut (provided that if such merger occurs within one year of the Effective Time, such members may continue to serve for the balance of such year on an advisory board of directors).


NSS STOCK OPTION PLANS


     As described under "THE REORGANIZATION-Conversion of NSS Stock Options," Original Options outstanding at the Effective Time will be automatically converted into New Options, subject to the terms of the particular NSS Option Plan and grant agreement governing the Original Option, including terms and provisions governing exercises. The number of shares covered by the New Options and the exercise price thereof will be set by, respectively, multiplying the number of shares covered by, and dividing the exercise price of, the Original Option by, the Exchange Ratio. Pursuant to the terms of the Employee Plan, all Original Options granted under the Employee Plan will be converted into immediately exercisable New Options whether or not the Original Option was exercisable. In addition, in lieu of receiving Summit Common, for a thirty day period holders of Original Options granted under the Employee Plan have the right to receive cash payments equal to the difference between the value of the underlying Summit Common and the adjusted option exercise price.

     The following table sets forth certain information relating to Original Options held by Messrs. Judson, Howell, Dorney and Braverman and all directors and executive officers of NSS as a group as follows: (i) the number of Original Options held by such persons; (ii) the number of Original Options held by such persons that are currently exercisable; (iii) the number of unexercisable Original Options held by such persons that will be converted into exercisable New Options at the Effective Time; (iv) the weighted average exercise price for currently exercisable Original Options; (v) the weighted average exercise price for unexercisable Original Options that will be converted into exercisable New Options at the Effective Time; and (vi) the aggregate net unrealized value of all Original Options based on the number of shares of Summit Common covered by, and the exercise price of, the New Options into which the Original Options are convertible and using the last sale price of a share of Summit Common on September 17, 1998 of $38.06 as the market price for purposes of the calculation.

                                                                      WEIGHTED           WEIGHTED
                                                     OPTIONS          AVERAGE        AVERAGE EXERCISE     AGGREGATE
                                                   EXERCISABLE     EXERCISE PRICE    PRICE OF OPTIONS       NET
                                      OPTIONS      IN CONNECTION     OF OPTIONS       EXERCISABLE IN     UNREALIZED
                          OPTIONS    CURRENTLY       WITH THE        CURRENTLY       CONNECTION WITH      VALUE OF
                           HELD     EXERCISABLE   REORGANIZATION    EXERCISABLE     THE REORGANIZATION    OPTIONS
                          --------- ------------- ---------------- ---------------- -------------------- -----------
Robert T. Judson   ......   63,267      51,267         12,000         $17.57             $25.17           $1,763,465
Charles F. Howell  ......   44,201      36,201          8,000          17.45              25.17            1,239,114
Jeremiah T. Dorney ......   27,634      22,634          5,000          17.40              25.17              775,837
Marcus I. Braverman   ...   24,600      19,600          5,000          17.77              25.17              679,132
Directors & Executive
 Officers as a Group
 (10 Persons in Total)     205,463     175,463         30,000         $17.55              25.17           $5,791,409



     In lieu of the option grant that would otherwise have automatically occurred at the 1998 NSS annual meeting pursuant to the Director Plan, on September 24, 1998 the six non-employee directors of NSS will each receive a grant of an option to purchase 2000 shares of NSS Common at an exercise price equal to the fair market value of the NSS Common on that day.



THE REORGANIZATION AGREEMENT


AMENDMENT

     NSS and Summit may jointly amend the Reorganization Agreement at any time; provided, however, that, after the Special Meeting, no amendment may reduce the amount of, or change the form of consideration to be received by NSS
shareholders   unless  such   modification   is  submitted  to  a  vote  of  NSS
shareholders.


NSS COVENANTS

     Pursuant to the Reorganization Agreement, NSS has covenanted, among other things, that, until termination of the Reorganization Agreement, NSS will advise Summit of any material adverse change in NSS's business and of certain other circumstances, and the business of NSS and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the Reorganization Agreement. Furthermore, until termination of the Reorganization Agreement, without the prior written consent of Summit, NSS will not declare or pay any dividend other than a quarterly cash dividend at a rate up to $.13 per share (provided that if Summit increases its dividend after the date of the Reorganization Agreement, NSS may increase the $.13 per share by a percentage equal to the percentage increase in the Summit dividend) and will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of extraordinary liabilities and the issuance of capital stock.

     In order to ensure that NSS shareholders would be paid at least one, but no more than one, dividend in each calendar quarter between the date of the Reorganization Agreement and the Effective Time, NSS agreed in the Reorganization Agreement to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

     NSS also has agreed that, until termination of the Reorganization Agreement or the Effective Time, neither NSS nor any of its subsidiaries nor any of the officers or directors of NSS or its subsidiaries shall, and that NSS shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by NSS or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any nonpublic information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below). "Acquisition Proposal" is defined as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving NSS or any of its subsidiaries, or the acquisition of any assets (other than those permitted under the Reorganization Agreement) or any securities of NSS or any of its subsidiaries. Further, NSS is to immediately cease any activities, discussions, or negotiations with respect to the foregoing. In addition, NSS has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any inquiry with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of NSS or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to such Summit officer a copy of any document relating thereto promptly after any such document is received by NSS.


SUMMIT COVENANTS

     Pursuant to the Reorganization Agreement, Summit has covenanted, among other things, that, until termination of the Reorganization Agreement, Summit will advise NSS of any material adverse change in Summit's business and certain other circumstances.


CONDITIONS TO THE REORGANIZATION; TERMINATION

     The obligations of both parties to consummate the Reorganization are subject to the satisfaction of certain conditions including: (1) approval of the Reorganization Agreement by the requisite vote of the holders of NSS Common; (2) receipt of all required regulatory approvals by Summit and NSS without restrictions or limitations, that, in the reasonable opinion of Summit , would materially adversely affect the financial condition of Summit following the consummation of the Reorganization and the expiration of any waiting periods required by such approvals; (3) continued effectiveness of the registration statement; (4) the receipt by Summit and NSS of an opinion from Thomson Coburn as to certain federal income tax consequences of the Reorganization; (5) an indication by the NYSE that the shares of Summit Common to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance; (6) the absence of material litigation; (7) the absence of regulatory agreements relating to the parties; (8) the delivery of officers' certificates by NSS and Summit; and (9) other customary conditions described in the Reorganization Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Reorganization will not be consummated without the receipt of the requisite shareholder and regulatory approvals.


     Either party may terminate the Reorganization Agreement if (1) NSS Shareholders, in a vote on the Reorganization Agreement at a meeting held for such purpose, fail to approve the Reorganization Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement), (3) on the date for Closing designated by Summit in the Closing Notice, all the conditions precedent to such parties' obligations to close are not met, or (4) the Closing is not consummated on or before March 1, 1999, provided, however, that a party does not have the termination right described by this clause (4) if the failure to close by March 1, 1999 is due to its failure to perform or observe an agreement which the Reorganization Agreement requires it to perform or observe by the Closing Date. In addition the parties may terminate the Reorganization Agreement at any time by mutual agreement. In addition, the Reorganization Agreement provides that the NSS Board may terminate the Reorganization Agreement if the average of the closing prices of a share of Summit Common on the NYSE Composite Transactions List for the 10 consecutive full trading days ending on the FRB Approval Date is less than $39.11 and the number obtained by dividing the Summit Price by $47.125 is more than .17 less than the number obtained by dividing the average closing price per share of the Index Group for the 10 consecutive full trading days ending on the FRB Approval Date by the average closing price per share of the common stocks of the Index Group on June 16, 1998. Federal Reserve Board approval was received on September 2, 1998 and the forgoing termination right did not become exercisable. The Summit Board may terminate the Reorganization Agreement if the NSS Board fails to recommend approval of the Reorganization Agreement or withdraws such recommendation or if the cost of certain environmental matters exceeds thresholds set forth in the Reorganization Agreement.

EXPENSES

     Should either party terminate the Reorganization Agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing or if Summit terminates because the NSS Board fails to recommend the Reorganization or because of the environmental contingency referred to above, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out of pocket expenses reasonably incurred in connection with the Reorganization Agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. In the event that the Reorganization Agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the Reorganization Agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission, the Federal Reserve Board, the Connecticut Department of Banking and the NYSE. Each party has agreed to indemnify the other for claims for brokerage commissions and finders fees.


CHARTER AND BY-LAWS OF SURVIVING CORPORATION

     Pursuant to the Reorganization Agreement, the Restated Certificate of Incorporation and By-Laws of Summit, as in effect at the Effective Time, will be the Restated Certificate of Incorporation and By-Laws of the surviving corporation (the "Surviving Corporation"), unless and until amended.


BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     The Reorganization Agreement provides that the directors and officers of Summit immediately prior to the Effective Time will continue to be the directors and officers, respectively, of the Surviving Corporation.


DISSENTERS' RIGHTS

     Any NSS shareholder who objects to the Reorganization Agreement has the right to be paid the fair value of all shares of NSS Common owned by such shareholder in accordance with the provisions of Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in Appendix D to this Proxy Statement-Prospectus. The following discussion is not a complete statement of the law pertaining to such rights, and is qualified in its entirety by reference to such sections of the CBCA.

     If the Reorganization is consummated, a shareholder of NSS who does not vote in favor of the approval and adoption of the Reorganization Agreement, and who follows the statutory provisions of the dissenters' rights statute summarized herein may require Summit to pay the fair value of his or her shares of NSS Common, determined as provided in the dissenters' rights statute.

     A shareholder of NSS who desires to pursue his or her dissenters' rights must deliver to NSS, before the taking of the vote on the Reorganization Agreement, a written notice of intent to demand payment for his or her shares if the Reorganization is effectuated. Notice of an intention to demand payment should be addressed to Jeremiah T. Dorney, Corporate Secretary, NSS Bancorp, Inc., 48 Wall Street, Norwalk, Connecticut 06852. The shareholder must then not vote any shares in favor of the approval and adoption of the Reorganization
Agreement. A vote against the approval and adoption of the Reorganization Agreement, whether by proxy or in person at the NSS Meeting, is not required to preserve a shareholder's dissenters' rights, nor will a negative vote be considered a demand for payment in and of itself without compliance with the requirements set forth in Appendix D, including the delivery prior to the shareholder vote of the notice of intent to demand payment. A NSS shareholder who votes in favor of the Reorganization Agreement will be precluded from exercising dissenters' rights.

     If the Reorganization Agreement is approved and all conditions to the Reorganization are satisfied or waived, Summit will send a dissenters' notice to shareholders who have given written notice of intent to demand payment within ten days after the consummation of the Reorganization. The dissenters' notice will state where the shareholder's demand for payment must be sent and where and when certificates for certificated shares must be deposited; inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received; supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Reorganization Agreement (June 18, 1998); and require that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date. Finally, Summit will set a date by which Summit must receive the payment demand, which date will not be fewer than 30 nor more than 60 days after the date of the written dissenters' notice. Each such dissenters' notice will include a copy of CBCA Sections 33-855 to 33-872.

     Within the time period set forth in Summit's dissenters' notice, a dissenting shareholder must demand payment for his or her shares and certify whether he or she beneficially owned such shares prior to June 18, 1998. A shareholder who demands payment must deposit the certificate or certificates representing such shares with Summit in accordance with the terms of the dissenters' notice. Failure to demand payment or deposit share certificates terminates a shareholder's dissenters' rights.

     A demand for payment may be executed by or for the record shareholder, as the shareholder's name appears on the share certificate. A beneficial owner of shares of NSS Common who is not the record owner may demand payment with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to NSS at or before the assertion of his or her dissenters' rights written consent of the record holder. A record owner, such as a broker, who holds NSS Common for others, may demand payment with respect to less than all of the shares of NSS Common held of record by such person. In that event, the record owner must demand payment with respect to all shares owned beneficially by the same person, and must provide NSS with the name and address of each person on whose behalf such demand is being made.

     With respect to shares acquired by a dissenting shareholder before June 18, 1998, Summit will pay, as soon as the Reorganization is consummated or promptly after receipt of a post-Reorganization demand, to each shareholder who makes a proper demand for payment, the amount Summit estimates to be fair value of such shareholder's shares (plus accrued interest). The payment by Summit to such shareholder will be accompanied by: NSS's balance sheet for the fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; the latest available interim financial statements, if any; a statement of Summit's estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenting shareholder's rights to demand payment; and a copy of the dissenters' rights sections of the CBCA.

     Summit may elect to withhold payment to a shareholder who makes a demand for payment if the shareholder was not the beneficial owner of NSS Common before June 18, 1998. If Summit elects to withhold payment to such shareholder, Summit will send to the dissenting shareholder its offer of payment (plus accrued interest) accompanied by a statement of Summit's estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the shareholder's right to demand payment if dissatisfied. A shareholder's acceptance of such offer is in full satisfaction of the shareholder's demand.

     If dissatisfied with Summit's payment or offer, a dissenting NSS shareholder must, within 30 days after Summit makes or offers payment, notify Summit in writing of such shareholder's own estimate of the fair value of his shares and the amounts of interest due, and demand payment of his or her estimate, less any payment by Summit, or may reject Summit's offer and demand payment for the fair value of his or her shares and interest owing. Such action may be taken only if (a) the shareholder believes that the amount paid or offered is less than the fair value of the shareholder's shares or that the interest due is incorrectly calculated; or (b) Summit fails to make payment within 60 days after the date set for the shareholder's demand for payment. Failure to make such a demand within the 30 day period will be treated as a waiver of the shareholder's right to demand payment in an amount exceeding the amount previously paid or offered by NSS.

     If a NSS shareholder's demand for payment remains unsettled, Summit will commence a proceeding within 60 days after receipt of shareholder's payment demand in Connecticut Superior Court for the judicial district of Stamford/Norwalk to determine fair value of the shares (plus accrued interest thereon) making each dissenting shareholder whose demand remains unsettled a party to the proceeding. If Summit fails to timely commence such proceeding, Summit shall pay each dissenting shareholder whose demand remains unsettled the amount demanded. The court may, if it so elects, appoint appraisers to recommend the fair value of NSS Common. Each NSS shareholder made a party to the proceeding is entitled to the excess of fair value of such shareholder's shares (as determined by the court), plus interest over the amount paid by Summit, or to the fair value (plus accrued interest) of the after acquired shares for which Summit elected to withhold payment. The costs and expenses, including the reasonable compensation and expenses of court appointed appraisers, will be assessed against Summit. All or any part of such costs and expenses may be apportioned and assessed against any or all shareholders who are parties to the proceedings to whom Summit has made an offer for payment if the court finds that the action of such shareholders was arbitrary or vexatious or not in good faith.

     Any holder of NSS Common who intends to object to the Reorganization Agreement should carefully review the text of the applicable provisions of the CBCA set forth in Appendix D to this Proxy Statement-Prospectus and should also consult with such holder's attorney. THE FAILURE OF A HOLDER OF NSS COMMON TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX D MAY RESULT IN LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of NSS Common, except as otherwise required by law.


     While not specifically covered by the opinion of tax counsel discussed below, in general, any objecting shareholder who perfects the right to be paid the fair value of such holder's NSS Common in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash in an amount equal to the difference between the amount of cash received and their adjusted tax basis in the NSS Common.


NEW YORK STOCK EXCHANGE LISTING

     Summit has agreed in the Reorganization Agreement to use its best efforts to cause the shares of Summit Common to be issued in the Reorganization to be listed on the NYSE. The NYSE's indication that such shares of Summit Common are to be listed on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Reorganization.


ACCOUNTING TREATMENT

     It is anticipated that the Reorganization, when consummated, will be treated as a purchase. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill, which will be amortized over a period not to exceed 20 years.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a summary of the material United States federal income tax ("federal income tax") consequences of the Reorganization to certain NSS shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Reorganization Agreement. The discussion does not address all aspects of federal income taxation that may be applicable to NSS shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Reorganization that are applicable to NSS shareholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their NSS Common pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their NSS Common as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, each NSS shareholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Reorganization to such shareholder. The discussion assumes that shares of NSS Common are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

     NSS has received an opinion from Counsel to the effect that, assuming the Reorganization occurs as a merger of NSS with and into Summit and occurs in accordance with the Reorganization Agreement, the Reorganization will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

     (1) No gain or loss will be recognized by Summit or NSS as a result of the Reorganization.

   (2) NSS shareholders will recognize no gain or loss as a result of the exchange of their NSS Common solely for shares of Summit Common pursuant to the Reorganization, except with respect to Cash in Lieu Amounts with regard to fractional shares, if any, as discussed below.

   (3) The aggregate adjusted tax basis of the shares of Summit Common received by each NSS shareholder in the Reorganization (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of NSS Common surrendered.

   (4) The holding period of the shares of Summit Common received by each NSS shareholder in the Reorganization (including any fractional share of Summit Common deemed to be received, as described in paragraph 5 below) will include the holding period of the shares of NSS Common exchanged therefor.

   (5) An NSS shareholder who receives the Cash In Lieu Amount with regard to a fractional share of Summit Common will be treated as if the fractional share had been received by such shareholder in the Reorganization and then redeemed by Summit in return for the Cash In Lieu Amount. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Summit Common allocable to the fractional share.

     Counsel's opinion is subject to the conditions and assumptions that are stated therein and relies upon various representations made by Summit and NSS. If any of these representations or assumptions is inaccurate, the tax consequences of the Reorganization could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The receipt of Counsel's opinion again as of the date of the closing of the Reorganization is a condition to the consummation of the Reorganization. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service ("Service"), has no binding effect. The Service could take a position contrary to Counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor NSS has requested an advance ruling as to the federal income tax consequences of the Reorganization, and the Service is not expected to issue such a ruling.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION TO CERTAIN NSS SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH NSS SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSIONS MAY NOT APPLY TO EACH NSS SHAREHOLDER. ACCORDINGLY, EACH NSS SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


     For a general discussion of the federal income tax consequences to NSS shareholders who exercise dissenters rights, see "Dissenters Rights", above.



RESALE OF SUMMIT COMMON


     The shares of Summit Common into which shares of NSS Common are converted on the Effective Date will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of NSS for purposes of Rule 145 under the Securities Act as of the date of Special

Meeting. Affiliates may not sell their shares of Summit Common acquired in connection with the Reorganization except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of NSS generally include individuals or entities that control, are controlled by or are under common control with NSS and may include certain officers and directors of NSS as well as principal shareholders of NSS.

     NSS agreed in the Reorganization Agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of NSS's counsel to be affiliates of NSS to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.

DIFFERENCES IN SHAREHOLDERS' RIGHTS

     The rights of NSS shareholders, which are determined by Connecticut corporation law and the certificate of Incorporation and By-Laws of NSS, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in shareholders' rights are attributable to differences between the corporation law of Connecticut, the state of NSS's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' rights are attributable to differences between the Certificate of Incorporation and By-Laws of NSS and Restated Certificate of Incorporation and By-Laws of Summit. Certain of the rights of NSS shareholders described below which are provided by Connecticut corporation law or contained in the Certificate of Incorporation or By-Laws of NSS and which are not provided by New Jersey corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to NSS shareholders as Summit shareholders; however, certain rights provided for by New Jersey corporation law or the Restated Certificate of Incorporation or By-Laws of Summit are also deemed to have an anti-takeover effect and will be available to NSS shareholders only after becoming Summit shareholders. The following is a summary discussion of the most significant differences in shareholders' rights. This summary is qualified in its entirety by reference to the corporation laws of Connecticut and New Jersey and the governing documents of NSS and Summit referred to above.


COMPARISON OF CERTIFICATES OF INCORPORATION AND BY-LAWS

CLASSIFIED BOARD AND RELATED PROVISIONS

     NSS. The Certificate of Incorporation of NSS divides the NSS Board into three classes, as nearly equal in number as possible, with each class of directors serving a staggered term of three years and provides that the NSS Board shall consist of not less than seven nor more than eleven directors. Directors are elected by a plurality of votes cast by shareholders entitled to vote. Presently, there are three directors in Class One, three directors in Class Two and two directors in Class Three.

     SUMMIT. The Restated Certificate of Incorporation of Summit provides that the Summit Board shall consist of not less than five and not more than forty persons and divides the Summit Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit Board. Directors are elected by a plurality of votes cast by shares entitled to vote. Presently there are seven directors in Class I, five directors in Class II and six directors in Class III.

     The Restated Certificate of Incorporation of Summit further requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

     The Restated Certificate of Incorporation of Summit also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. The effect of these provisions is to make it difficult for persons other than those negotiating directly with the Summit Board to acquire seats on the Summit Board and obtain control of Summit.

MEETINGS AND CONSENTS


     NSS. NSS's Certificate of Incorporation and By-Laws provide that unless otherwise required by law, a special meeting of shareholders may be called only by the Chairman of the Board, the President, or a majority of the Board of Directors. Pursuant to the CBCA, special meetings must be held upon the demand of holders of not less than thirty-five percent of shares entitled to vote on a matter. Under the NSS Certificate of Incorporation, actions required or permitted to be taken by shareholders must be effected at a duly called annual or special meeting and may not be taken by any consent in writing of shareholders.

     SUMMIT. Under Summit's By-Laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Board. The Restated Certificate of Incorporation of Summit requires that, subject to the rights of holders of any series of Preferred Stock or other class or series of stock having preference over the Summit Common as to dividends or upon liquidation, all actions by the shareholders of Summit be taken exclusively at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of Summit provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under the Summit By-Laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the Board determines that such action shall be taken by written consent.


FAIR PRICE, EVALUATION OF BUSINESS COMBINATIONS AND BENEFICIAL OWNERSHIP LIMITATIONS


     NSS FAIR PRICE PROVISION. The NSS Certificate of Incorporation provides that a "super-majority" vote of shareholders must approve certain business combinations, including mergers, consolidations, share issuances, sales of assets, liquidations, dissolutions or reclassifications, between NSS and an "Interested Shareholder" (as such term is defined below) or any other corporation (whether or not itself an Interested Shareholder) which is or after such merger would be, an affiliate or associate of any Interested Shareholder, unless the transaction is approved by the NSS Board or certain fair price procedural requirements are satisfied. An "Interested Shareholder" is generally defined as a person or entity who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of voting stock of NSS. Such transactions must first be approved by the NSS Board and then by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, and by two-thirds of the voting power of the outstanding shares of the voting stock exclusive of shares held by or on behalf of the Interested Shareholder, unless: (1) the transaction is approved by the NSS Board before the Interested Shareholder first became an Interested Shareholder; (2) or in the case of a merger, consolidation or share exchange, and in all other business combinations, certain fair price and procedural provisions are met. In general, the fair price provisions require that shareholders whose stock is acquired in a business combination be paid at least as much as the highest price the Interested Shareholder paid for shares within the two prior years or the price that the Interested Shareholder paid in the transaction by which the Interested Shareholder first became an Interested Shareholder, whichever is higher. The procedural provisions include prohibitions against omissions of dividends on preferred stock, reductions in dividends on NSS Common and acquisitions by the Interested Shareholder of more stock of NSS. The provisions of the NSS Certificate of Incorporation are substantially similar to applicable provisions of the CBCA. Summit's Restated Certificate of Incorporation does not contain a similar fair price provision although the New Jersey Shareholder's Protection Act contains a fair price provision. See "Comparison of Corporation Laws".

     EVALUATION OF OFFERS. The Certificate of Incorporation of NSS provides that the NSS Board, when evaluating any tender or exchange offer for stock of the corporation, offer or proposal to merge or consolidate the corporation with another institution, or an offer or proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation what it reasonably believes to be in the best interests of the corporation including: (a) the long-term as well as the short-term interests of the corporation; (b) the long-term and short-term interests of shareholders, including the possibility that those interests may be best served by continued independence; (c) the interest of the corporation's employees, customers, creditors and suppliers; (d) community and social considerations including those of any community in which any office or other facility of the corporation is located; and (e) any other factor which the director determines in his or her discretion to be appropriate in determining what he reasonably believes to be in the best interests of the corporation. The foregoing provisions are substantially similar to applicable provisions in the CBCA. Summit's Restated Certificate of Incorporation does not contain a similar provision. However, New Jersey corporation law provides that a director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interests of the corporation, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business Corporation Act.

     NSS BENEFICIAL OWNERSHIP LIMITATION. The NSS Certificate of Incorporation prohibits any person or group from acquiring 10% or more of the voting stock of NSS without the approval of the Connecticut Commissioner of Banking unless such acquisition has been approved by an affirmative vote of two-thirds of each class of voting stock and all requisite federal and state regulatory approvals have been obtained. Further, no person may make an offer to acquire 10% or more of the voting stock unless the NSS Board has been notified in writing of such offer and has not disapproved thereof and the requisite regulatory approvals have been obtained. Any person who does not comply with the foregoing provisions is prohibited from voting shares held in excess of 10% and the NSS Board may direct that such excess shares be sold. Summit's Restated Certificate of Incorporation does not contain a similar beneficial ownership limitation provision.


SHAREHOLDER RIGHTS PLANS


     NSS. NSS has a shareholder rights agreement ("NSS Rights Agreement") which provides that automatically attached to each share of NSS Common is one right (a "NSS Right") which, when exercisable, entitles the holder of the NSS Right to purchase one one-hundredth of a share of Series A Preferred at a price of $40, subject to adjustment. The NSS Rights become exercisable when a person acquires an ownership interest in NSS (in general, 10% of the outstanding shares of NSS) so as to become an "NSS Acquiring Person" or commences an offer to acquire shares which would make such person an "NSS Acquiring Person" (such acquisition or offer being referred to as the "NSS Distribution Date"). Shares of Series A Preferred entitle holders thereof to 100 times the dividend, voting and liquidation rights of NSS Common, as well as the right to receive 100 times the consideration received by holders of NSS Common in a merger. In the event NSS is acquired in a merger after the occurrence of a NSS Distribution Date, the NSS Rights entitle the holders thereof to receive, upon exercise of the right, common stock of the acquiring company with a value of five times the exercise price of the right. Accordingly, exercise of NSS rights may cause substantial dilution to a person that attempts to acquire NSS without NSS Board approval and may have certain anti-takeover effects. See "Description of NSS Capital Stock - Shareholder Rights Agreement".

     SUMMIT. Summit has in effect a shareholder rights plan pursuant to which holders of shares of Summit Common possess one preferred stock purchase right for each share of Summit Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events ("effective time"), one one hundred-fiftieth (1|M/150) of a share of a new series of Preferred
Stock, designated the Series R Preferred Stock, at $60 per one one hundred-fiftieth share ("exercise price"), with full shares having rights per share equal to 150 times the rights of Summit Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The Summit Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of Summit's shareholder rights plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK-Shareholder Rights Plan." The combination of prohibitive dilution of the acquiring person's share value and the power of the Summit Board to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.


NOMINATIONS TO THE BOARD, SHAREHOLDER PROPOSALS AND CONDUCT OF MEETING


     NSS. Pursuant to NSS's By-Laws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock entitled to vote for the election of directors. NSS shareholders may nominate directors for election by providing written notice to NSS's Secretary delivered or mailed not less than twenty (20) days prior to the meeting. The presiding officer of the meeting shall disregard any shareholder nomination to the NSS Board which is not made in accordance with the Certificate of Incorporation. Holders of NSS Common may not cumulate their votes in elections of directors.

     SUMMIT. The By-Laws of Summit contain provisions that empower the Summit Board to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by the Summit Board, to adopt such rules, regulations and procedures and to take such actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. The Summit By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at meetings of shareholders and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the anniversary of the preceding year's annual meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws. Holders of Summit Common may not cumulate their votes in elections of directors.


VOTE REQUIRED FOR CHARTER AND BY-LAW AMENDMENTS


     NSS. In general, any amendment of the NSS Certificate of Incorporation requires the affirmative vote of a majority of the outstanding voting shares of NSS Common entitled to vote thereon. The amendment of certain provisions of the NSS Certificate of Incorporation, including those dealing with capital stock, the election of the NSS Board, amendment of By-Laws, approval of Business Combinations, the calling of special meetings of shareholders, vacancies on the NSS Board, removal of directors, notice of shareholder nominations of candidates for the election of directors, the elimination of shareholders' actions by consent, approval of acquisitions of 10% or more of the company's voting stock, factors to be considered by the NSS Board in evaluating certain transactions such as tender or exchange offers, the addition of an article imposing cumulative voting for the election of directors, and any amendment of the procedure for amending the foregoing provisions must be approved by the affirmative vote of the holders of not less than 60% of shares of NSS entitled to vote thereon. If there is an Interested Shareholder, such 60% vote must include the affirmative vote of not less than two-thirds of the voting power of the NSS Common held by shareholders other than the Interested Shareholder. Pursuant to NSS's Certificate of Incorporation and By-Laws, the NSS Board may make, adopt, alter, amend and repeal the By-Laws, subject to the right of shareholders to adopt, alter, amend and repeal By-Laws made by the Board; however, the affirmative vote of 60% of the voting power of the issued and outstanding shares entitled to vote thereon is required to effect an amendment or repeal of or adoption of a provision inconsistent with the NSS By-Laws, and if there is an Interested Shareholder, such 60% vote must include the affirmative vote of not less


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


than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by shareholders other than the Interested Shareholder.


     SUMMIT. As discussed above, the Restated Certificate of Incorporation of Summit requires that certain provisions relating to increases in the number of directors (which number may also be increased by the Board), changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. The By-Laws of Summit provide for amendments upon two-thirds vote of the Board of Directors. Under the New Jersey Business Corporation Act, by-laws made by a corporation's board may be altered or repealed and new by-laws made by the shareholders.


REMOVAL OF DIRECTORS

     NSS. Under the NSS Certificate of Incorporation, any individual director may be removed for cause by the affirmative vote of the holders of two-thirds of the directors then in office. The NSS By-Laws further provide that directors may be removed for cause in accordance with the CBCA and that the office of any director who fails to attend six consecutive meetings of the Board shall become vacant if the majority of the Board determines such absence was without good cause.

     SUMMIT. The Summit Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors (other than for directors elected by Preferred Shareholders). Under the New Jersey Business Corporation Act, with respect to a classified board, directors may be removed by shareholders for cause only, by the affirmative vote of the majority of votes cast by the holders entitled to vote thereon.


AUTHORIZED SHARES


     NSS. NSS has 7,000,000 authorized shares of NSS Common and 500,000 shares of Serial Preferred Stock, $.01 par value, ("Serial Preferred") of which 50,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred) and reserved for issuance under the NSS Shareholders Rights Plan. As of June 30, 1998, there were 2,378,085 shares of NSS Common outstanding. NSS's Certificate of Incorporation does not provide for preemptive rights or cumulative voting to attach to the ownership of NSS Common.


     SUMMIT. The Restated Certificate of Incorporation of Summit authorizes the issuance of 390,000,000 shares of Summit Common and 6,000,000 shares of preferred stock, no par value. As of June 30, 1998, there were approximately 173,934,000 shares of Summit Common outstanding and 1,500,000 shares of Summit Series R Preferred created in Summit's Restated Certificate of Incorporation for issuance under the Shareholder Rights Plan of Summit. The Restated Certificate of Incorporation of Summit and the New Jersey Business Corporation Act authorize the Summit Board to amend the Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. No preemptive rights attach to the ownership of Summit Common.


INDEMNIFICATION; LIMITATION OF LIABILITY


     NSS. Article V of NSS's By-Laws provides that NSS shall indemnify the directors, officers, employees and agents to the maximum extent permitted by and/or required by the CBCA. The NSS By-Laws specifically incorporate certain provisions of the CBCA relating to indemnification as from time to time amended.
Article IX of NSS's Certificate of Incorporation provides that the personal liability of a director of NSS to NSS or its shareholders for monetary damages for breach of duty owed as a director is limited to the amount of compensation received during the year of the violation unless (1) the breach involved a knowing and culpable violation of law by the director; (2) the breach enabled the director or an "associate" (as that term is defined in


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


Section 33-843 of the Connecticut General Statutes) to receive an improper personal economic gain; (3) the breach showed a lack of good faith and conscious disregard for the duty of the director to NSS under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to NSS; (4) the breach constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duties to NSS; or (5) the breach created liability under Section 33-757 or Section 36a-58 of the Connecticut General Statutes.


     SUMMIT. Summit's By-Laws provide that corporate agents (which term includes directors, officers and employees) of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit and that Summit may maintain insurance for corporate agents against liabilities and expenses. Summit's Restated Certificate of Incorporation limits the personal liability of a director or officer for damages for breach of any duty owned to the company or its shareholders except for liability for breach of duty based upon an act or omission: (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of the law, or (iii) resulting in receipt by such person of an improper personal benefit.


COMPARISON OF CORPORATION LAWS


     APPRAISAL RIGHTS IN MERGER OR CONSOLIDATION. Under New Jersey corporation law, unless a certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation that is a party to a consolidation, or that is not the surviving corporation in a merger, or that is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than (1) shares listed on a national securities exchange or held of record by not less that 1,000 holders, and (2) shares in exchange for which, pursuant to the plan of merger or consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. Summit's Restated Certificate of Incorporation contains nothing which provides otherwise. Connecticut law provides dissenters' rights of appraisal to shareholders of a corporation, such as NSS, in the event of a merger or consolidation or similar transaction. If a shareholder properly exercises his or her rights as an objecting shareholder, he or she will have the right to be paid "fair value" of his or her shares based, initially, on the company's estimated fair value of the shares. If a shareholder and the company do not agree on the fair value of his or her shares, the dissenting shareholder may submit to the company his or her own estimate of the fair value rejecting the company's estimated fair value offer. The company must then commence a proceeding in the Connecticut Superior Court for the judicial district where the company's principal office is located to determine the fair value of the shares. The court shall determine the fair value of the shares immediately before effectuation of the merger, exclusive of any element of value arising from the expectation or accomplishment of the proposed transaction. The court may also order the payment of interest and/or certain costs and expenses under equitable principles. See "THE REORGANIZATION - Dissenters' Rights."

     APPRAISAL  RIGHTS  RELATING  TO  DISPOSITION  OF  ASSETS.  Under New Jersey
corporation law, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation (other than for certain transfers of assets of a wholly owned subsidiary by the parent corporation), except, unless the certificate of incorporation provides otherwise, with respect to (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders, or (2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where such transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (3) a sale pursuant to court order. The Connecticut dissenters right statute discussed in the preceding paragraph also applies in the event of the sale of substantially all of the property of a corporation, other than pursuant to a court order or a plan approved by shareholders which provides that all of the net proceeds will be distributed to shareholders within one year.


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


     CLASS VOTING ON MERGER OR CONSOLIDATION. Under New Jersey corporation law, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provisions that, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment. Connecticut corporation law contains a similar provision on class voting on a plan of merger.


     SOURCE OF DIVIDENDS. Under New Jersey corporation law, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business or (2) the corporation's total assets would be less than its total liabilities. Under Connecticut corporation law, dividends may be paid if, after giving effect thereto, the corporation is able to pay its debts as they become due in the usual course of business and the total assets of the corporation exceed its total liabilities, including amounts needed to satisfy preferential rights of other shareholders.

     SHAREHOLDER APPROVAL OF MERGERS AND CONSOLIDATIONS. While shareholder approval of a merger or consolidation is generally required under both the New Jersey and the Connecticut corporation laws, the New Jersey corporation law provides that, unless otherwise provided in the corporation's certificate of incorporation, approval of the shareholders of a surviving corporation in a merger is not required if (i) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation that would otherwise require shareholder approval, (ii) the shares outstanding immediately before the effectiveness of the merger are not changed by the merger, and (iii) the number of voting or participating shares outstanding (including shares issuable upon conversion of other securities or upon exercise of rights or warrants issued pursuant to the merger) after the merger, after giving effect to the merger, will not exceed by more than 40% the number of voting and participating shares, as the case may be, of the surviving corporation outstanding immediately prior to the merger. The Connecticut corporation law has a generally similar provision but the percentage threshold is 20% rather than 40%.

     Under the New Jersey corporation law, unless otherwise provided in the corporation's certificate of incorporation, a merger requiring shareholder approval must be approved by the majority of the votes cast by shareholders entitled to vote thereon. Under Connecticut corporation law, unless otherwise provided in the certificate of incorporation or by the corporation's board of directors, in the case of a corporation incorporated after January 1, 1997 (such as NSS), a merger requiring shareholder approval requires the affirmative vote of a majority of the votes entitled to be cast by each voting group.

     SHAREHOLDER APPROVAL OF ASSET SALES. Under New Jersey corporation law, a sale of all or substantially all of a corporation's assets outside the regular course of business requires the approval of the board of directors and the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon. The Restated Certificate of Incorporation of Summit provides that the Board of Directors of Summit may sell all the rights, franchises and property of the company as an entirety with the approval of two-thirds of the outstanding shares. Under Connecticut corporation law, a sale of all or substantially all of the assets of a corporation incorporated after January 1, 1997 requires the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

     POWER TO ADOPT, AMEND OR REPEAL BY-LAWS. Under New Jersey corporation law, the power to adopt, amend and repeal by-laws of a corporation is vested in the Board of Directors unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the Board of Directors may be amended and repealed and new by-laws adopted by the shareholders and the shareholders may prescribe in such by-laws that the Board may not amend or repeal by-laws approved by shareholders. Under Connecticut corporation law, the board of directors has the power to adopt, amend or repeal by-laws of a corporation unless: (1) the corporation's certificate of incorporation reserves power to the corporation's shareholders, or (2) the shareholders, in amending or repealing a particular by-law provide expressly that the board of directors may not amend or repeal that by-law. Furthermore, Connecticut corporation law allows a corporation's shareholders to amend or repeal a corporation's by-laws even though the by-laws may also be amended or repealed by its board of directors.


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


     ACTION BY SHAREHOLDERS BY WRITTEN CONSENT IN LIEU OF A MEETING. Under New Jersey corporation law, except as otherwise provided in a certificate of incorporation, any action (other than the election of directors) required or permitted to be taken at a meeting of the corporation's shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under New Jersey corporation law, a shareholder vote on a plan of merger, consolidation or sale of substantially all of the assets of the corporation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the matter with advance notice to any other shareholders, or (ii) unless otherwise provided in the corporation's certificate of incorporation, written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders. As previously discussed, Summit's Restated Certificate of Incorporation permits action by written consent only where the consent is unanimous. Connecticut corporation law, except as otherwise provided in a company's certificate of incorporation, permits any action which may be taken at a meeting of shareholders to be taken without a meeting as follows: (i) by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys; or (ii) if the certificate of incorporation so provides, by consent in writing, setting forth the action to be taken, signed by persons holding such designated proportion, not less than a majority, of the voting power of shares, or the shares of any particular class, entitled to vote thereon or to take such action, as may be provided in the certificate of incorporation, or their duly authorized attorneys; except that directors may not be elected by action of shareholders without a meeting of shareholders other than by unanimous written consent, or pursuant to a plan of merger.

     REMOVAL OF DIRECTORS. Under New Jersey corporation law, one or more of all directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote thereon. Unless otherwise provided in the certificate of incorporation, shareholders of a corporation whose board of directors is classified (such as Summit) may not remove a director except for cause. Under Connecticut corporation law any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors unless the certificate of incorporation provides that directors may be removed only for cause. The NSS Certificate of Incorporation provides for removal for cause only, by two-thirds vote of directors.

     SPECIAL MEETINGS OF SHAREHOLDERS. Under New Jersey corporation law, special meetings of shareholders may be called by the President or Board of Directors of the corporation, or by such other officers, directors or shareholders as provided for in the by-laws. In addition, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of shareholders to be held. Under Connecticut corporation law, special meetings of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by a company's certificate of incorporation or the by-laws, and with respect to the corporations with voting stock registered under the Exchange Act which had no 10% shareholders as of February 1, 1988 (such as NSS), by holders of not less than 35% of the corporation's voting stock.

     DEFACTO MERGER. Under New Jersey corporation law, shareholders have the same voting and dissent and appraisal rights as if they were shareholders of a surviving corporation in a reorganization, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% voting shares outstanding before the transaction or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% such shares outstanding before the transaction. Connecticut corporation law does not contain a comparable provision.

     SHAREHOLDERS' DERIVATIVE ACTIONS. New Jersey corporation law contains certain provisions that have the effect of discouraging derivative actions. Specifically, New Jersey law authorizes the court having jurisdiction over the action to award reasonable expenses and attorney's fees to the successful defendants in a derivative action upon a finding that the action was brought without reasonable cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation (or voting trust certificates therefor) unless the shares or trust certificates so held have a market value in excess of $25,000. Connecticut corporate law also contains a provision authorizing the court to award reasonable expenses, including attorneys' fees to the defendant in a derivative action if the court finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose.


     INSPECTION OF BOOKS AND RECORDS. Under New Jersey corporation law, a shareholder of record for at least 6 months immediately preceding his demand or any holder (or a person authorized on behalf of such holder) of at least 5% of the outstanding shares of any class or series shall upon five days written demand have the right to examine for any proper purpose the minutes of the proceedings of shareholders and record of shareholders. Furthermore, upon establishing a proper purpose and receiving a court order a shareholder may examine the books and records of account, minutes and records of shareholders of a corporation. Under Connecticut corporation law, upon five business days notice a shareholder (including a beneficial owner) is entitled to inspect and copy the corporation's certificate of incorporation and by-laws (and any amendments thereto), board resolutions creating series or classes of shares and fixing rights, preferences and limitations thereto, minutes of shareholders meetings and actions by consent for the past three years, written communications to shareholders, including financial statements, for the past 3 years, names and business addresses of directors and officers, and the corporation's most recent annual report filed with the Secretary of State, minutes of meetings of directors, committees, accounting records and shareholder records, provided that the shareholder demand is in writing, is made in good faith, states a proper purpose, describes with reasonable particularity the purpose and records to be inspected and such records are directly related to such purpose. Shareholders also have the right, upon written demand, to inspect the shareholders list beginning two days after notice of a shareholders meeting for which the list was proposed, continuing through the meeting.

     ANTI-TAKEOVER  STATUTES.  New  Jersey has  adopted a type of  anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the transaction prior to the stockholder becoming an interested stockholder, and after such five year period a business combination with an interested shareholder may only be effected if the transaction was approved by the corporation's board of directors prior to the stockholder becoming an interested stockholder, the transaction receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder, or the transaction meets certain minimum financial terms. An "interested stockholder" is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, inter alia, (1) the merger or consolidation of the corporation with the interested stockholder or any corporation that after such merger or consolidation would be an affiliate or associate of the interested stockholder,
(2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation's assets; or (3) the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation. The effect of the statute is to protect non-tendering post-acquisition minority shareholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquiror could favor itself at the expense of minority stockholders. The New Jersey statute does not apply to New Jersey corporations that do not have either their principal executive offices or significant business operations located in New Jersey.

     Connecticut corporation law provides that any "business combination" must, with certain exceptions, be approved by the board of directors and the affirmative vote of at least the holders of 80% of the voting power of the outstanding shares of voting stock of the corporation and the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder (as defined below) who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. A "business combination" is generally defined in the CBCA, to include (A) any merger, consolidation or share exchange with (i) any interested shareholder (as defined below) or (ii) any other domestic or foreign corporation whether or not itself an interested shareholder, which is, or after the merger, consolidation or share exchange would be, an affiliate or associate of an interested shareholder that was an interested shareholder prior to the transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation, or any of its subsidiaries, of any assets of the corporation or any subsidiary having an aggregate book value of 10% or more of the total market value of the outstanding shares of the corporation or of its net worth, (C) the issuance or transfer by the corporation, or any subsidiary, of any equity securities of the corporation or any subsidiary which have an aggregate value of 5% or more of the total market value of the outstanding shares of the corporation to any "interested shareholder" (generally defined as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of a corporation) or any affiliate or associate of any interested shareholder, (D) the adoption of any resolution for the liquidation or dissolution of the corporation or any subsidiary proposed by or on behalf or an interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries; or (E) any reclassification of securities, as defined therein, in each case subject to certain limitations. This supermajority voting provision is not applicable if
(A) all of the fair price and procedural conditions set forth in Section 33-842(b) of the CBCA are met or (B) the board of directors approves the business combination prior to the time the interested shareholder became an interested shareholder, unless the certificate of incorporation otherwise provides.

     In addition to the "business combination" statute described above, the CBCA further provides that a resident domestic corporation (as defined in the CBCA) may not engage in a business combination (which is defined similarly to the definition set forth above) with an interested shareholder of such corporation for a period of five years following the date that the interested shareholder became such unless such business combination or the purchase of stock made by such interested person on the date that the interested shareholder became such is approved by the board of directors of the corporation and by a majority of the nonemployee directors, of which there must be at least two, prior to the interested shareholder's stock acquisition date. The foregoing provisions do not apply to certain excepted transactions listed in Section 33-845 of the CBCA.

     Under New Jersey corporation law, a director of a New Jersey corporation, in discharging his or her duties to the corporation, and in determining what he or she reasonably believes to be in the best interest of the corporation may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long-term as well as the short-term interest of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business Corporation Act. The Connecticut Business Corporation Law contains a similar "other constituency" provision with regard to mergers, sales of assets and other business combinations.

     INDEMNIFICATION. Under the New Jersey corporation law, a corporation may indemnify any person who is or was a director, officer, trustee, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against his reasonable expenses (including counsel fees) in connection with any pending, threatened or completed proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his corporate agent status, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the Superior Court of New Jersey or the court in which such proceeding was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Superior Court of New Jersey or such other court shall deem proper. In connection with any other proceeding involving the corporate agent by reason of his being or having been such a corporate agent, a corporation may indemnify any such person against his reasonable expenses and liabilities in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. New Jersey corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful on the merits or otherwise in any of the foregoing proceedings or in the defense of any claim, issue or matter therein, and provides that any such person may apply to a court for an award of indemnification by the corporation if the corporation has failed or refused to provide indemnification as provided under the statute.

     New Jersey corporation law also permits a corporation to purchase and maintain insurance on behalf of any such person against any expenses incurred in any proceeding and any liabilities asserted against such person by reason of his or her corporate agent status, whether or not the corporation would have the power to indemnify such person under the statute.

     Similarly, Connecticut Corporation law provides that a corporation may indemnify directors, officers, employees and agents with respect to certain actions (including a suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she conducted himself or herself in good faith and he or she reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (b) in all other cases, that his or her conduct was not opposed to its best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to derivative actions, however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper. Connecticut corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful on the merits or otherwise in any of the foregoing proceedings or defense of any such claims.

     The corporation law permits a Connecticut business corporation to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

     Both New Jersey and Connecticut corporation law permit advancement of expenses incurred by directors and officers.

     LIMITATION OF DIRECTOR AND OFFICER LIABILITY. New Jersey corporation law provides that directors and members of any committee designated by the board of directors are not liable to a corporation or its shareholders if acting in good faith in discharging their duties they rely upon (i) the opinion of counsel for the corporation, (ii) written reports setting forth financial data concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, (iii) financial statements, books of account or reports of the corporation represented to them to be correct by the president, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the board, or (iv) written reports of committees of the board. The Connecticut corporation law contains a similar provision which provides that members of a board of directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence.

     The New Jersey corporation law further provides that the certificate of incorporation of domestic corporations may contain provisions which limit the personal liability of directors and officers, in whole or in part, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except for acts or omissions (i) in breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or
(iii) resulting in receipt by such person of an improper personal benefit. With respect to the foregoing provisions, the New Jersey corporation law provides that the duty of loyalty is breached by an act or omission known or believed by a director or officer to be contrary to the best interests of the corporation or its shareholders in connection with matters in which the director or officer has a material conflict of interest. Under the CBCA, directors and officers of Connecticut corporations are not liable for any actions taken as directors or officers, or any failure to take action, if they acted, or failed to act, in a manner consistent with the standard of care established for directors and officers under Connecticut law. Under Connecticut corporation law a director or officer must exercise his or her duties: (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he or she reasonably believes to be in the best interest of the corporation.


                                 SUMMIT BANCORP


DESCRIPTION OF BUSINESS

     Summit commenced operations on October 1, 1970 as a bank holding company registered under the BHC Act. Summit owns two bank subsidiaries and several active non-bank subsidiaries. At June 30, 1998, Summit had total consolidated assets of $31.1 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

     The bank subsidiaries engage in a general banking business. Summit Bank (Hackensack, NJ) is Summit's largest bank subsidiary, accounting for approximately 91.5% of Summit's total consolidated assets at June 30, 1998. Summit's non-bank subsidiaries engage primarily in securities brokerage, insurance brokerage, venture capital investment, commercial finance lending, lease financing, asset-based lending production, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

     The bank subsidiaries operated 450 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of June 30, 1998. The following table lists, as of June 30, 1998, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks and members of the Federal Reserve System.


LOCATION OF                                 NO. OF
PRINCIPAL OFFICES (2)                 BANKING OFFICES (1)     TOTAL ASSETS (2)     TOTAL DEPOSITS (2)
-----------------------------------   ---------------------   ------------------   -------------------
Summit Bank, Hackensack, NJ  ......           382                $28,499,268           $20,141,349
Summit Bank, Bethlehem, PA   ......            68                  2,792,575             1,966,999

--------
(1) Banking offices include 53 supermarket branches (46 in NJ; 7 in PA)

(2) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.


     Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its nonbank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects both bank subsidiaries, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Each bank, as a state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or its surplus would not be reduced (New Jersey and Pennsylvania). At June 30, 1998, the total undistributed net assets of Summit's subsidiary banks were $2.4 billion of which $106.7 million was available under the most restrictive limitations for the payment of dividends to Summit.


RECENT DEVELOPMENTS

     On August 24, 1998, Summit entered into an Agreement and Plan of Merger with New Canaan, a commercial bank headquartered in New Canaan, Connecticut, providing for the merger of New Canaan with and into a bank subsidiary of Summit or the merger of a bank subsidiary of Summit into New Canaan and for the issuance of whole shares of Summit Common to shareholders of New Canaan at an exchange ratio of between 2.9450 and 3.7858 shares of Summit Common for each share of New Canaan common stock. At June 30, 1998 New Canaan had assets of approximately $173 million and approximately 334,317 shares of common stock outstanding. This transaction is expected to be accounted for as a purchase.

                      DESCRIPTION OF SUMMIT CAPITAL STOCK

     Summit is presently authorized to issue 390,000,000 shares of Summit Common and 6,000,000 shares of Preferred Stock, without par value ("Summit Preferred"). As of June 30, 1998 there were approximately 173,934,000 shares of Summit Common outstanding and 1,500,000 shares of Summit Series R Preferred designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit Rights Plan (as defined herein). On the date of this Proxy Statement -- Prospectus there were no shares of Summit Preferred outstanding. Pursuant to the New Jersey Business Corporation Act, the Summit Board has authority to set the terms and conditions of the authorized but unissued Summit Preferred. Summit may issue any authorized Summit Common and Summit Preferred without further shareholder vote, unless such a vote is required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which the Summit Common is presently listed. The issuance of additional Summit Common or Summit Preferred, including Summit Preferred that might be convertible into Summit Common, may, among other things, affect the earnings per share applicable to existing Summit Common and the equity and voting rights of existing holders of Summit Common.

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation and Summit's
Rights Plan.


COMMON STOCK

     The rights of holders of Summit Common are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit Preferred that may be issued. The holders of Summit Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the Summit Board out of funds of Summit legally available therefor. Shares of Summit Common do not have cumulative voting rights; accordingly, at any Special meeting of Summit shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares represented at the meeting (provided a quorum is present) can fill all positions on the Summit Board that are up for election at such meeting if they so choose and, in such event, the holders of the remaining less than 50 percent of the shares will not be able to fill any of such positions. Summit has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of Summit, holders of Summit Common are entitled to share pro rata in the distribution of Summit's assets available for such purpose. All shares of Summit Common are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Common. Summit Bank (Hackensack, NJ) is the co-transfer agent.


TRUST PREFERRED SECURITIES


     On March 20, 1997, Summit Capital Trust 1 ("Trust"), a statutory business trust created under the laws of the State of Delaware and wholly-owned subsidiary of Summit, issued $150.0 million of 8.4% Capital Trust Pass-through Securities, representing undivided beneficial interests in the assets of the Trust ("Capital Securities"), and $4.6 million of Common Securities, representing undivided beneficial interests in the assets of the Trust ("Common Securities") (collectively, the Capital Securities and Common Securities are referred to as the "Trust Securities"). The Trust used the proceeds received from the sale of the Trust Securities to purchase $154.6 million of 8.4% Junior Subordinated Deferrable Interest Debentures due 2027 issued by Summit ("Subordinated Debentures"). The Trust was created solely for the purpose of investing the proceeds received from the sale of the Trust Securities in the Subordinated Debentures. Summit has guaranteed that, to the extent the Trust has received certain payments from Summit, the Trust will distribute such funds.

SHAREHOLDER RIGHTS PLAN


     In August 1989, Summit adopted a shareholder rights plan ("Rights Plan"), under which preferred stock purchase rights ("Rights") attached to Summit Common outstanding as of the close of business on August 28, 1989. Holders of shares of Summit Common issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one one hundred- fiftieth (1|M/150) of a share of a new series of Summit Preferred Stock, designated the Series R Preferred Stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit Common and become exercisable only under certain circumstances as described below.

     In general, the Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the Rights Plan) of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit Common outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the Rights Plan) or (2) ten business days (or such later date as the Summit Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit Common or voting securities representing 30% or more of the total voting power of Summit.

     Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of Summit Common and other voting securities that the Summit Board determines to be fair to shareholders and otherwise in the best interests of Summit), each Right, other than Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

     In the event that a Distribution Date occurs (under either of the circumstances described above) and Summit is acquired in a reorganization or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will thereafter entitle the holder there to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

     The combination of prohibitive dilution of the Acquiring Person's share values and the power of the Summit Board to redeem the Rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed August 28, 1989.


                               NSS BANCORP, INC.


DESCRIPTION OF BUSINESS

     NSS is a Connecticut chartered bank holding company whose principal operating subsidiary is NSS Bank, a Connecticut chartered capital stock savings bank. The only significant asset of NSS is its investment in the capital stock of NSS Bank.

     NSS Bank conducts business from eight offices located in the Connecticut towns of Norwalk, Darien, Fairfield, Georgetown, Wilton, and Westport, all of which are part of Fairfield County, Connecticut. The principal business of NSS
Bank is to attract deposits from the general public, to extend loans to individuals in the community for the purchase or construction of one-to-four family residences, to make consumer installment loans, to invest in securities, and to provide typical consumer banking services. NSS Bank also makes loans secured by multi-family (e.g., five or more units) and commercial real estate, as well as construction loans, land acquisition and development loans and, to a lesser extent, commercial business, consumer and other loans. NSS Bank's principal sources of income are interest on loans and interest and dividends on investments, primarily U.S. Government agency and mortgage-backed securities and other short-term investments. In recent years, NSS Bank has realized income from the sale of loans and mortgage-backed and investment securities and, to a lesser extent, NSS Bank realizes other non-interest income, including income from service charges on deposit accounts, trust fees and credit card fees. NSS Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law. The principal sources of funds for NSS Bank's activities are deposit accounts, amortization and prepayment of loans, borrowings from the Federal Home Loan Bank (FHLB) and funds provided from operations. NSS and NSS Bank are subject to regulation by the Federal Reserve Board, the FDIC and the Connecticut Banking Commissioner.


                        DESCRIPTION OF NSS CAPITAL STOCK


COMMON STOCK

     NSS is presently authorized to issue 7,000,000 shares of NSS Common and 500,000 shares of Serial Preferred, of which 50,000 have been designated Series A Preferred. As of June 30, 1998, there were 2,378,085 shares of NSS Common outstanding.

     DIVIDENDS. The holders of NSS Common are entitled to receive and share equally in such dividends as may be declared by the NSS Board out of funds legally available therefor.

     VOTING RIGHTS. The holders of NSS Common elect the NSS Board and act on such other matters as are required to be presented to them under the CBCA, NSS's Certificate of Incorporation or as are otherwise presented to them by the NSS Board. Each holder of NSS Common is entitled to one vote per share. Holders of NSS Common may not cumulate votes. Directors of NSS are elected by a plurality of votes cast.

     PREEMPTIVE RIGHTS. Holders of NSS Common are not entitled to preemptive rights with respect to any shares that may be issued.


SHAREHOLDERS' RIGHTS AGREEMENT

     On May 10, 1996, NSS Bank declared a dividend distribution of one NSS Right for each outstanding share of NSS Common. The dividend was paid on May 28, 1996 to the shareholders of record as of the close of business on such date. The description and terms of the NSS Rights are set forth in the NSS Rights Agreement. In connection with its reorganization into a bank holding company structure in 1997, NSS Bank assigned to NSS, and NSS assumed, all rights and obligations of NSS Bank under the NSS Rights Agreement. NSS Common was substituted in place of NSS Bank capital stock under the NSS Rights Agreement. When exercisable, each NSS Right entitles the registered holder of NSS Common to purchase from NSS one one-hundredth (1|M/100) of a share of Series A Preferred at a price of $40.00 per one one-hundredth of a share, subject to adjustment.

     Until the NSS Distribution Date, the NSS Rights will be evidenced by NSS Common certificates and NSS Rights are transferred with and only with NSS Common. The transfer of any of the common stock certificates constitutes the transfer of the NSS Rights associated with the common stock represented by such certificate. The purchase price payable, and the number of Series A Preferred or other securities or property issuable, upon exercise of the NSS Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding NSS Rights and the number of one one-hundredths of a share of Series A Preferred issuable upon exercise of each NSS Right are also subject to adjustment, prior to the NSS Distribution Date.

     If NSS is acquired in a merger or other business combination, the NSS Rights Agreement requires that proper provisions be made by NSS so that each holder of a NSS Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the NSS Right, that number of shares of common stock of the surviving company (or its parent company or other controlling entity) which at the time of such transaction would have a market value of four times the exercise price of the NSS Right. In the event that NSS were the surviving corporation in a merger with any person, the NSS Rights Agreement requires that proper provision be made so that each holder of a NSS Right, other than the Acquiring Person (whose Rights would thereafter be null and void) and certain of its transferees, would thereafter have the right to receive upon exercise that number of shares of NSS Common having a market value of four times the exercise price of the NSS Right (i.e., a 75% discount to market value). If insufficient shares are available to satisfy the NSS Right, NSS may substitute other consideration, as appropriate, or make an adjustment to the exercise price of the NSS Right to achieve substantially the intended economic benefit to shareholders (other than the Acquiring Person) of the 75% discount.


     In approving and recommending the Reorganization, the NSS Board has formally determined that Summit shall not be deemed to be an Acquiring Person and that Rights shall not be exercisable as a result of the execution of the Reorganization Agreement or Reorganization Option Agreement or effectuation thereof.


                   PROPOSAL II-ADJOURNMENT OF SPECIAL MEETING

     In the event there are not sufficient votes to constitute a quorum or to approve the Reorganization Agreement at the time of the Special Meeting, the Reorganization Agreement could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by NSS at the time of the Special Meeting to be voted for such adjournment, if necessary, NSS has submitted the question of adjournment under the circumstances to its shareholders as a separate matter for their consideration. In order to approve any such adjournment more votes must be cast in favor of Proposal II than against. The NSS Board recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting unless such adjournment exceeds 90 days.


                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in NSS's proxy materials for NSS's Annual Meeting of Shareholders in the event that the Reorganization is not consummated prior to such meeting, any shareholder proposal to take action at such meeting would have been required to be received at NSS's main office at 48 Wall Street, Norwalk, Connecticut 06852 within a reasonable time before NSS begins to print its proxy materials. NSS will provide prior notice to shareholders of an intent to hold an annual meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Summit Board will consider and include in the Summit Proxy Statement for the 1999 Annual Meeting of Summit shareholders proposals which meet the regulations of the Commission and New Jersey law and which comply with Summit By-Laws. In order to be considered for inclusion, proposals must be received on or before November 6, 1998. Proposals should be addressed to the Secretary of Summit.

     The By-Laws of Summit provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding year's annual meeting provided, however, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to such annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any such notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by (a) the name and address of the shareholder who intends to present the proposal for a vote, (b) a representation that such shareholder is a holder of record of shares entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of such shareholder in the outcome of such vote and

(d) such other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such proposal pursuant to the proxy rules of the Commission.


                                 LEGAL MATTERS

     The legality of the Summit Common offered hereby will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 43,473 shares of Summit Common and options to purchase 123,934 shares of Summit Common at a weighted average exercise price of $19.90. Certain federal tax matters will be passed upon for Summit and NSS by Thompson Coburn, Saint Louis, Missouri. Certain legal matters will be passed upon for NSS by Tyler Cooper & Alcorn, LLP, Hartford, CT.


                                    EXPERTS

     The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by referenced herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of NSS Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in NSS's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Friedberg, Smith & Co., P.C., independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

                                                                     APPENDIX A

                            REORGANIZATION AGREEMENT

     REORGANIZATION AGREEMENT dated June 17, 1998 between Summit Bancorp., a New Jersey business corporation ("Summit"), and NSS Bancorp, Inc., a Connecticut business corporation ("NSS").


                              W I T N E S S E T H:

     WHEREAS, the respective boards of directors of Summit and NSS deem it advisable and in the best interests of their respective shareholders to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ("Code") providing for the acquisition of NSS by Summit on the terms and conditions provided for in this Reorganization Agreement ("Agreement");

     WHEREAS, the Board of Directors of Summit and NSS have each determined that the reorganization contemplated by this Agreement (Reorganization) is consistent with, and in furtherance of, their respective business strategies and goals;

     WHEREAS, Summit and NSS intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement (Option Agreement) attached hereto as Exhibit B; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain other terms and conditions of the Reorganization.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               GENERAL PROVISIONS

     Section 1.01. THE REORGANIZATION.

     (a)  Upon  the  terms  and  subject  to the  conditions  contained  in this
Agreement,   at  the  Effective   Time  (as  defined  at  Section   1.06),   the
Reorganization shall be effected as follows:

   (1) NSS shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Connecticut Business Corporation Act, as amended (Connecticut Act);

   (2) NSS shall be merged into a wholly owned subsidiary of Summit or a wholly owned subsidiary of Summit shall be merged into NSS, in either case pursuant to and in accordance with the provisions of, and with the effect provided in, the corporate law of the jurisdiction of incorporation of the surviving corporation in such merger (such wholly-owned subsidiary of Summit being referred to herein as SummitSub); or

   (3) Summit Stock (as defined at Section 1.02 below) shall be exchanged for NSS Stock (as defined at Section 1.03(a)(1) below) pursuant to and in accordance with the provisions of, and with the effect provided in, the Connecticut Act.

     (b) Summit shall prior to the Effective Time elect the method for carrying out the Reorganization from among those methods set forth at Section 1.01(a).

     (c) In the event Summit elects to carry out the Reorganization by a merger provided for in Section 1.01(a)(2) above, Summit shall (i) cause SummitSub to approve, execute and deliver this Agreement, (ii) approve this Agreement as the sole shareholder of SummitSub, (iii) and cause SummitSub to take all actions appropriate to accomplish the Reorganization and the other transactions contemplated by this Agreement.

     Section 1.02. CAPITAL STOCK OF SUMMIT. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time, including the Common Stock, par value $.80 per share, of Summit and the rights attached thereto (Summit Rights) pursuant to the Rights Agreement dated as of August 16, 1989 between Summit and First Chicago Trust Company of New York, as Rights Agent (Summit Rights Agreement) (references to Summit Stock herein shall mean the Common Stock of Summit with Summit Rights attached thereto), shall be unaffected by the Reorganization and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

     Section 1.03. TERMS OF CONVERSION OF NSS CAPITAL STOCK.

     (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of any shareholder of NSS:

   (1) All shares of the Common Stock, par value $.01 per share, of NSS and the rights attached thereto (NSS Rights) pursuant to the Rights Agreement dated as of May 10, 1996 between NSS and ChaseMellon Shareholder Services, LLC, as Rights Agent (NSS Rights Agreement) (references to NSS Stock herein shall mean the Common Stock of NSS with NSS Rights attached thereto) which immediately prior to the Effective Time are beneficially owned either directly, or indirectly through a bank, broker or other nominee, by Summit or a subsidiary of Summit or by NSS or a subsidiary of NSS (other than NSS Stock held as a result of foreclosures or debts previously contracted), if any, or held in the treasury of NSS, if any, shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such NSS Stock; and

   (2) Subject to Section 1.03(a)(1), outstanding shares of NSS Stock held as of the Effective Time by each NSS Shareholder (as defined at Section 1.07(c) below) shall be converted into the right to receive whole shares of Summit Stock and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of NSS Stock held by each NSS Shareholder shall be multiplied by the Exchange Ratio (as defined at Section 1.03(c) below) and (i) the number of whole shares of Summit Stock that a NSS Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the whole number resulting from the foregoing multiplication, and (ii) the cash in lieu of a fractional share of Summit Stock (Cash In Lieu Amount) a NSS Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange (NYSE) Composite Transactions List (as reported in THE WALL STREET JOURNAL or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NSS and Summit) on the last trading day ending prior to the Effective Time. (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Reorganization, both adjusted as and if necessary in accordance with
        Section 1.03(b) below, are sometimes collectively referred to herein as the Reorganization Consideration).

   (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock (Capital Change), the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Reorganization in exchange for NSS Stock shall be appropriately adjusted to give effect to the Capital Change.

   (c) The Exchange Ratio is hereby defined to be one and two hundred thirty-two thousandths (1.232), adjusted as and if necessary in accordance with Section 1.03(b).

   Section 1.04. RESERVATION OF SUMMIT STOCK; ISSUANCE OF SHARES PURSUANT TO THE REORGANIZATION. Summit shall reserve and make available for issuance to holders of NSS Stock in connection with the Reorganization, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock to effect the conversion contemplated by Section 1.03 and related terms of this Agreement, which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights. Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares upon the effectiveness of the Reorganization to NSS Shareholders.

   Section 1.05. EXCHANGE AGENT ARRANGEMENTS. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to NSS, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Reorganization and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock (Summit Certificates) and Cash In Lieu Amounts for certificates representing shares of NSS Stock (NSS Certificates) and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summits obligations to NSS Shareholders under
Section 1.07(c), prior to the time such obligations arise.

   Section 1.06. EFFECTIVE TIME.

   (a) The Reorganization shall be effective at the time and date ("Effective Time") specified in such of the following as shall be applicable:

   (1)  if the  Reorganization  is a merger  pursuant to Sections  1.01(a)(1) or
        (2), the time and date specified in the certificate or certificates of merger required to be filed with the jurisdiction or jurisdictions of incorporation of each of the constituent corporations to the merger, which time and date shall be identical in the event two certificates of merger are required; and

   (2) if the Reorganization is an exchange pursuant to Section 1.01(a)(3), the time and date specified in the certificate of exchange required to be filed by the Connecticut Act.

   (b) The certificate or certificates of merger or certificate of exchange determined to be applicable to the Reorganization in accordance with Section 1.06(a) is (are collectively) referred to in this Agreement as the Reorganization Certificate.

   (c)  In  the  event  the  corporate  law  of  the  jurisdiction  in  which  a
Reorganization Certificate is required to be filed requires that the Reorganization Certificate set forth, as the case may be in accordance with Summits election pursuant to Section 1.01(a), a plan of merger or a plan of share exchange, or that one of such plans be attached thereto, then:

   (1) If Summit has elected a method for carrying out the Reorganization provided for at Section 1.01(a)(1) or Section 1.01(a)(3), Summit shall revise the title of this Agreement where it appears herein to, as appropriate in accordance with the election made by Summit, Agreement and Plan of Merger or Agreement and Plan of Share Exchange and shall attach a copy of this Agreement so revised to such Reorganization Certificate in satisfaction of the relevant corporate law requirement; or

   (2) If Summit has elected to carry out the Reorganization by a merger provided for at Section 1.01(a)(2), Summit shall attach a plan of mergerto this Agreement as Exhibit A and such Exhibit A shall constitute a part of this Agreement as fully as if attached hereto on the date hereof and Summit shall include such plan in the Reorganization Certificate in satisfaction of the relevant corporate law requirement. Plan of merger for purposes of this Section 1.06(c)(2) means a plan of merger (i) dated as of the date hereof, (ii) meeting the minimum requirements of the corporate laws which require a plan of merger as part of the Reorganization Certificate, and (iii) containing terms and conditions consistent in all material respects to the terms and conditions contained in this Article I, including where appropriate provisions governing SummitSubs role in such merger, and such other terms and conditions as Summit shall determine in its discretion to be desirable, including terms and conditions governing certificates or articles of incorporation and amendments thereto or restatements thereof, by-laws and amendments thereto, and directors and officers of the corporation surviving the merger; provided, however, that no such other term or condition shall (x) alter or change the amount or kind of consideration to be received by Shareholders of NSS as provided for in this Agreement, (y) adversely affect the tax treatment of the Reorganization Consideration (as defined in Section 1.03(a)(2) below) to be received by Shareholders of NSS or (z) materially impede or delay consummation of the transactions contemplated by this Agreement.

     Section 1.07. EXCHANGE OF NSS CERTIFICATES.

     (a) After the Effective Time and subject to Section 1.07(c) below, each NSS Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all NSS Certificates registered to the NSS Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such NSS Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such NSS Shareholder may become entitled to receive pursuant to Section 1.03(a)(2); provided, however, that a NSS Affiliate (as defined at Section 4.11) shall not become entitled to exchange NSS Certificates for the Reorganization Consideration as described in this Section 1.07(a) until such time as Summit shall have received from the particular NSS Affiliate an executed Affiliate Agreement (as defined at Section 4.11). Until so surrendered, outstanding NSS Certificates held by each NSS Shareholder, other than NSS certificates governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered NSS Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered NSS Certificates dividends or other distributions, if any, on Summit Stock declared after the Effective Time; provided, however, that upon the surrender and exchange of NSS Certificates following a dividend or other distribution on Summit Stock there shall be paid to such NSS Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

     (b) Holders of NSS Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of NSS.

     (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding NSS Stock as of the Effective Time (NSS Shareholders) (including the address and social security number of and the number of shares of NSS Stock held by each NSS Shareholder) from NSS (Final Shareholder List), Summit shall cause the Exchange Agent to send to each NSS Shareholder instructions and transmittal materials for use in surrendering and exchanging NSS Certificates for the Reorganization Consideration. If NSS Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from NSS cause the Exchange Agent to cancel and exchange NSS Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of NSS, must suspend the exchange process provided for in the second sentence of this Section 1.07(c) in order to preserve and report the required reporting information, the 10-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

     (d) At and after the Effective Time there shall be no transfers on the stock transfer books of NSS of the shares of NSS Stock which were outstanding immediately prior to the Effective Time.

     Section 1.08. RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS. In the event the method of Reorganization set forth at Section 1.01(a)(1) is elected by
Summit:

     (a) the Restated Certificate of Incorporation of Summit in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the surviving corporation in such merger (Surviving Corporation), except as duly amended thereafter and except to the extent such is deemed by law to be affected by the Reorganization Certificate; and

     (b) the By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

     Section 1.09. BOARD OF DIRECTORS AND OFFICERS. In the event the method of Reorganization set forth at Section 1.01(a)(1) is elected by Summit:

     (a) the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time; and
(b)the officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or as otherwise provided by law or until their earlier deaths, resignation or removal.

     Section 1.10. NSS STOCK OPTIONS.

     (a) At the Effective Time, each NSS Option (as defined in Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted at the Exchange Ratio into, options to purchase Summit Stock (Converted Options) and each Converted Option shall be administered in all material respects in accordance with the terms and conditions provided for in the NSS Stock Compensation Plan under which the related NSS Option was granted and the stock option agreement by which it was evidenced. The number of shares of Summit Stock which may be purchased upon exercise of a particular Converted Option shall be the number of shares of NSS Stock which would have been issuable upon exercise in full of the related NSS Option multiplied by the Exchange Ratio and rounded down to the nearest whole number (Converted Number). The exercise price per share of Summit Stock purchasable upon exercise of a Converted Option shall equal the aggregate exercise price that would have been payable upon an exercise in full of the related NSS Option divided by the Converted Number and rounded up to the nearest ten-thousandth decimal place. In the event a Capital Change shall occur prior to the Effective Time, an appropriate adjustment shall be made to the terms of the NSS Options at the time of the foregoing conversion so that Converted Options give effect to the Capital Change. Within 45 days after the receipt by Summit of an accurate and complete list of all holders of NSS Options, all information about the NSS Options and the holders thereof (including the address and social security number of each such holder and a description of the NSS Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of NSS Stock subject thereto) and copies of each form of option agreement, warrant agreement or letter agreement entered into between NSS and a holder of a NSS Option (all of the foregoing being collectively referred to as the Final Option List and Materials), Summit shall issue to the holders of such NSS Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.10, upon surrender of the outstanding instruments representing such NSS Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Converted Options shall have been registered with the Securities and Exchange Commission (the SEC) pursuant to an effective registration statement and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which such registrations and authorizations Summit shall use its best efforts to effect within 30 days after NSS shall have delivered to Summit the Final Option List and Materials. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Options remain outstanding. Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Converted Options. Notwithstanding anything in the foregoing to the contrary, NSS Options intended to qualify as incentive stock options under the Code shall be converted into Converted Options in a manner consistent with the preservation of such qualification under the Code.

     (b) For purposes of this Section 1.10, NSS Option is hereby defined to mean an option relating to the purchase of NSS Stock, and any rights appurtenant thereto including Equity Based Rights (as defined at Section 2.01(d)(2) below), granted under a NSS Stock Compensation Plan (as defined at Section 2.01(d)(3) below), outstanding both on the date hereof and at the Effective Time.

     Section 1.11. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the surviving corporation to any of the mergers contemplated by Sections 1.01(a)(1) or (2) shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such surviving corporation its right, title or interest in, to or under any of the rights, properties or assets of the nonsurviving corporation or otherwise to carry out this Agreement, the officers and directors of the surviving corporation shall be authorized to execute and deliver, in the name and on behalf of the nonsurviving corporation or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of the nonsurviving corporation, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the surviving corporation or otherwise to carry out this Agreement.

     Section 1.12. UNCLAIMED REORGANIZATION CONSIDERATION. If, upon the expiration of one year following the Effective Time, Reorganization Consideration remains with the Exchange Agent due to the failure of NSS Shareholders to surrender and exchange NSS Certificates for Reorganization Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of NSS Certificates or take possession of such unclaimed Reorganization Consideration, in which such latter case, NSS Shareholders who have theretofore failed to surrender and exchange NSS Certificates shall thereafter look only to Summit for payment of the Reorganization Consideration and the unpaid dividends and distributions on the Summit Stock declared after the Effective Time, without any interest thereon. Notwithstanding the foregoing, none of Summit, NSS, the Exchange Agent or any other person shall be liable to any former holder of shares of NSS Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 1.13. LOST NSS CERTIFICATES. In the event any NSS Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such NSS Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such NSS Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed NSS Certificate the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.



                                  ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF NSS

     NSS represents and warrants to Summit as follows (where an item required to be disclosed on a NSS Schedule is required to be disclosed on one or more additional NSS Schedules, or where a copy of an item required to be attached to a NSS Schedule is required to be attached to one or more additional NSS Schedules, such disclosure or copy need not be provided on more than one NSS Schedule provided the NSS Schedules with respect to which the disclosure or copy is required but not provided contain a cross reference to the location of the required disclosure or copy in the NSS Schedules which is clear and unambiguous):

     Section 2.01. ORGANIZATION, CAPITAL STOCK.

     (a) Each of NSS and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned; the term indirect ownership means ownership through a succession of one or more other subsidiaries), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on NSS Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on
(i) the business, results of operations, assets or financial condition of NSS and its subsidiaries, on a consolidated basis, or (ii) the ability of NSS to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("NSS Material Adverse Effect). However, a NSS Material Adverse Effect or NSS Material Adverse Change (as defined at Section 2.03 below) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization. Each of NSS and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

     (b) NSS is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (BHCA).

     (c) NSS or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of NSSs direct and indirect nonbank subsidiaries.

     (d) (1) The authorized capital stock of NSS consists of 7,000,000 shares of Common Stock, par value $0.01 per share, with the NSS Rights attached thereto pursuant to the NSS Rights Agreement, of which 2,485,571 shares are issued and outstanding, and 500,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding and 2,485 shares of Series A Junior Participating Preferred Stock are reserved for issuance. All issued and outstanding shares of the capital stock of NSS and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are nonassessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the Securities Act) or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

       (2) Except as set forth in Section 2.01(d)(1), all Equity Securities of NSS and its nonbank subsidiaries outstanding, in existence, the subject of an agreement or reserved for issuance (Current Equity Securities), and all rights or entitlements appurtenant to, based upon, derived from or valued based on the performance or value of Equity Securities of NSS outstanding, in existence, the subject of an agreement or reserved for issuance (Equity Based Rights) are listed on NSS Schedule 2.01(d)(2) and all significant information relating to such Current Equity Securities and Equity Based Rights is listed on NSS Schedule 2.01(d)(2) including without limitation, where applicable, name of holder, address and relationship to NSS if not an employee of NSS or a subsidiary, date of grant, award or issuance, expiration dates, vesting dates, the NSS Stock Plan (as defined in Section 2.01(d)(3) below) under which granted, awarded or issued, any intended qualification or nonqualification or other status under the Code, those Current Equity Securities or Equity Based Rights granted in tandem with other Current Equity Securities or Equity Based Rights, exercise price, number of shares, valuation formula and performance goals. All Current Equity
Securities have been (to the extent such is capital stock or similar equity interest) fully paid, were duly authorized and validly issued, are (to the extent such is capital stock or similar equity interest) nonassessable and have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

       (3) All contracts, plans and arrangements, whether oral or written or formal or informal, pursuant to which Current Equity Securities or Equity Based Rights were granted, awarded or issued or which provide for the granting, awarding or issuance of Equity Securities or Equity Based Rights or are relevant in any fashion to Current Equity Securities or Equity Based Rights (NSS Stock
Plan) are listed in and appended in their entirety (including any amendments) to NSS Schedule 2.01(d)(3). All NSS Stock Plans constituting a compensatory contract, plan or arrangement (NSS Stock Compensation Plan), including all amendments thereto, have been duly approved by the shareholders of NSS and such approvals have been obtained in compliance with all applicable laws and all applicable regulations of governmental or self-regulatory authorities.

       (4) Equity Securities of an issuer means (i) the capital stock or other equity securities or equity interests of such issuer, (ii) options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital stock or other equity securities or equity interests or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interests of such issuer, and (iii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, capital stock or other equity security or equity interest or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interest of such issuer.

     (e) NSS owns no bank subsidiary other than the NSS Bank (Bank) ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a NSS Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a capital stock savings bank contemplated by the laws of Connecticut. Bank is an insured bank as defined in the Federal Deposit Insurance Act and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

     (f) The authorized and outstanding capital stock of Bank is as set forth on NSS Schedule 2.01(f). NSS is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on NSS Schedule 2.01(f).

     (g)  All  Equity  Securities  of  its  direct  and  indirect   subsidiaries
beneficially owned by NSS or a subsidiary of NSS are held free and clear of any claims, liens, encumbrances or security interests.


     Section 2.02. FINANCIAL STATEMENTS. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into NSSs
(a) annual report to  shareholders  for the fiscal year ended December 31, 1997,
(b) annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended (Exchange Act) for the fiscal year ended December 31, 1997 and
(c) the quarterly report on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarter ended March 31, 1998 (the "NSS Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of NSS and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders equity are included. The NSS Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the NSS Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 2.03. NO CONFLICTS. Except as set forth on NSS Schedule 2.03, NSS and each of its subsidiaries is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by NSS, or the consummation of the transactions contemplated hereby including the Reorganization by NSS upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of NSS or any of its subsidiaries or upon any of the Equity Securities of NSS or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by NSS or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (i) the Certificate of Incorporation or the By-Laws of NSS or any of its subsidiaries;

    (ii) any applicable law, statute, rule, ruling, determination, ordinance  or
         regulation  of   or   agreement   with  any governmental or  regulatory
         authority;

   (iii) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

   (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

     to which NSS or any of its subsidiaries is a party or by which NSS or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a material adverse change in the business, results of operations, assets or financial condition of NSS and its subsidiaries, on a consolidated basis, from that reflected in the NSS Financial Statements as of and for the three months ended March 31, 1998 (NSS Material Adverse Change), or enable any person to enjoin the transactions contemplated hereby.

     Section 2.04. ABSENCE OF UNDISCLOSED LIABILITIES. NSS and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against NSS or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the NSS Financial Statements or disclosed in the notes thereto, (b) commitments made by NSS or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to NSS and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since March 31, 1998, which are not in the aggregate material to NSS and its subsidiaries, on a consolidated basis. Other than as may be set forth on NSS Schedule 2.04, neither NSS nor any of its subsidiaries has, since March 31, 1998, become obligated on any debt due in more than one year from the date of this Agreement in excess of $100,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of Boston entered into in the ordinary course of business.

     Section 2.05. ABSENCE OF LITIGATION; AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting NSS or any of its subsidiaries which materially and adversely affects NSS and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to NSS and its subsidiaries, on a consolidated basis, pending or, to NSSs knowledge, threatened, against or involving NSS or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of NSS referred to in Section 2.02. Neither Bank nor NSS is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor NSS has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor NSS has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Banks and of NSSs business nor has Bank or NSS been advised of any significant deficiencies by any such agency in connection with any current examination of Bank or of NSS by any such agency.

     Section 2.06. BROKERS' FEES. NSS has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Sandler O'Neill & Partners, L.P. (Sandler O'Neill). NSS Schedule 2.06 consists of true and complete copies of all agreements between NSS and Sandler O'Neill with respect to the transactions contemplated by this Agreement or similar transactions.

     Section 2.07. REGULATORY FILINGS. At the time of filing, all filings made by NSS and its subsidiaries after December 31, 1992 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of NSS and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders equity is included. NSS and its subsidiaries have since December 31, 1992, to the extent legally required, timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.


     Section 2.08. CORPORATE ACTION. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of NSS of this Agreement, the Reorganization and the other transactions contemplated hereby in accordance with NSSs Certificate of Incorporation and the Connecticut Act at a meeting of such holders to be duly called and held, NSS has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of NSS has taken all action required by law, its Certificate of Incorporation (including specific approval of the Reorganization pursuant to Article SIXTH, Paragraph C.(1) thereof), its By-Laws or otherwise, including the NSS Rights Agreement, (i) to authorize the execution and delivery of this Agreement and (ii) provided Summit elects a method for carrying out the Reorganization set forth at Section 1.01(a)(1) or
Section 1.01(a)(2) of this Agreement, for shareholders of NSS to approve this Agreement and the transactions contemplated hereby including the Reorganization by a simple majority of the votes entitled to be cast on the matter at the meeting held in accordance with Section 4.03. Assuming due execution and delivery by Summit, this Agreement is a valid and binding agreement of NSS enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions. The Board of Directors of NSS in authorizing the execution of this Agreement has determined to recommend to the shareholders of NSS the approval of this Agreement, the Reorganization and the other transactions contemplated hereby and such other proposals as may be requested by Summit pursuant to
Section 4.03.

     Section 2.09. ABSENCE OF CHANGES. There has not been, since March 31, 1998, any NSS Material Adverse Change except as may be set forth in NSS Schedule 2.09. Except as may be set forth in NSS Schedule 2.09, neither NSS nor any of its subsidiaries has since March 31, 1998: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its Equity Securities, other than dividends from subsidiaries to NSS or other subsidiaries of NSS, and an ordinary cash dividend to NSS shareholders of $0.10 per share or less per fiscal quarter, or, (ii) directly or indirectly purchased, redeemed or otherwise acquired any shares of any Equity Securities; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) except with respect to any employment agreement or termination agreement disclosed in and appended in its entirety (including any amendments) to NSS Schedule 2.09 (Officer Agreements), made any officers salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $100,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

     Section 2.10. ALLOWANCE FOR CREDIT LOSSES. At March 31, 1998 and thereafter the allowances for credit losses of NSS and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of NSSs knowledge, the loan and lease portfolios of NSS in excess of such allowances are collectible in the ordinary course of business. NSS Schedule 2.10 constitutes a list of all loans and leases made by NSS or any of its subsidiaries that have been classified as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

     Section 2.11. TAXES AND TAX RETURNS. Neither NSS nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NSS or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Reorganization is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by NSS and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns (as defined below) have been timely filed by NSS and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to NSS or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of NSS or its appropriate subsidiary. Neither NSS nor any of its subsidiaries is required to file tax returns with any state other than the State of Connecticut. Provision has been made on the books of NSS or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by NSS or any of its subsidiaries in future periods in respect of transactions, sales or services occurring or performed prior to the date of this Agreement. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of NSS for all taxable years ended on or prior to 1990 and the State of Connecticut has not, since 1992, audited the Connecticut income tax returns of NSS and its subsidiaries. Neither NSS nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of Connecticut. NSS is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither NSS nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to NSSs knowledge, threatened against NSS or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where NSS or any of its subsidiaries do not file tax returns and NSS or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither NSS nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by NSS or any of its subsidiaries, and neither NSS nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. NSS and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.


     For purposes of this Agreement, taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto; and return shall mean any return, report, information return or other documents (including any related or supporting information) with respect to taxes.

     Section 2.12. PROPERTIES. NSS has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the NSS Financial Statements (except individual properties and assets disposed of since March 31, 1998 in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the NSS Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of NSS and its subsidiaries, on a consolidated basis. NSS and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a NSS Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of NSS and its subsidiaries, on a consolidated basis.

     Section 2.13. CONDITION OF PROPERTIES; INSURANCE. All real and tangible personal properties owned by NSS or any of its subsidiaries or used by NSS or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by NSS or such subsidiary subject to exceptions which are not, in the aggregate, material to NSS and its subsidiaries, on a consolidated basis. NSS and each of its subsidiaries maintains insurance (with companies which, to the best of NSSs knowledge, are approved by all appropriate state insurance regulators to sell such insurance where purchased by NSS) against loss relating to such properties and such other risks as companies engaged in similar business located in Connecticut, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect NSS and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on NSS Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1992, neither NSS nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor have NSS or any of its subsidiaries received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

     Section 2.14. CONTRACTS.

     (a) Except as set forth in NSS Schedule 2.14(a), neither NSS nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

     (b) Except as set forth in NSS Schedule 2.09 or in NSS Schedule 2.14(b), neither NSS nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any NSS bargaining contract or union agreement) or other agreement with any director, executive officer or other key employee of NSS or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NSS or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by NSS or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $50,000 for any one project or in excess of $100,000 in the aggregate for all projects; (iii) contract or commitment whether for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property, other than to sell OREO property, involving consideration in excess of $50,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non- qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of NSS or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which NSS (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vii) agreement which by its terms limits the payment of dividends by NSS or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of NSS or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) any other contract material to the business of NSS and its subsidiaries, on a consolidated basis, and not made in the ordinary course of business.

     (c) Neither NSS nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of NSS, is materially adverse, onerous, or harmful to any aspect of the business of NSS and its subsidiaries, on a consolidated basis.

     Section 2.15. PENSION AND BENEFIT PLANS.

     (a) Neither NSS nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in NSS Schedule 2.15(a) (individually a "NSS Pension Plan" and collectively the "NSS Pension Plans"). In its present form each NSS Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each NSS Pension Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and NSS or the subsidiary whose employees are covered by such NSS Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each NSS Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of NSS or any subsidiary whose employees are covered by a NSS Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such NSS Pension Plans qualification and the associated trusts exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such NSS Pension Plan or has been misled as to his or her rights under such NSS Pension Plan. No NSS Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any NSS Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the NSS Pension Plans or any fiduciary thereof which would subject NSS or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation (PBGC), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. ERISA Affiliate where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which NSS is a member and which is under common control within the meaning of Section 414 of the Code. Neither NSS nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which NSS or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each NSS Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the NSS Pension Plan allocable to such vested or accrued benefits. No NSS Pension Plan or any trust created thereunder has been terminated, nor has there been any reportable events with respect to any NSS Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1990. No NSS Pension Plan or any trust created thereunder has incurred any accumulated funding deficiency as such term is defined in Section 302 of ERISA (whether or not waived). No NSS Pension Plan is a multiemployer plan as that term is defined in Section 3(37) of ERISA. There has been no change in control of any NSS Pension Plan.

     (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the NSS Stock Compensation Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the NSS Pension Plans, maintained by NSS or any of its subsidiaries with an annual cost in excess of $50,000 (collectively "NSS Benefit Plans") are listed in NSS Schedule 2.15(b) (unless already listed in NSS Schedule 2.15(a) or NSS
Schedule 2.01(d)(3)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The NSS Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA (as applicable), and no employee or agent of NSS or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a NSS Benefit Plans qualification and any associated trusts exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the NSS Benefit Plans or has been misled as to their rights under the NSS Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the NSS Benefit Plans which would subject NSS or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of NSS or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

     (c) There is no pending or, to NSSs knowledge, threatened litigation, administrative action or proceeding relating to any NSS Benefit Plan or NSS Pension Plan. There has been no announcement or commitment by NSS or any subsidiary of NSS to create an additional NSS Benefit Plan or NSS Pension Plan, or to amend a NSS Benefit Plan or NSS Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such NSS Benefit Plan or NSS Pension Plan and, except for any plans or amendments expressly described on NSS Schedule 2.01(d)(3), NSS Schedule 2.15(a) or NSS
Schedule 2.15(b), NSS and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any NSS Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 (COBRA) that cannot be amended or terminated upon more than sixty
(60) days notice without incurring any liability thereunder. Disclosed on and appended to NSS Schedule 2.15(c) with respect to each NSS Benefit Plan and NSS Pension Plan, to the extent applicable, is (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such NSS Benefit Plan or NSS Pension Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under Section 401(a) of the Code.

     Section 2.16. FIDELITY BONDS. Since December 31, 1992, NSS and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1992, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither NSS nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither NSS nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to NSSs and its subsidiaries' past claim experience.

     Section 2.17. LABOR MATTERS. Hours worked by and payment made to employees of NSS and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from NSS and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of NSS or its appropriate subsidiary. NSS is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to NSS bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to NSSs knowledge threatened with respect to NSS or any of its subsidiaries. Since December 31, 1992, no employee of NSS or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of NSS or any of its subsidiaries are unionized nor has union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving NSS pending with, or, to the knowledge of NSS, threatened by, any labor organization or group of employees of NSS.

     Section 2.18. BOOKS AND RECORDS. The minute books of NSS and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of NSS and each of its subsidiaries fairly and accurately reflect the transactions to which NSS and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

     Section 2.19. CONCENTRATIONS OF CREDIT. No customer or affiliated group of customers (a) is owed by NSS or any subsidiary of NSS an aggregate amount equal to more than 5% of the shareholders equity of NSS or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to NSS or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders equity of NSS or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

     Section 2.20. TRADEMARKS AND COPYRIGHTS. Neither NSS nor any of its subsidiaries has received notice or otherwise knows that the manner in which NSS or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

     Section 2.21. EQUITY INTERESTS. Neither NSS nor any of its subsidiaries owns, directly or indirectly, except for the equity interests of NSS in Bank, the equity interests disclosed on NSS Schedule 2.01(a), and the equity interests disclosed on NSS Schedule 2.21, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted. None of the investments reflected in the consolidated balance sheet of NSS as of March 31, 1998, and none of such investments made by it or any of its subsidiaries since March 31, 1998, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of NSS or any of its subsidiaries.

     Section 2.22. ENVIRONMENTAL MATTERS.


     (a) Except as disclosed on NSS Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of NSS referred to in Section 2.02 hereof:

   (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by NSS or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by NSS or any of its subsidiaries during the time of such previous ownership, occupancy, lease, holding or management or (3) any Participation Facility (as hereinafter defined) during the time that NSS or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

   (2) Neither NSS nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that NSS or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

   (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay NSS or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.


     (b) Neither NSS nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or
Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.


     (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.


     Section 2.23. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither NSS nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.


     Section 2.24. INTEREST OF MANAGEMENT AND AFFILIATES.


     (a) All loans presently on the books of NSS or any of its subsidiaries to present or former directors or executive officers of NSS or any subsidiary of NSS, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features.

     (b) Except as set forth and described in NSS Schedule 2.24, no present or former officer or director of NSS or any of its subsidiaries or any Associated Person (as defined in Section 2.24(d) below):

   (1) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of NSS or any of its subsidiaries except for the normal rights of a shareholder;

   (2) has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with NSS or any of its subsidiaries;

   (3) has received from NSS or any of its subsidiaries any commitment, whether written or oral, to lend any funds to any such person;

   (4) is owed any amounts by NSS or any of its subsidiaries except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such persons employer and reimbursable according to a policy of NSS or such subsidiary, as appropriate, as in effect immediately prior to the date hereof.

     (c) Except as set forth on NSS Schedule 2.24(c), the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from NSS or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of NSS or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits provided for in the Officer Agreements.

     (d) Associated Person means (i) any holder of 10% or more of the outstanding shares of NSS Stock, (ii) any relative or associate of a present or former director or executive officer of NSS or any of its subsidiaries (as associate is defined at Rule 14a-1(a) of the SEC under the Exchange Act), (iii) any entity controlled, directly or indirectly, individually or in the aggregate, by any present or former director or executive officer of NSS or any of its subsidiaries or any relative or associate of any of such persons and (iv) any entity 25% or more or the equity interests of which are owned individually or in the aggregate by any present or former director or executive officer of NSS or any of its subsidiaries or any relative or associate of any of such persons.

     Section  2.25  REGISTRATION  OBLIGATIONS.   Neither  NSS  nor  any  of  its
subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

     Section 2.26 CORPORATE DOCUMENTS. NSS Schedule 2.26 contains true and complete copies of the articles or certificate of incorporation and by-laws, as amended to date, which are currently in full force and effect, of NSS and of each of its subsidiaries.

     Section 2.27 COMMUNITY REINVESTMENT ACT COMPLIANCE. NSS and Bank are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last completed examination. As of the date of this Agreement, NSS has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause NSS to fail to be in substantial compliance with such provisions.

     Section 2.28 BUSINESS OF NSS. Since March 31, 1998, NSS has conducted its business only in the ordinary course. For purposes of the foregoing, NSS has not, since March 31, 1998, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

     Section 2.29 INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

     (a) Set forth on NSS Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which NSS or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

     (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which NSS or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of NSS or a subsidiary and are in full force and effect. NSS and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     Section 2.30. YEAR 2000 COMPLIANT. To the best knowledge of NSS, all computer software and hardware utilized by NSS or any of its subsidiaries is, or NSS has taken all required steps to be Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900- 1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases. All computer software is, or NSS has taken steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 AD and such software will be operated during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.



                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

     Summit represents and warrants to NSS as follows:

     Section 3.01. ORGANIZATION, CAPITAL STOCK.

     (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 390,000,000 shares of Common Stock, par value $.80 per share, with the Summit Rights attached thereto pursuant to the Rights Agreement, of which 177,667,801 shares were issued and outstanding as of April 30, 1998 and 6,000,000 shares of Preferred Stock, each without par value, of which no shares were issued and outstanding and 1,500,000 shares of Series R Preferred Stock were reserved for issuance as of the date hereof.

     (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect). However, a Summit Material Adverse Effect or Summit Material Adverse Change (as defined at Section 3.03) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Reorganization. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the BHCA.

     (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Rights Agreement.

     (d) Except as disclosed on Summit Schedule 3.01, all Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

     Section 3.02. FINANCIAL STATEMENTS. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1997 and (c) the quarterly report on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarter ended March 31, 1998 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders equity are included. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 3.03. NO CONFLICTS. Summit is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Reorganization by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, on a consolidated basis, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (i) the Restated Certificate of Incorporation or the By-Laws of Summit;

    (ii) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

   (iii) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

    (iv) any   material  note,  bond,  mortgage,  indenture,  lease,  policy  of
         insurance  or  indemnity,  license,   contract,   agreement,  or  other
         instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a material adverse change in the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, from that reflected in the Summit Financial Statements as of and for the three months ended March 31, 1998 (a Summit Material Adverse Change), or enable any person to enjoin the transactions contemplated hereby.

     Section 3.04. ABSENCE OF LITIGATION, AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, on a consolidated basis, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

     Section 3.05. REGULATORY FILINGS. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1992 with the SEC and appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act.

     Section 3.06. CORPORATE ACTION.

     (a) Assuming due execution and delivery by NSS, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Reorganization or the transactions contemplated by this Agreement are not required by applicable law. Assuming due execution and delivery by NSS, this Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

     (b) In the event Summit elects to effect the Reorganization as a merger pursuant to Section 1.01(a)(2), upon the due and valid approval of this Agreement by the Board of Directors and sole shareholder of SummitSub and its execution and delivery, assuming due execution and delivery by each of the other parties hereto, this Agreement will be a valid and binding agreement of SummitSub enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

     Section 3.07. ABSENCE OF CHANGES. There has not been, since March 31, 1998, any Summit Material Adverse Change.

     Section 3.08. NON-BANK SUBSIDIARIES. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR '210.1-02(v)), at March 31, 1998.

     Section 3.09 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities, whether contingent or absolute, direct or indirect, or loss contingencies (as defined in Statement of Financial Accounting Standards No. 5) other than (a) disclosed in the Summit Financial Statements or disclosed in the notes thereto, (b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since March 31, 1998 which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis.

     Section 3.10. ALLOWANCE FOR LOAN AND LEASE LOSSES. At March 31, 1998 and thereafter, the allowances for loan and lease losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.



                                  ARTICLE IV.

                               COVENANTS OF NSS

     NSS hereby covenants and agrees with Summit that:

     Section 4.01. PREPARATION OF REGISTRATION STATEMENT AND APPLICATIONS FOR REQUIRED CONSENTS. NSS will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued as Reorganization Consideration and the proxy statement-prospectus constituting part of the Registration Statement (Proxy-Prospectus) that will be used by NSS to solicit shareholders of NSS for approval of the Reorganization. In connection therewith, NSS will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning NSS, deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the Proxy- Prospectus). NSS will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Reorganization that would not have a Summit Material Adverse Effect following the Reorganization (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide NSS and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of NSS and its counsel before making any such filing or application, and Summit will provide NSS and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. NSS covenants and agrees that all information furnished by NSS for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Reorganization, and all information furnished by NSS to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. NSS will furnish to Sandler O'Neill such information as Sandler O'Neill may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 4.02. NOTICE OF ADVERSE CHANGES. NSS will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NSS contained in this Agreement or the NSS Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any NSS Material Adverse Change, (c) any inability or perceived inability of NSS to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving NSS or any of its subsidiaries or assets, which, if determined adversely to NSS or any of its subsidiaries, would have a NSS Material Adverse Effect or an adverse material effect on the ability of the parties to timely consummate the Reorganization and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by NSS or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which NSS or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of NSS and its subsidiaries, on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. NSS agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

     Section 4.03. MEETING OF SHAREHOLDERS. NSS will call a meeting of NSS shareholders for the purpose of voting upon this Agreement, the Reorganization and the other transactions contemplated hereby and such other proposals related to NSSs Certificate of Incorporation and By-Laws and the NSS Rights Agreement as Summit upon the advice of counsel shall request to effectuate the purposes of this Agreement and the Option Agreement, including a proposal to approve under Article THIRTEENTH of NSSs Certificate of Incorporation the acquisition of NSS Stock contemplated by the Option Agreement and a proposal to annul or void such Article THIRTEENTH with respect to the Option Agreement and the transactions contemplated thereby. The meeting of NSS shareholders contemplated by this
Section  4.03  will  be held as  promptly  as  practicable  and,  in  connection therewith, will comply with the Connecticut Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, NSS shall mail the Proxy-Prospectus to NSS shareholders and use, unless in the written opinion of counsel such action would be a breach of their fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Reorganization and the other transactions contemplated hereby and any other proposals requested by Summit pursuant to this Section 4.03.

     Section 4.04. COPIES OF FILINGS. Without limiting the provisions of Section 4.01, NSS will deliver to Summit, at least 48 hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of NSS, or to the news media or to the public, other than the press releases and other information subject to Section 10.01.

     Section 4.05. NO MATERIAL TRANSACTIONS. Until the Effective Time, NSS will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

     (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of NSS to NSS or other subsidiaries of NSS except that NSS may declare, set aside and pay a dividend of $0.13 per quarter; provided, however, if Summit declares a dividend between the date hereof and the Effective Time which represents an increase over the last dividend declared by Summit prior to the date hereof, NSS may after the date of such declaration declare, set aside and pay a dividend of $0.13 per quarter increased by a percentage equal to the percentage increase in the Summit dividend.

     (b) declare or distribute any stock dividend or authorize or effect a stock split;

     (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of NSS into other subsidiaries of NSS) or enter into any other transaction not in the ordinary course of the banking business;

     (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions involving not more than $50,000;

     (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to NSS and its subsidiaries, on a consolidated basis;

     (f) pay any employee bonuses or increase or enter into any agreement to increase the rate of compensation of any employee at the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

     (g) create, adopt or modify any employment, termination, severance, pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the NSS Pension Plans and the NSS Benefit Plans (collectively, NSS Plans), or change the level of benefits, reduce eligibility, performance or participation standards, or increase any payment or benefit under any NSS Plan;

     (h) distribute, issue, sell, award, grant, permit to become outstanding or enter into any agreement respecting any Equity Securities or any Equity Based Rights except pursuant to the Option Agreement or pursuant to the exercise of director and employee stock options and warrants granted prior to the date hereof under the NSS Stock Compensation Plans and exercisable and outstanding under the terms of a NSS Stock Compensation Plan at the date of such exercise;

     (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities or Equity Based Rights, whether pursuant to the terms of such Equity Securities or Equity Based Rights or otherwise, or enter into any agreement providing for any of the foregoing transactions;

     (j) amend its certificate or articles of incorporation, charter or by-laws;

     (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of Boston or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of NSS or any of its subsidiaries, on a consolidated basis;

     (l) create, amend, increase, enhance, accelerate the exerciseability of, or release or waive any forfeitures, terminations or expirations of or restrictions on any rights, awards, benefits, entitlements, options or warrants under the NSS Plans including Equity Securities and Equity Based Rights outstanding;

     (m) make any employer contribution to a NSS Plan which under the terms of the particular plan is voluntary and within the discretion of NSS to make;

     (n) make any determination or take any action, discretionary or otherwise, under or with respect to any NSS Plan other than routine administration in accordance with past precedent;

     (o) notwithstanding any other provision of this Agreement, enter into any agreement, understanding, contract, commitment or transaction, or amend, renew, extend, give any notice or consent with respect to, waive any provision under, or accept any new fees, rates or other costs or charges of whatsoever nature, schedule, exhibit or other attachment under (whether through an action or inaction) any agreement, understanding, contract, commitment or transaction, relating to indebtedness or to the purchase, sale or lease of real or personal property, goods, materials, supplies or services with a director or officer of NSS or any direct or indirect subsidiary of Bancorp or any Associated Person, except to the extent permitted by Section 4.12;

     (p) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of NSS or any of its subsidiaries, any holder of 10% of more of the outstanding shares of NSS Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. (section)371c and 12 U.S.C. (section)371c-1. For purposes of this Section 4.05(p), control shall have the meaning associated with that term under 12 U.S.C. (section)371c; or

     (q) take any discretionary action or fail to take any discretionary action under any plan or agreement affecting one or more directors or employees or any affiliates of such where the effect of such act or failure to act is or would be to give or confer a right or benefit not existing on the date hereof.


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


     Section 4.06. OPERATION OF BUSINESS IN ORDINARY COURSE. NSS, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that NSS or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that NSS will notify and consult with Summit prior to terminating any of the five highest paid employees of NSS; (d) will use their best efforts to continue to maintain fidelity bonds insuring NSS and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of NSS or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed; and (f) will not change their methods of accounting in effect at March 31, 1998, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending March 31, 1998, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by NSSs independent certified public accountants.

     Section 4.07. FURTHER ACTIONS. NSS will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

     Section 4.08. COOPERATION. Until the Effective Time, NSS will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Reorganization, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of NSS or any of its subsidiaries.

     Section 4.09. COPIES OF DOCUMENTS. As promptly as practicable, but not later than 30 days after the date hereof, NSS will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the NSS Schedules or called for by the list attached hereto as Exhibit C (the "Post-Signing Document List").

     Section 4.10. APPLICABLE LAWS. NSS and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on NSS or any of its subsidiaries with respect to the Reorganization and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Reorganization.

     Section 4.11. AGREEMENTS OF AFFILIATED SHAREHOLDERS. NSS agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons (which will include all individual and beneficial ownership of NSS Stock by such persons and also identifies the manner in which all such beneficially owned shares of NSS Stock are registered on the stock record books of NSS) who in the written opinion of Tyler, Cooper & Alcorn, L.L.P., corporate counsel to NSS (which such opinion need be delivered only to NSS and cited by NSS in its letter), constitute all the affiliates of NSS for the purposes of Rule 145 under the Securities Act (an NSS Affiliate) and NSS shall use its best efforts to cause each NSS Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus and effective prior to that date, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit D-1, with respect to Affiliates who are directors or officers of NSS or a subsidiary of NSS, or substantially in the form of Exhibit D-2, with respect to Affiliates who are not directors or officers of NSS or a subsidiary of NSS (an "Affiliate Agreement"); provided, however, that until an Affiliate executes and delivers an Affiliate Agreement to Summit, Summit may refuse to exchange for the Reorganization Consideration the NSS Certificates held by such Affiliate.

     Section 4.12. LOANS AND LEASES TO AFFILIATES. All loans and leases hereafter made by NSS or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

     Section 4.13. CONFIDENTIALITY. All information furnished by Summit to NSS or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Reorganization shall not occur, NSS and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of NSS or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by NSS with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. NSS shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which
(x) was legally in NSSs  possession  prior to the disclosure  thereof by Summit,
(y) was then generally known to the public, or (z) was disclosed to NSS by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, NSS is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, NSS may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

     Section 4.14. DIVIDENDS. NSS will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of NSS Stock will not be paid two dividends for a single calendar quarter with respect to their shares of NSS Stock and any shares of Summit Stock they become entitled to receive in the Reorganization or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. NSS will notify Summit at least five business days prior to any proposed dividend declaration date.

     Section 4.15. ACQUISITION PROPOSALS. NSS agrees that neither NSS nor any of its subsidiaries nor any of the respective officers and directors of NSS or its subsidiaries shall, and NSS shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by NSS or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement, any Acquisition Proposal (as defined below). Acquisition Proposal is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving NSS or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of NSS or any of its subsidiaries. NSS will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. NSS will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, NSS will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of NSS or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by NSS.

     Section 4.16 TAX OPINION CERTIFICATES. NSS shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date), and NSS shall use reasonable efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding NSS Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

     Section 4.17 DIRECTORS AND OFFICERS INSURANCE. NSS and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors and officers liability insurance policy or policies (D&O Insurance) in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to NSS. NSS shall renew any existing D&O Insurance or purchase any discovery period D&O Insurance provided for thereunder at Summits request.

     Section 4.18. CONFORMING ENTRIES.

     (a) Notwithstanding that NSS believes that NSS and its subsidiaries have established reserves and taken all provisions for possible loan and lease losses required by generally accepted accounting principles and applicable laws, rules and regulations, NSS recognizes that Summit may have adopted different loan, accrual and reserve policies (including loan classification and levels of reserves for possible loan and lease losses). From and after the date of this Agreement, NSS and Summit shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of NSS and its subsidiaries to those policies of Summit, as specified in each case in writing to NSS, based upon such consultation and as hereinafter provided.

     (b) In addition, from and after the date of this Agreement, NSS and Summit shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges for NSS to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties business plan following the Reorganization, as specified in each case in writing to NSS, based upon such consultation and as hereinafter provided.

     (c) NSS and Summit shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes NSS's expenses of the Reorganization and the restructuring charges, if any, related to or to be incurred in connection with the Reorganization.

     (d) With respect to clauses (a) through (c) of this Section 4.19, it is the objective of NSS and Summit that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles.

     Section 4.19 COOPERATION WITH POLICIES AND PROCEDURES. NSS, prior to the Effective Time, shall (i) consult and cooperate with Summit regarding the implementation of those policies and procedures established by Summit for its governance and that of its subsidiaries and not otherwise referenced in Section
4.19 of this Agreement, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Summit, conform NSSs existing policies and procedures in respect thereof, unless to do so would cause NSS or any of its subsidiaries to be in violation of any law, rule or regulation or requirement of any governmental regulatory authority having jurisdiction over NSS or any of its subsidiaries affected thereby.

     Section 4.20 ENVIRONMENTAL REPORTS. NSS shall disclose to Summit all matters of the types described in Section 2.22 above which NSS would have been required to disclose to Summit on the date hereof if known to NSS on the date hereof, as such become known to NSS between the date hereof and the Effective Time. In addition, Summit may perform, or cause to be performed, a phase one environmental investigation, an asbestos survey, or both of the foregoing, (i) within 90 days following the date of this Agreement, on all real property owned, leased or operated by NSS or any of its subsidiaries as of the date of this Agreement (but excluding space in retail or similar establishments leased by NSS for automatic teller machines or leased bank branch facilities where the space leased by NSS comprises less than 20% of the total space leased to all tenants of such property), and (ii) within 15 days after being notified by NSS of the acquisition or lease of any real property by it or its subsidiaries after the date of this Agreement, on the real property so acquired or leased (but excluding space in retail or similar establishments leased by NSS for automatic teller machines or leased bank branch facilities where the space leased by NSS comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in the reasonable opinion of Summit, that additional investigation is warranted, Summit may at its expense, within 15 days after receipt of the particular phase one report, perform or cause to be performed a phase two investigation on the property or properties deemed by Summit to warrant such additional study or notify NSS and an environmental consulting firm within 15 days after the receipt of the particular phase one report that the environmental consulting firm should promptly commence a phase two investigation. If the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase one or phase two investigation reports or as may be prudent in light of serious life, health or safety concerns), if any, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Summit shall have the right pursuant to Section 9.02(d)(3) of this Agreement to terminate this Agreement.



                                   ARTICLE V.

                              COVENANTS OF SUMMIT

     Summit hereby covenants and agrees with NSS that:

     Section 5.01. APPROVALS AND REGISTRATIONS. Based on such assistance and cooperation of NSS as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Reorganization, (c) with the Connecticut Commissioner of Banking, an application for approval of the Reorganization the other transactions contemplated hereby, and (d) with the NYSE, an application for the listing of the shares of Summit Stock issuable upon the Reorganization, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by NSS Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Sandler O'Neill such information as Sandler O'Neill may reasonably request for purposes of the opinion referred to in
Section 8.07.

     Section 5.02. NOTICE OF ADVERSE CHANGES. Summit will promptly advise NSS in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c)


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


any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a Summit Material Adverse Effect or a material adverse effect on the Reorganization, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries, on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Summit agrees that the delivery of such notice shall not constitute a waiver by NSS of any of the provisions of Articles VI or VIII.

     Section 5.03. COPIES OF FILINGS. Summit shall promptly provide to NSS and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

     Section 5.04. FURTHER ACTIONS. Summit will: (a) execute and deliver such instruments and take such other actions as NSS may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of NSS set forth in Articles VI and VIII hereof are satisfied.

     Section 5.05. APPLICABLE LAWS. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Reorganization and will promptly cooperate with and furnish information to NSS in connection with any such requirements imposed upon NSS or on any of its subsidiaries in connection with the Reorganization.

     Section 5.06. UNPAID NSS DIVIDENDS. By virtue of the Reorganization and without further action on anyone's part, Summit shall assume the obligation of NSS to pay dividends, if any, on NSS Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

     Section 5.07. COOPERATION. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as NSS from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of NSSs representatives covering the business and affairs of Summit or any of its subsidiaries.

     Section 5.08. CONFIDENTIALITY. All information furnished by NSS to Summit or its representatives pursuant hereto shall be treated as the sole property of NSS and, if the Reorganization shall not occur, Summit and its representatives shall return to NSS all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by NSS, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning NSS to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify NSS in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

     Section 5.09. FURTHER TRANSACTIONS. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue Equity Securities or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

     Section 5.10. INDEMNIFICATION.

     (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of NSS or any subsidiary of NSS on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit; provided, however, that during such time as NSS or any subsidiary of NSS shall remain a separate corporate entity organized under the laws of the State of Connecticut, then the indemnification and advancement of expenses provided for in this Section 5.01(a) for the directors and officers of such separate corporate entity shall be made in accordance with and subject to the requirements of the certificate of incorporation and by-laws of the particular separate corporate entity in effect on the date of this Agreement and applicable provisions of Connecticut law.

     (b) Subject to NSSs obligation set forth at Section 4.18: For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of NSS or any subsidiary of NSS on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by NSS on an annual basis (the Insurance Amount) to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of NSS referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

     Section 5.11. EMPLOYEE MATTERS.

     (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the NSS Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a defined contribution plan, defined benefit plan or health and welfare plan available to all its employees generally which is similar a NSS Plan which is, respectively, a defined contribution plan, defined benefit plan or health and welfare plan available to all NSS employees generally, then, if such NSS Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of NSS affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit.

     (b)  Summit  shall  assume  the   obligations  of  NSS  under  the  Officer
Agreements.

     (c) Members of the Board of Directors of Bank on the date hereof (Bank Board Members) shall be entitled to continue their service as Directors of the Bank after the Effective Time until the earlier to occur of (i) the expiration of one year following the Effective Time, or (ii) the merger of Bank into a wholly owned bank subsidiary of Summit not organized under the laws of the State of Connecticut (the Bank Merger), provided that if the Bank Merger occurs prior to the expiration of a one year period following the Effective Time, Bank Board Members may continue to serve for the balance of such one year period on a separately constituted Connecticut advisory board of directors to the surviving bank in the Bank Merger, and provided further that service on the Bank Board of Directors after the Effective Time shall continue to be subject to applicable provisions of the Banks certificate of incorporation, by-laws and Connecticut law.



                                  ARTICLE VI.

             CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                                 SUMMIT AND NSS

     The respective obligations of Summit and NSS under this Agreement to consummate the Reorganization are subject to the simultaneous satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and NSS in accordance with Section 10.09:

     Section 6.01. RECEIPT OF REQUIRED CONSENTS. Summit and NSS shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Reorganization; the Required Consents and the transactions contemplated hereby shall not be contested by any federal or state governmental authority; and the Required Consents needed for the Reorganization shall have been obtained and shall not have been withdrawn or suspended.

     Section 6.02. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or NSS, shall be contemplated or threatened by the SEC.


     Section 6.03. TAX MATTERS. At the time of effectiveness of the Registration Statement and at the Closing Date (and at the date the Closing occurs if different than the Closing Date), Summit and NSS shall have received from Thompson Coburn an opinion (the Tax Opinion), reasonably satisfactory in form and substance to them, to the effect that (a) the Reorganization will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of NSS Stock who receive solely Summit Stock in the Reorganization will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the NSS Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the NSS Stock for which it is exchanged, assuming that such NSS Stock is a capital asset in the hands of the holder thereof at the Effective Time.

     In addition, no condition or set of facts or circumstances shall exist which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinion being untrue.

     Section 6.04. ABSENCE OF LITIGATION. No investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or NSS or any of its subsidiaries, that is material to the Reorganization or to the financial condition of Summit and its subsidiaries, on a consolidated basis, or NSS and its subsidiaries, on a consolidated basis, as the case may be. No order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Reorganization or on the financial condition of Summit and its subsidiaries, on a consolidated basis, or NSS and its subsidiaries, on a consolidated basis, as the case may be.

     Section 6.05. NYSE LISTING. The NYSE shall have indicated that the shares of Summit Stock to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance.



                                  ARTICLE VII.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

     The obligation of Summit to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

     Section 7.01. NO ADVERSE CHANGES. There shall not have occurred at any time after March 31, 1998 any NSS Material Adverse Change or any material loss or damage to the properties of NSS or any of its subsidiaries, whether or not insured, which materially affects the ability of NSS and its subsidiaries, on a consolidated basis, to conduct their business.

     Section 7.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by NSS in this Agreement and the NSS Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were being made on such date. NSS shall have complied in all material respects with all covenants and agreements contained herein to be performed by NSS.

     Section 7.03. SECRETARY'S CERTIFICATE. NSS shall have furnished to Summit a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of NSS relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of NSS and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 7.04. OFFICER'S CERTIFICATE. NSS shall have furnished to Summit a certificate signed by the Chief Executive Officer of NSS, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to NSS, and at Sections 7.01, 7.02, 7.07 and 7.10.

     Section 7.05. OPINION OF NSSS COUNSEL. Summit shall have received an opinion of counsel to NSS, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit E.

     Section 7.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 7.07. CONSENTS TO NSS CONTRACTS. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Reorganization from other


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


parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which NSS or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of NSS and its subsidiaries, on a consolidated basis, shall have been obtained.

     Section 7.08. FIRPTA AFFIDAVIT.

     NSS shall have delivered to Summit an affidavit of an executive officer of NSS dated the date the Closing occurs stating, under penalties of perjury, that NSS is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 7.09. SHAREHOLDER APPROVAL. The shareholders of NSS, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of NSSs Certificate of Incorporation and By-Laws.

     Section 7.10. ABSENCE OF REGULATORY AGREEMENTS. Neither NSS nor any NSS subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Reorganization or upon the financial condition of Bank or of NSS and its subsidiaries, on a consolidated basis, and neither NSS nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 7.11. AFFILIATE AGREEMENTS. After the Effective Time, Summit may refuse to exchange for the Reorganization Consideration the NSS Certificates of a NSS Affiliate who has failed to deliver an executed Affiliate Agreement to Summit and Summit may treat such NSS Affiliate for all purposes as an unexchanged NSS Shareholder until such time as the NSS Affiliate shall deliver to it an executed Affiliate Agreement.

     The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.



                                 ARTICLE VIII.

                 CONDITIONS PRECEDENT TO THE OBLIGATION OF NSS

     The obligation of NSS to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by NSS in writing in accordance with Section 10.09:

     Section 8.01. NO ADVERSE CHANGES. There shall not have occurred at any time after March 31, 1998 any Summit Material Adverse Change or any material loss or damage to the properties of Summit or its subsidiaries, whether or not insured, which materially affects the ability of Summit and its subsidiaries, on a consolidated basis, to conduct their business.

     Section 8.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were made on such date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit. By way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity in public or private offerings, the issuance of Series R Preferred Stock pursuant to the Summit Rights Agreement, the redemption or repurchase by Summit


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


of its capital stock, the Summit Rights or the Series R Preferred Stock issuable pursuant to the Rights Agreement, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement; provided, however, that Summit agrees that it will not permit any such transaction to cause any unreasonable delay in the consummation of the Reorganization or other transactions contemplated by this Agreement.

     Section 8.03. SECRETARY'S CERTIFICATE.

     (a) Summit shall have furnished to NSS a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     (b) In the event Summit has elected to effect the Reorganization as a merger pursuant to Section 1.01(a)(2), SummitSub shall have furnished to NSS a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of SummitSub relating to this Agreement, the Reorganization and related transactions, which such certificate shall be signed by the Secretary of SummitSub and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 8.04. OFFICER'S CERTIFICATE. Summit shall have furnished to NSS a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

     Section 8.05. OPINION OF SUMMIT COUNSEL. NSS shall have received an opinion of the General Counsel of Summit, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for NSS, substantially to the effect provided in Exhibit F.

     Section 8.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to NSS, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 8.07. FAIRNESS OPINION. The Proxy-Prospectus shall have contained the favorable signed opinion of Sandler O'Neill, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of NSS in the Reorganization.

     Section 8.08. ABSENCE OF REGULATORY AGREEMENTS. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Reorganization or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 8.09. NSS AND SUMMITSUB SHAREHOLDER APPROVAL. The shareholders of NSS, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of NSSs Certificate of Incorporation and By-Laws, and, in the event Summit has elected to effect the Reorganization as a merger pursuant to Section 1.01(a)(2), the sole shareholder of SummitSub shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of SummitSubs certificate or articles of incorporation and by-laws.

     The receipt of the documents required by this Article VIII by NSS shall in no way constitute a waiver by NSS of any of the provisions of or its rights under this Agreement.



                                  ARTICLE IX.

                          CLOSING; TERMINATION RIGHTS

     Section 9.01. CLOSING. The closing of the Reorganization (the "Closing") shall take place on the date which is 32 days after the last to occur of the following (Scheduled Date), unless Summit, subject to the second sentence of this Section 9.01, shall designate a date for the Closing which is prior to the Scheduled Date in a writing (Closing Notice) delivered to NSS at least five (5) business days prior to the date designated therein for Closing, or unless prior to the Scheduled Date the parties agree to a different date:

    (i) the date of the approval of the Reorganization by the shareholders of NSS in accordance with Section 7.09;

   (ii) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and NSS, to the consummation of the transactions contemplated herein or such prior date as Summit and NSS shall elect, whether or not such proceeding has been brought to a conclusion; or

  (iii) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

and the date of Closing determined in accordance with the foregoing provisions is referred to herein as the Closing Date. Summit will use its best efforts, to the extent it has discretion to set a Closing Date pursuant to the first sentence of this Section 9.01, to set a Closing Date which is on or prior to January 2, 1999 and to fullfill its obligation under this Agreement to close on such date. The Closing shall take place at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m. on the date the Closing is held, unless the parties agree to a different place or commencement time. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the Reorganization Certificate to be filed as promptly as practicable following the Closing, but in no event later than one business day following the date the Closing shall occur. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

     Section 9.02. TERMINATION RIGHTS.

   (a) The Board of Directors of NSS or Summit may terminate this Agreement in the event that:

   (1)  the  shareholders of NSS at the meeting of shareholders  contemplated by
        Section 4.03, called for the purpose of approving the Reorganization, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Reorganization, this Agreement and the transactions contemplated hereby by the requisite vote;

   (2) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

   (3) NSSs investment banker is unable to deliver to NSS by October 31, 1998 the opinion required by Section 8.07; or

     (4) the Closing is not consummated on or before March 1, 1999, unless the failure of such occurrence shall be due solely to a material breach of any representation, warranty, covenant or other agreement contained herein by the party seeking to terminate this Agreement or the failure of such party to fulfill a condition to Closing provided for herein or observe or perform an agreements set forth in this Agreement required to be performed or observed by such party prior to Closing.


     (b) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VI shall not have been met, the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied. In the event the failure of such a condition is due to one or more material breaches of a representation, warranty, covenant or other agreement contained herein, the Board of Directors of a party not in breach may, during the period any breach remains uncured, terminate this Agreement by giving written notice of such termination to the other party.


     (c) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VII or VIII shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(1) hereof, a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(3) hereof or a refusal of Summit to close due to a failure of the condition set forth at Section 7.12 hereof caused by an act or omission of Summit): (i) the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied, and (ii) the Board of Directors of such party may, during the period the failed condition continues, terminate this Agreement by giving written notice of such termination to the other party unless such party itself has failed to satisfy a condition to the other partys Closing obligation or is in material breach of a representation, warranty, covenant or other agreement contained herein.


   (d) The Board of Directors of Summit may terminate this Agreement:

   (1) at any time if NSS does not execute and deliver the Option Agreement by the day immediately following the date hereof;

   (2)  at any time prior to the  meeting of NSS  shareholders  contemplated  by
        Section 4.03, if the Board of Directors of NSS fails to recommend approval of this Agreement and the Reorganization and other transactions contemplated hereby in the Proxy-Prospectus (Recommendation) or withdraws, modifies or changes, or votes to withdraw, modify or change, its Recommendation or its intention to make the Recommendation as represented and warranted at Section 2.08; or

   (3)  as provided at Section 4.20.


   (e) The Board of Directors of NSS may terminate this Agreement at any time during the ten-day period commencing the second day after the Determination Date (as defined at (i) below) if the Summit Price (as defined at (ii) below) is less than $39.11 and the quotient obtained by dividing the Summit Price by $47.125 is more than .17 less than the quotient obtained by dividing the Determination Date Index Price (as defined at (iii) below) by the Starting Date Index Price (as defined at (iv) below). For purposes of this Section 9.02(e):

    (i) Determination Date means the date of the Required Consent given by the Federal Reserve Board.

   (ii) Summit Price means the average of the closing prices of a share of Summit Stock on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NSS and Summit) for the 10 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

  (iii) Determination Date Index Price means the average of the closing prices of the common stock of the companies in the Index Group (as defined at (v) below) on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NSS and Summit) for the 10 consecutive full trading days ending on the Determination Date.

   (iv) Starting Date Index Price means the average of the closing prices on the Starting Date (as defined at (vi) below) of the companies in the Index Group as of the Determination Date.

    (v)Index Group means the bank holding companies listed below; provided, however, that if between the Starting Date and the Determination Date the common stock of any such company ceases to be publicly traded, an announcement is made of a proposal for such company to be acquired or an announcement is made of a proposal by such company to acquire another company or companies in transactions with a value exceeding 25% of such acquirors market capitalization as of the Starting Date, then, in such event, for purposes of calculating the Index Price in all cases, such company will be removed from the Index Group. If any company in the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the closing price of the common stock of such company or Summit, as the case may be, on the Starting Date shall be appropriately adjusted for the purposes of applying this Section 9.02(e). The bank holding companies in the Index Group are as follows:

       Bank Holding Companies
       ----------------------
       AmSouth Bancorp
       BB&T Corporation
       Comerica Incorporated
       Crestar Financial Corporation
       Fifth Third Bancorp
       FirstarCorporation
       First Security Corp.
       Huntington Bancshares, Inc.
       Keystone Financial, Inc.
       Marshall & Ilsley Corporation
       Mellon Bank Corporation
       Mercantile Bancorp
       Old Kent Financial Corporation
       Regions Financial Corporation
       SouthTrust Corporation
       Star Banc Corporation
       Union Planters Corp.
       Wilmington Trust Corporation

     (vi) Starting Date means June 16, 1998.


     Section 9.03. EFFECTS OF A TERMINATION; CERTAIN EXPENSES.
(a) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

   (1) the obligations of the parties under this Agreement (except for those under this Section 9.03 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

   (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and NSS; provided, however, that: (A) if NSS terminates this Agreement pursuant to Section 9.02(a)(2) or Section 9.02(c), Summit shall reimburse NSS for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(2), Section 9.02(c) or Section 9.02(d), NSS shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.


     (b) Notwithstanding any termination of this Agreement, (i) NSS shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with NSS and
(ii) Summit shall indemnify and hold NSS harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

     (c) Except as provided otherwise herein in the event of a termination of this Agreement, NSS and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.



                                   ARTICLE X.

                                 MISCELLANEOUS

     Section 10.01. PRESS RELEASES. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

     Section 10.02. ARTICLE AND SECTION HEADINGS. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.03. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the NSS Schedules, the Summit Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of NSS contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of NSS.

     Section 10.04. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     Section 10.05. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

     Summit:           Summit Bancorp.
                       Attn: John G. Collins
                       301 Carnegie Center
                       P.O. Box 2066
                       Princeton, NJ 08543-2066
                       Telephone No.: 609-987-3422
                       Facsimile No.: 609-987-3435

     With a copy to:   Richard F. Ober, Jr., Esq.
                       Summit Bancorp.
                       301 Carnegie Center
                       P.O. Box 2066
                       Princeton, NJ 08543-2066
                       Telephone No.: 609-987-3430
                       Facsimile No.: 609-987-3435

     NSS:              NSS Bancorp, Inc.
                       Attn: Robert T. Judson
                       48 Wall Street
                       Norwalk, Connecticut 06850
                       Telephone No.: 203-838-4545
                       Facsimile No.: 203-899-2523

     With a copy to:   William W. Bouton III, Esq.
                       Tyler, Cooper & Alcorn, L.L.P.
                       City Place - 35th Floor
                       Hartford, Connecticut 06103
                       Telephone No.: 860-725-6210
                       Facsimile No.: 860-278-3802

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

     Section 10.06. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

     Section 10.07. COUNTERPARTS. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.08. BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.09. EXTENSIONS; WAIVERS AND CONSENTS. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of NSS, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

     IN WITNESS WHEREOF, the parties have caused this Reorganization Agreement between Summit Bancorp. and NSS Bancorp, Inc. to be executed in counterparts by their duly authorized officers on this 17th day of June, 1998.




                                      SUMMIT BANCORP.

                                      By:  /s/ T. JOSEPH SEMROD
                                        -----------------------------------
                                           T. Joseph Semrod
                                           Chairman and Chief Executive Officer


                                      NSS BANCORP, INC.


                                      By:  /s/ ROBERT T. JUDSON
                                        -----------------------------------
                                           Robert T. Judson
                                           President and Chief Executive Officer

                                                                     APPENDIX B


[GRAPHIC OMITTED]




                                                      September 21, 1998



Board of Directors
NSS Bancorp, Inc.
48 Wall Street
Norwalk, CT 06850

Gentlemen:

     NSS Bancorp, Inc. ("NSS") and Summit Bancorp ("Summit") have entered into a Reorganization Agreement, dated as of June 17, 1998 (the "Agreement"), pursuant to which NSS will be acquired by Summit (the "Reorganization"). Upon consummation of the Reorganization, each share of NSS common stock, par value $.01 per share (together with the rights attached thereto issued pursuant to the Rights Agreement dated as of May 10, 1996 between NSS and ChaseMellon
Shareholder Services, LLC, as Rights Agent, the "NSS Shares"), issued and outstanding immediately prior to the Reorganization, other than certain shares specified in the Agreement, will be converted into the right to receive 1.232 shares (the "Exchange Ratio") of Summit common stock, par value $.80 per share (together with the rights attached thereto issued pursuant to the Rights
Agreement dated as of August 16, 1989 between Summit and First Chicago Trust Company of New York, as Rights Agent). The terms and conditions of the Reorganization are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NSS Shares.


     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated June 18, 1998, by and between NSS and Summit; (iii) certain publicly available financial statements of NSS and other historical financial information provided by NSS that we deemed relevant; (iv) certain publicly available financial statements of Summit and other historical financial information provided by Summit that we deemed relevant; (v) certain financial analyses and forecasts of NSS prepared by and reviewed with management of NSS and the views of senior management of NSS regarding NSS's past and current business, operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Summit prepared by and reviewed with management of Summit and the views of senior management of Summit regarding Summit's past and current business, operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the
Reorganization; (viii) the publicly reported historical price and trading activity for NSS's and Summit's common stock, including a comparison of certain financial and stock market information for NSS and Summit with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.


     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NSS or Summit or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of NSS and Summit and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in NSS's or Summit's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that NSS and Summit will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Summit common stock will be when issued to NSS's shareholders pursuant to the Agreement or the prices at which NSS's or Summit's common stock will trade at any time.

     We have acted as NSS's financial advisor in connection with the Reorganization and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Reorganization. We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for NSS and have received compensation for such services.

     In the ordinary course of our business, we may actively trade the equity securities of NSS and Summit for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of NSS in connection with its consideration of the Reorganization and does not constitute a recommendation to any stockholder of NSS as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Reorganization. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to NSS's and Summit's Proxy Statement-Prospectus dated the date hereof and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of NSS Shares.


                                          Very truly yours,



                                           /s/ Sandler O'Neill & Partners, L.P.

                                                                     APPENDIX C

                    NSS BANCORP, INC. STOCK OPTION AGREEMENT

THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     STOCK OPTION AGREEMENT, dated as of the 18th day of June, 1998 (this "Agreement"), between Summit Bancorp., a New Jersey corporation ("Grantee"), and NSS Bancorp, Inc., a Connecticut corporation ("Issuer").




                             W I T N E S S E T H :

     WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Reorganization, dated as of the 17th day of June, 1998 (the "Reorganization Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Reorganization Agreement shall have the meanings assigned thereto in the Reorganization Agreement); and

     WHEREAS, as a condition and inducement to Grantee's entering into the Reorganization Agreement and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

     Section 1. GRANT OF OPTION; BREAKUP FEE.

   (a) Issuer hereby grants to Grantee, subject to the further terms and conditions in this Agreement:

   (1) an unconditional, irrevocable option ("Option A") to purchase, after the time and date the shareholders of Issuer have approved this Agreement in accordance with the first paragraph of Article THIRTEENTH of the Certificate of Incorporation of Issuer, up to 494,629 fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Issuer ("Common Stock") at a price equal to $45.00 per share (such price, as adjusted as hereinafter provided, the "Option Price"); and

   (2) an unconditional, irrevocable option ("Option B") to purchase, prior to the time and date the shareholders of Issuer have approved this Agreement in accordance with the first paragraph of Article THIRTEENTH of the Cerrtificate of Incorporation of Issuer, up to 248,308 fully paid and nonassessable shares of the Common Stock of Issuer at the Option Price per share.

   (b) The term Option as used in this Agreement shall mean Option A and Option B considered collectively.

   (c) In the event the Option becomes exerciseable at such time as the terms governing Option B are applicable, Issuer agrees to pay Grantee a breakup fee equal to $3,500,000 (the Breakup Fee) in accordance with Section 2.

   (d) The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

     Section 2. EXERCISE OF OPTION.

   (a) Grantee may exercise the Option (subject to the terms and conditions governing the mutually exclusively exerciseability of each of Option A and Option B set forth in Section 1(a) above), in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Reorganization Agreement by the Grantee pursuant to Section 9.02(a)(2) or Sections 9.02(b), (c) or (d)(2) thereof, or (iii) 15 months after the termination of the Reorganization Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Reorganization Agreement by Grantee pursuant to Section 9.02(a)(2) or Sections 9.02(b), (c) or (d)(2) thereof, and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in material breach of any material covenant or obligation contained in the Reorganization Agreement and, if the Reorganization Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Reorganization Agreement. The events described in clauses (i) (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of Section 9.


     (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

   (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder)
       other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Reorganization Agreement;

  (ii) Any  person  (other than  Grantee or any Grantee  Subsidiary)  shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
       Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

 (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

   (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Reorganization Agreement and such breach (x) would entitle Grantee to terminate the Reorganization Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

    (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

   (vi) any Purchase Event (as defined below).

    (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary;

   (ii) The occurrence of the event described in Section 2(b)(i), except that for purposes of determining whether the event described in Section 2(b)(i) has occurred for purposes of this subsection (ii) the percentage referred to in clauses (x) and (y) of the definition of Acquisition Transaction which is incorporated into said Section 2(b)(i) shall be 25%; or

  (iii) the meeting of NSS shareholders required by Section 4.03 of the Reorganization Agreement shall not have been called by the Board of Directors of Issuer or held or shall have been canceled prior to termination of the Reorganization Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Reorganization the recommendation of Issuer's Board of Directors with respect to the Reorganization Agreement, in each case after an Extension Event.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

     (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Aggregate Option Price (as defined in this Section 2(f) below) for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer;
provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option. Aggregate Option Price means the amount obtained by subtracting (b) from (a) where (a) is the amount obtained by multiplying the number of shares with respect to which the Option is being exercised by the Option Price, and (b) is zero unless Option B is being exercised in whole or in part in which case (b) is the amount of the Breakup Fee (or such portion of the Breakup Fee not in excess of the amount determined in clause (a)). The terms of this Section 2(f) are specifically intended not to provide a discount from the fair market value of Issuers Common Stock on the date the Option is granted and this Agreement signed, but instead to provide for a procedure which (i) aligns Grantees right to receive the Breakup Fee with its right to exercise Option B in those circumstances where exercise of Option A is unavailable, and (ii) offsets the obligation of Grantee to pay the aggregate purchase price provided for in connection with an exercise of Option B with the obligation of Issuer to pay the Breakup Fee and thereby facilitates and assures Granees receipt of the benefits of the Breakup Fee which the parties have mutually agreed Grantee is entitled to on the terms provided for herein.

     (g) At such closing, simultaneously with the delivery of the Aggregate Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

    "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and NSS Bancorp, Inc. ("Issuer") dated as of the 18th day of June, 1998. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

   (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Aggregate Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

     Section 3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights;
(ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (section)18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

     Section 4. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     Section 5. ADJUSTMENT UPON CHANGE OF CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

     (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals, in the case of Option A, 19.9%, and in the case of Option B, 9.99%, of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

     (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

     Section 6. REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a registration statement under the Securities Act relating to a delayed or continuous offering (as contemplated by Rule 415 of the SEC under the Securities
Act) (a shelf registration) covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.


     (b) ADDITIONAL PERSONS WITH REGISTRATION RIGHTS. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.


     (c) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.


     (d) INDEMNIFICATION. In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

     (e) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     Section 7. REPURCHASE AT THE OPTION OF GRANTEE OR OWNER.

     (a) (1) Upon the occurrence of a Repurchase Event (as defined below):

     (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase The Option from Grantee and in connection therewith shall pay to Grantee an amount equal to the sum of
         (y) plus (z)
          where (y) is the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the maximum number of shares for which this Option may then be exercised and (z) is the Breakup Fee, if Option A is not exerciseable, unless the Breakup Fee has already been paid in connection with a prior partial exercise of Option B or is zero, if Option A is exerciseable (such amount equal to the sum of (y) plus (z) is referred to as the "Option Repurchase Price") and

   (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated.

     (2) The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by a third party after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.


     (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.


     (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of

Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of surrendered Option Shares covered by the revocation. For purposes of this Section 7(c), to the extent the Option Repurchase Price includes the Breakup Fee and a partial delivery of the Option Repurchase Price occurs pursuant to this Section 7(c), the partial delivery shall first be allocated as a payment of the Breakup Fee and second as a repurchase of the Option. To the extent such partial delivery is less than the Breakup Fee, Issuers obligation with respect to the balance of the Breakup Fee shall remain in full force and effect hereunder and to the extent the partial delivery is greater than the Breakup Fee, the shares purchaseable pursuant to any new Agreement delivered pursuant to clause (ii)(A) above shall be appropriately adjusted.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any Acquisition Transaction, or (ii) upon the acquisition by any person of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

     Section 8. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE.

     (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

     (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute
Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

     (d) The following terms have the meanings indicated:

     (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
(ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

   (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

   (iii)"Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

     Section 9. EXTENSION OF TIME FOR REGULATORY APPROVALS. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

     Section 10. ISSUER WARRANTIES. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and, subject in the case of Option A to shareholder approval in accordance with Article THIRTEENTH of Issuers Certificate of Incorporation, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and, other than in the case of Option A with respect to shareholder approval in accordance with Article THIRTEENTH of Issuers Certificate of Incorporation, no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     Section 11. ASSIGNMENT OF OPTION BY GRANTEE.

     (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

     (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

     "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and NSS Bancorp, Inc. ("Issuer") dated as of the 18th day of June, 1998. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

     It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

     Section 12. APPLICATION FOR REGULATORY APPROVAL. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

     Section 13. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     Section 14. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     Section 15. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.


     Section 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.


     Section 17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


     Section 18. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.


     Section 19. ENTIRE AGREEMENT; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.


     Section 20. REORGANIZATION AGREEMENT. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

     Section 21. MAJORITY IN INTEREST. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

     Section 22. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     Section 23. NO RIGHTS AS SHAREHOLDER. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

     Section 24. GRANTEE REPRESENTATION. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

     Section 25. COVENANT AGAINST ACTION UNDER CERTIFICATE OF INCORPORATION. The Grantor covenants that it shall not, and by approving this Agreement the Board of Directors of Grantor hereby resolves, represents, warrants and covenants that it shall not, following any exercise of the Option provided for in this Agreement, act under authority of Article THIRTEENTH of Grantors Certificate of Incorporation or otherwise to cause any excess shares, as that term is defined in said Article THIRTEENTH, held beneficially or of record by Summit to be transferred to an independent trustee for sale on the open market or otherwise as permitted by said Article THIRTEENTH, or take any other action or fail to take any other action the effect of which is to impede or interfere with the free exercise of ownership rights of Summit with respect to such Common Stock of Grantor, other than the restrictions specifically required by Article THIRTEENTH with respect to voting rights and any restrictions imposed on all shareholders of NSS generally, and any such action shall be null and void and of no force or effect against Summit and Summit shall be entitled to apply to a court of equity to enforce the covenants made in this Section 25 without the posting of bond which Grantor hereby waives.

     IN WITNESS WHEREOF, each of the parties has caused this NSS Stock Option Agreement between NSS Bancorp, Inc., as Issuer, and Summit Bancorp., as Grantee, to be executed on its behalf by their officers thereunto duly authorized, all as of the 18th day of June, 1998.




                                     Summit Bancorp.

                                     By: /s/ T. Joseph Semrod
                                         -----------------------------
                                         T. Joseph Semrod
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                                     NSS Bancorp, Inc.

                                     By: /s/ Robert T. Judson
                                         ----------------------------
                                         Robert T. Judson
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                     APPENDIX D

           CONNECTICUT GENERAL STATUTES (section)(section)33-855-872
                               DISSENTERS RIGHTS

                                      (A)

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


     SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

   (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

   (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

   (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (7)  "Shareholder"   means  the   record   shareholder   or  the   beneficial
        shareholder.


     SEC. 33-856. RIGHT TO DISSENT.


     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

   (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

   (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

   (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;


   (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
        (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect to redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned dy the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

   (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

     SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     SEES. 33-858 AND 33-859. Reserved for future use.



                                      (B)

                  PROCEDURE FOR EXERCISE OF DISSENTERS RIGHTS

     SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

     SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SEC. 33-862. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

   (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

   (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

   (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

   (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

   (5)  Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

     SEC. 33-863. DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters, notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SEC. 33-864. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b)  The  person  for  whom   dissenters'   rights  are   asserted   as  to
uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


     SEC. 33-865. PAYMENT.

     (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

     SEC. 33-866. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33- 862 and repeat the payment demand procedure.

     SEC. 33-867. AFTER-ACQUIRED SHARES.

     (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

     SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

   (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

   (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

   (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
        (a) of this section within thirty days after the corporation made or offered payment for his shares.

     SECS. 33-869 AND 33-870. Reserved for future use.



                                      (C)

                          JUDICIAL APPRAISAL OF SHARES

     SEC. 33-871. COURT ACTION.

     (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy ofthe petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each  dissenter  made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after- acquired shares for which the corporation elected to withhold payment under section 33-867.

     SEC. 33-872. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (I) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.


     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of Summit Bancorp. provides:

       Section 5. INDEMNIFICATION AND INSURANCE

       (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; PROVIDED, HOWEVER, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and PROVIDED, FURTHER, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

       (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.


       (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


       (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

       (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

       (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey. (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       (h) For purposes of this By-Law:

       (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

       (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

       (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in an consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

       (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

       (5) "expenses" means reasonable costs, disbursements and counsel fees;

       (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

       (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

       (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

       (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

       (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 7 of Summit's Restated Certificate of Incorporation provides that:


   Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

     This Registration Statement includes the following exhibits:




EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
      2       Reorganization  Agreement  dated  June 17,  1998  between  NSS and
              Summit.  (Included  without  exhibits  as  Appendix A to the Proxy
              Statement-Prospectus included in this Registration Statement; with
              Exhibit  A  thereto   included   as   Appendix   C  to  the  Proxy
              Statement-Prospectus  included in this Registration  Statement and
              Exhibits B through E thereto  incorporated by reference to Exhibit
              10(a) to the  Schedule  13D filed by Summit  with  respect  to NSS
              Bancorp, Inc. Common Stock (File No.
              000-22937) dated June 18, 1998).
      3(a)    Restated  Certificate  of  Incorporation  of Summit,  as  restated
              August  8,  1997,   as  amended   through   September   24,   1997
              (incorporated  by  reference  to Exhibit (2)A on Form 10-K for the year ending December 31, 1997).
       (b)    By-Laws   of  Summit  as  amended   through   October   18,   1995
              (incorporated  by  reference  to Exhibit (2)B on Form 10-K for the year ending December 31, 1995).
      4(a)    Rights  Agreement,  dated as of August 16,  1989,  by and  between
              Summit  Bancorp.  (under the former name UJB Financial  Corp.) and
              First   Chicago  Trust  Company  of  New  York,  as  Rights  Agent
              (incorporated  by  reference  to  Exhibit  2 to  the  Registration
              Statement on Form 8-A, filed August 28, 1989).
       (b)    Notice to Rights  Agent  dated  August 20, 1997  (incorporated  by reference to Exhibit  (3)(A)(i) on Form 10-Q for the quarter ended
              September 30, 1997).
      5       Opinion  of  Richard F.  Ober,  Jr.,  Esq. regarding  legality  of securities being issued.
      8       Opinion of Thompson Coburn, regarding tax matters.
     10       NSS Stock  Option  Agreement - included as Appendix C to the Proxy
              Statement-Prospectus included with this Registration Statement.
     23(a)    Consent of KPMG Peat Marwick LLP. (b) Consent of Friedberg Smith &
              Company, P.C.
       (c)    Consent  of  Richard F. Ober, Jr.,  Esq. - included in his opinion filed as Exhibit 5 to this Registration Statement.
       (d)    Consent of Thompson  Coburn - included  in  its  opinion  filed as
              Exhibit 8 to this Registration Statement.
       24(a)  Power  of  Attorney of T. Joseph  Semrod,  Robert G. Cox,  John R.
              Haggerty,  William J. Healy, S.Rodgers  Benjamin, Robert L. Boyle,
              James C. Brady,  Jr., John G. Collins,  T.J.  Dermot Dunphy,  Anne
              Evans Estabrook,  Elinor J. Ferdon,  Thomas  H. Hamilton,  Fred G.
              Harvey,  Francis  J.  Mertz,  George L.  Miles,  Jr.,  William  R.
              Miller,  Raymond  Silverstein,  Joseph  M.  Tabak and  Douglas  G.
              Watson- included on the signature page of original filing.

      24(b)   Power of Attorney of Orin R. Smith.
      99(a)   Form of NSS proxy.
        (b)   Opinion of Sandler O'Neill & Partners, L.P. - Included as Appendix
              B to the Proxy Statement- Prospectus included in this Registration
              Statement.
       (c)    Consent of Sandler O'Neill & Partners, L.P.



     (b) FINANCIAL STATEMENT SCHEDULES.


     All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-62009 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 21st day of September, 1998.



                                          SUMMIT BANCORP.




                                          By:        *

                                             -------------------------------
                                             T. Joseph Semrod
                                             Chairman of the Board of Directors
                           and Chief Executive Officer




PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-62009 HAS BEEN SIGNED BELOW ON THE 21ST DAY
   OF SEPTEMBER, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.





            SIGNATURES                               TITLES
            ----------                               ------
              *                       Chairman of the Board
-------------------------------       of Directors (Chief Executive Officer)
      T. Joseph Semrod

               *                      President and Director
-------------------------------
         Robert G. Cox

              *                       Senior Executive Vice
-------------------------------       President-Finance
      John R. Haggerty                (Principal Financial Officer)

              *                       Executive Vice President
-------------------------------       and Comptroller
       William J. Healy               (Principal Accounting Officer)

              *                       Director
-------------------------------
     S. Rodgers Benjamin

              *                       Director
-------------------------------
        Robert L. Boyle

              *                       Director
-------------------------------
      James C. Brady, Jr.

              *                       Director
-------------------------------
      John G. Collins

              *                       Director
-------------------------------
    T.J. Dermot Dunphy

            SIGNATURES                               TITLES
            ----------                               ------
              *                       Director
-------------------------------
     Anne Evans Estabrook

              *                       Director
-------------------------------
      Elinor J. Ferdon

              *                       Director
-------------------------------
     Thomas H. Hamilton

              *                       Director
-------------------------------
       Fred G. Harvey

              *                       Director
-------------------------------
       Francis J. Mertz

              *                       Director
-------------------------------
     George L. Miles, Jr.

              *                       Director
-------------------------------
      William R. Miller

              *                       Director
-------------------------------
     Raymond Silverstein

             *                        Director
-------------------------------
       Orin R. Smith

             *                        Director
-------------------------------
      Joseph M. Tabak

             *                        Director
-------------------------------
      Douglas G.  Watson



* Richard F. Ober, Jr., by signing his name hereto does sign this document on behalf of each of the persons indicated above pursuant to the powers of attorney executed by such person, filed with the Securities and Exchange Commission.

        /s/ Richard F. Ober, Jr.
-------------------------------
          Richard F. Ober, Jr.

EXHIBIT NO.                            EXHIBIT INDEX
-----------                            -------------
      2       Reorganization  Agreement  dated  June 17,  1998  between  NSS and
              Summit.  (Included  without  exhibits  as  Appendix A to the Proxy
              Statement-Prospectus included in this Registration Statement; with
              Exhibit  A  thereto   included   as   Appendix   C  to  the  Proxy
              Statement-Prospectus  included in this Registration  Statement and
              Exhibits B through E thereto  incorporated by reference to Exhibit
              10(a) to the  Schedule  13D filed by Summit  with  respect  to NSS
              Bancorp, Inc. Common Stock (File No.
              000-22937) dated June 18, 1998).
      3(a)    Restated  Certificate  of  Incorporation  of Summit,  as  restated
              August  8,  1997,   as  amended   through   September   24,   1997
              (incorporated  by  reference  to Exhibit (2)A on Form 10-K for the year ending December 31, 1997).
       (b)    By-Laws   of  Summit  as  amended   through   October   18,   1995
              (incorporated  by  reference  to Exhibit (2)B on Form 10-K for the year ending December 31, 1995).
      4(a)    Rights  Agreement,  dated as of August 16,  1989,  by and  between
              Summit  Bancorp.  (under the former name UJB Financial  Corp.) and
              First   Chicago  Trust  Company  of  New  York,  as  Rights  Agent
              (incorporated  by  reference  to  Exhibit  2 to  the  Registration
              Statement on Form 8-A, filed August 28, 1989).
       (b)    Notice to Rights  Agent  dated  August 20, 1997  (incorporated  by reference to Exhibit  (3)(A)(i) on Form 10-Q for the quarter ended
              September 30, 1997).
      5       Opinion  of  Richard F.  Ober,  Jr.,  Esq. regarding  legality  of securities being issued.
      8       Opinion of Thompson Coburn, regarding tax matters.
     10       NSS Stock  Option  Agreement - included as Appendix C to the Proxy
              Statement-Prospectus included with this Registration Statement.
     23(a)    Consent of KPMG Peat Marwick LLP. (b) Consent of Friedberg Smith &
              Company, P.C.
       (c)    Consent  of  Richard F. Ober, Jr.,  Esq. - included in his opinion filed as Exhibit 5 to this Registration Statement.
       (d)    Consent of Thompson  Coburn - included  in  its  opinion  filed as
              Exhibit 8 to this Registration Statement.
       24(a)  Power  of  Attorney of T. Joseph  Semrod,  Robert G. Cox,  John R.
              Haggerty,  William J. Healy, S.Rodgers  Benjamin, Robert L. Boyle,
              James C. Brady,  Jr., John G. Collins,  T.J.  Dermot Dunphy,  Anne
              Evans Estabrook,  Elinor J. Ferdon,  Thomas  H. Hamilton,  Fred G.
              Harvey,  Francis  J.  Mertz,  George L.  Miles,  Jr.,  William  R.
              Miller,  Raymond  Silverstein,  Joseph  M.  Tabak and  Douglas  G.
              Watson- included on the signature page of original filing.

      24(b)   Power of Attorney of Orin R. Smith.
      99(a)   Form of NSS proxy.
        (b)   Opinion of Sandler O'Neill & Partners, L.P. - Included as Appendix
              B to the Proxy Statement- Prospectus included in this Registration
              Statement.
       (c)    Consent of Sandler O'Neill & Partners, L.P.